UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant     ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIGHTYEAR NETWORK SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LIGHTYEAR NETWORK SOLUTIONS, inc.

1901 Eastpoint Parkway

Louisville, Kentucky 40223

(800) 890-7373

June [__], 2013

To Our Stockholders:

You are cordially invited to attend a Special Meeting of the stockholders of Lightyear Network Solutions, Inc. which will be held on July [__], 2013 at [__] [a.m./p.m.] local time, at our offices at 1901 Eastpoint Parkway, Louisville, Kentucky.

The principal business matters to be considered at the Special Meeting will be (1) a proposal to approve the sale of substantially all of the operating assets of the Company (excluding the Company’s cash), as contemplated in the Asset Purchase Agreement executed May 13, 2013, effective May 10, 2013 by and among the Company and Birch Communications, Inc. (the “Asset Sale”); (2) a non-binding advisory proposal regarding certain executive compensation that is payable as a result of the Asset Sale; (3) a proposal to approve an amendment to the Company’s Articles of Incorporation to change its corporate name to “LYNS INC.”, contingent on and effective upon the consummation of the Asset Sale; (4) a proposal to approve the liquidation and dissolution of the Company upon the completion of the Asset Sale; (5) a proposal to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale, if there are insufficient votes to approve the Asset Sale; and (6) the transaction of any such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

Details of the proposals are set forth in the enclosed proxy statement, which you are urged to read carefully. The Board of Directors believes that the proposals are in the best interests of the Company and its stockholders.  In arriving at its decision to recommend the proposals, the Board of Directors carefully reviewed and considered the terms and conditions of the proposals and the factors described in the enclosed proxy statement.

The Board of Directors has approved each of the proposals and recommends that the holders of common stock vote FOR the approval of each of the proposals.

The Company has fixed June 12, 2013 as the record date for the Special Meeting. Only stockholders of record at the close of business on that date will receive notice of and be entitled to vote at the Special Meeting.

Please take the time to read carefully the proposals for stockholder action described in the accompanying proxy materials. Whether or not you attend the special meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed Proxy Card. If you decide to attend the Special Meeting and vote in person, you will of course have that opportunity.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in and support of Lightyear Network Solutions, Inc.

Sincerely,

Stephen M. Lochmueller

Chief Executive Officer

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LIGHTYEAR NETWORK SOLUTIONS, INC.

1901 Eastpoint Parkway

Louisville, Kentucky 40223

(800) 890-7373

Notice of Special Meeting of the Stockholders

to be held at [__] [A.M./p.m.] local time on July [__], 2013

To the Stockholders of Lightyear Network Solutions, Inc.:

Notice is hereby given that a special meeting of the holders of shares of common stock of Lightyear Network Solutions, Inc., a Nevada corporation (“LNSI”, or the “Company”), will be held at the Company’s offices at 1901 Eastpoint Parkway in Louisville, Kentucky for the following purposes:

1.	To approve the sale by the Company of substantially all of the operating assets of the Company, as contemplated in the Asset Purchase Agreement by and among the Company and Birch Communications, Inc. (“Birch”), executed May 13, 2013, effective May 10, 2013. We refer to this proposal as the “Asset Sale Proposal.”

2.	To conduct a non-binding advisory vote approving certain executive compensation payable as a result of the Asset Sale, as described in the accompanying proxy statement. We refer to this proposal as the “Advisory Vote on Change of Control Compensation.”

3.	To approve an amendment to our Articles of Incorporation to changes our corporate name to “LYNS INC.”, contingent on and effective upon the consummation of the Asset Sale. We refer to this proposal as the “Change of Corporate Name Proposal.”

4.	To approve the Plan of Dissolution. We refer to this proposal as the “Plan of Dissolution Proposal.”

5.	To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Asset Sale Proposal. We refer to this proposal as the “Proposal to Adjourn or Postpone the Special Meeting.”

6.	To transact such other business as may be properly brought before the special meeting or any adjournment or postponement thereof.

The Company has fixed June 12, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. Only holders of record of the Company’s common stock at the close of business on June 12, 2013 are entitled to notice of and to vote at this meeting.

The accompanying proxy statement, dated June [__], 2013 and proxy card for the special meeting are first being mailed to our stockholders on or about June [__], 2013. Our board of directors has approved the Asset Purchase Agreement and recommends that you vote “FOR” the approval of the Asset Sale Proposal and “FOR” the related proposals. Your vote is very important. Please vote your shares by proxy whether or not you plan to attend the special meeting.

Sincerely,

John J. Greive

Secretary

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YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Special Meeting, please sign, date, and return the enclosed proxy card in the reply envelope provided as promptly as possible in order to ensure your representation at the Special Meeting. Giving your proxy now will not affect your right to vote in person if you attend the Special Meeting.

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TABLE OF CONTENTS

To Our Stockholders:	2

Notice of Special Meeting of the Stockholders	3

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS	8

The Special Meeting	8

The Asset Sale	8

The Advisory Vote on Change of Control Compensation	9

The Change of Corporate Name Proposal	10

The Plan of Dissolution	10

The Proposal to Adjourn or Postpone the Special Meeting	11

Other Commonly Asked Questions	11

SUMMARY TERM SHEET	12

The Parties to the Transaction	12

The Asset Purchase Agreement	13

Expected Consummation of Asset Sale	15

Board Approval; Fairness Opinion	15

Dissenters’ Right of Appraisal	16

Anticipated Accounting Treatment	16

Material U.S. Federal Income Tax Consequences of the Transaction	16

Effects of the Transaction	16

Transaction and Agreements Related to the Asset Purchase Agreement	16

Plan of Dissolution	18

Recommendation of our Board of Directors	18

Reasons for the Transaction	18

THE SPECIAL MEETING	19

Meeting, Place and Time	19

Purposes of the Meeting	19

Record Date and Shares Entitled to Vote	19

Proxy Solicitation	19

Quorum and Votes Required	19

Voting of Proxies	20

Revocability of Proxies	21

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	21

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RISK FACTORS	22

PROPOSAL #1: THE ASSET SALE PROPOSAL	24

Parties to the Transaction	24

Background of the Transaction	24

Past Contracts, Transactions or Negotiations	30

Transactions and Agreements Related to the Asset Purchase Agreement	30

Governmental and Regulatory Approvals	31

Fairness of the Transaction	31

Effects of the Transaction	40

Dissenters’ Right of Appraisal	41

Interests of Certain Parties in the Matters to be Acted Upon	42

Anticipated Accounting Treatment	43

Material U.S. Federal Income Tax Consequences of the Transaction	43

Expected Consummation of the Asset Sale	43

Reasons and Recommendation	44

THE ASSET PURCHASE AGREEMENT	46

General	46

Assets to be Sold and Liabilities to be Assumed by Buyer	46

Assets and Liabilities to be Retained by the Company	46

Closing	46

Purchase Price	46

Escrow	46

Regulatory Filings	47

Representations and Warranties	47

Non Solicitation	47

Conduct of Business Prior to the Closing Date	47

Solicitation of Other Offers; Exclusivity	47

The Company Board Recommendation	48

Access to Information	48

Preparation of the Proxy Statement	49

Employees and Employee Benefits	49

Additional Covenants	49

Conditions to Closing	49

Termination	50

Termination Fee	50

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Indemnification	51

Succession and Assignment	51

Amendments and Waivers	51

Governing Law	51

PROPOSAL #2: ADVISORY VOTE ON CHANGE OF CONTROL COMPENSATION	52

PROPOSAL #3: CHANGE OF CORPORATE NAME PROPOSAL	53

PROPOSAL #4: PLAN OF DISSOLUTION PROPOSAL	54

Reasons for the Dissolution Proposal	54

Summary of Plan of Dissolution	54

Cessation of Business Activities	55

Deregistration	55

Distributions to Stockholders	55

Government Approvals	55

Absence of Appraisal Rights	56

Tax Consequences	56

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	57

PROPOSAL #5: PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING	59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	60

Pledged Securities	61

STOCKHOLDERS WHO SHARE AN ADDRESS	61

FINANCIAL INFORMATION	61

FUTURE STOCKHOLDER PROPOSALS	62

WHERE YOU CAN FIND MORE INFORMATION	62

ANNEX A – The Asset Purchase Agreement	A-1

ANNEX B – Voting Agreement	B-1

ANNEX C – Fairness Opinion	C-1

ANNEX D – Plan of Dissolution	D-1

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

The following questions and answers address briefly some questions regarding the proposals and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Lightyear Network Solutions, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the other documents we refer to in this proxy statement.

The Special Meeting

Q.	What matters will we vote on at the Special Meeting?

A.	We are asking that you approve: (1) the sale of substantially all of the assets of the Company pursuant to the terms and conditions of the Asset Purchase Agreement (the “APA”) that we have entered into with Birch Communications, Inc. (the “Asset Sale”); (2) a non-binding advisory proposal regarding certain executive compensation that is payable as a result of the Asset Sale; (3) a proposal to approve an amendment to the Company’s Articles of Incorporation to change its corporate name to “LYNS INC.”, contingent on and effective upon the consummation of the Asset Sale (the “Articles Amendment”); (4) a plan of dissolution of the Company effective upon the closing of the Asset Sale (the "Plan of Dissolution"); and (5) a proposal to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale, if there are insufficient votes to approve the Asset Sale.

Q.	Who may vote at the Special Meeting?

A.	Only holders of common stock as of the close of business on the record date are entitled to notice of and to vote at the Special Meeting. As of the record date, there were 22,086,641 shares of the Company’s common stock outstanding, each of which is entitled to one vote on each matter to be voted upon. Stockholders may vote in person or by proxy.

Q.	What do I need to do now?

A.	After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible. You may vote your shares by signing, dating and returning the enclosed proxy card, or follow the directions on the proxy card to vote your shares over the Internet or by telephone. You may also vote in person at the Special Meeting.

Q.	What if I do not vote?

A.	If you fail to vote by proxy and fail to vote in person, it will have the same effect as a vote against the Asset Sale, the Articles Amendment and the Plan of Dissolution. If you return a properly signed proxy card, but do not indicate how you want to vote, your proxy will be counted as a vote FOR approval of each of the proposals.

The Asset Sale

Q.	What is the proposed transaction?

A.	Pursuant to the terms and conditions of the APA, we agreed, subject to the approval of our stockholders, to sell substantially all of the operating assets of the Company, excluding the Company's cash (the "Asset Sale"). We include the full text of the APA in ANNEX A to this proxy statement.

Q.	What is the purchase price of the Asset Sale?

A.	The base purchase price for the Asset Sale is $22 million, (i) minus an amount equal to the amount by which $15.9 million exceeds Total Actual Revenue (as defined in the APA) for the three calendar months of March, April and May 2013, divided by $15.9 million and multiplied by $22 million; (ii) minus the amount by which $5,842,365 exceeds current and 30-day accounts receivable as of May 31, 2013; (iii) minus the amount of customer prepayments as of the closing date, and (iv) plus the amount of prepaid expenses as of the closing date.

Q.	Is there an escrow?

A.	Yes. At closing, $2.2 million of the purchase price will be deposited into an escrow account pursuant to the terms of the APA and will be subject to an escrow agreement that we will enter into with Birch Communications, Inc. at closing. The administration of the escrow and releases of the escrow amounts are summarized on page 16.

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Q.	When do you expect to complete the Asset Sale?

A.	We are working toward completing the Asset Sale as quickly as possible. We expect to close the Asset Sale on or before September 30, 2013. We cannot complete the Asset Sale until we satisfy a number of conditions, which include approval of the Asset Sale by our stockholders at the Special Meeting, and approvals required for the Asset Sale from the Federal Communications Commission and other regulatory authorities.

Q.	What will happen to LNSI after the Asset Sale?

A.	If we complete the Asset Sale and our stockholders approve the Plan of Dissolution, we will cease to do business and will not engage in any business activities except for the purpose of liquidating our remaining assets, paying any debts and obligations, distributing the remaining assets to stockholders, and doing other acts required to liquidate and wind up our business and affairs.

Q.	What will happen if we do not complete the Asset Sale by September 30, 2013?

A.	If the Asset Sale is not completed by September 30, 2013, the APA may be terminated by either LNSI or Birch.

Q.	If we complete the Asset Sale, what will LNSI receive at closing?

A.	We expect to receive approximately $22 million in cash at the closing of the Asset Sale, subject to the adjustments described above, less the escrow amount of $2.2 million.
From the Asset Sale proceeds we receive at closing, we expect to repay all of our indebtedness to related parties and to Company lenders, to pay other Company liabilities, and to pay other costs and expenses of the transaction.

Q.	When will the escrow deposit be released?

A.	The deposit of $2.2 million will be held in an escrow account and distributed in accordance with the terms of an escrow agreement. On December 15, 2013, any remaining balance of the escrow account (net of all amounts necessary to satisfy any pending claims made in accordance with the terms of the escrow agreement) will be released from the escrow account and paid to LNSI.

Q.	Why is the board of directors recommending the Asset Sale?

A.	Our Board has determined that the Asset Sale is advisable, fair to and in the best interests of our Company and our stockholders, in light of the financial exigencies facing the Company. Accordingly, the Board has approved the APA and recommends that you vote FOR the approval of the Asset Sale at the Special Meeting. To review additional details about the board's reasons for recommending the Asset Sale, see the section entitled "Proposal 1: The Asset Sale Proposal – Reasons and Recommendations” on page 45.

Q.	Will I have dissenters' rights relating to the Asset Sale?

A.	No. Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the approval of the Asset Sale. The appraisal rights provisions of Section 78.3793 of the Nevada Revised Statutes are not applicable to the matters disclosed in this proxy statement. Accordingly, there are no stockholder appraisal rights in connection with any of the matters discussed in this proxy statement.

Q.	What is the required vote to approve the Asset Sale?

A.	In order to approve the Asset Sale, stockholders holding a majority of our outstanding common stock on the record date must vote in favor of the Asset Sale. With 22,086,641 shares of the Company’s common stock outstanding, this means 11,043,321 shares must be voted in favor of the Asset Sale.

The Advisory Vote on Change of Control Compensation

Q.	Why am I being asked to vote on the Advisory Vote on Change of Control Compensation?

A.	This proposal is required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).

Q.	What is the vote required to approve the Advisory Vote on Change of Control Compensation?

A.	Although the Advisory Vote on Change of Control Compensation is made on an advisory basis, it will be approved if the number of shares voted in favor of the proposal is greater than the number of shares voted against the proposal.

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Q.	What happens if the Advisory Vote on Change of Control Compensation is not so approved?

A.	While our Board intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

The Change of Corporate Name Proposal

Q.	Why am I being asked to vote on the Change of Corporate Name Proposal?

A.	Under the APA, we are required to change the name of our Company. Changing our name necessitates the amendment of our Articles of Incorporation. Nevada law requires stockholder approval to amend our Articles of Incorporation.

Q.	What is the vote required to approve the Change of Corporate Name Proposal?

A.	The Change of Corporate Name Proposal will be approved by the affirmative vote of stockholders holding shares of Company common stock entitling them to exercise at least a majority of the voting power as of the Record Date. If you abstain from voting, either in person or by proxy, or you do not instruct your broker or other nominee how to vote your shares, the resulting abstention or broker non-vote will have the same effect as a vote against the proposal.

The Plan of Dissolution

Q.	What is the proposed Plan of Dissolution?

A.	If the stockholders approve the liquidation and dissolution of the Company pursuant to the Plan of Dissolution and we close on the Asset Sale, we will cease to do business and will not engage in any business activities except for the purpose of liquidating our remaining assets, paying any debts and obligations, distributing any remaining assets to stockholders, and doing other acts required to liquidate and wind up our business and affairs. We will pay or make provision for payment of our known or reasonably ascertainable liabilities that have been incurred or are expected to be incurred prior to dissolution. After that, we will distribute the remaining assets, if any, to our stockholders in proportion to their stockholder interest.

Q.	What are the reasons for the dissolution?

A.	The Company has substantial liabilities that are expected to be repaid from the proceeds of the Asset Sale. We believe that our stockholders would achieve a greater return on their investment if we distributed our remaining assets, if any, rather than having the Company seek to raise new capital and acquire or operate another business. In light of this, the Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to liquidate and dissolve the Company following consummation of the Asset Sale, wind up and terminate the business of the Company, and distribute its remaining assets, if any, in accordance with the terms of the Plan of Dissolution.

Q.	What will I receive pursuant to the Plan of Dissolution?

A.	Under the Plan of Dissolution, if assets remain following the liquidation and winding up of the Company, we will make one or more liquidating distributions to the stockholders, representing the net proceeds of the liquidation. The amount of the liquidating distributions will depend on the final amount received from the Asset Sale and the escrow account, the amount received from the sale of any other assets remaining after the Asset Sale, the amount of our liabilities, and the expenses associated with the Asset Sale and liquidation and winding up of the Company. We expect the Asset Sale to result in gross cash consideration to us of approximately $22 million as of the date of closing, less the $2.2 million escrow deposit. Gross cash consideration will be reduced by (i) our expected debt payoff to LNSI lenders of approximately $9.9 million; (ii) payment of other liabilities estimated to be approximately $6.7 million; and (iii) payment of costs and expenses we incur in connection with the Asset Sale and the liquidation and winding up of the Company. These costs and payments will reduce the cash available to distribute to stockholders, if any, under the Plan of Dissolution.

Q.	When will the dissolution and winding up of the Company be completed?

A.	The dissolution and winding up of the Company pursuant to the Plan of Dissolution will be completed as soon as practicable. We anticipate completing the dissolution and winding up of the Company to occur within six months after the closing of the Asset Sale.

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Q.	Will I have dissenters' rights relating to the dissolution?

A.	No. Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with Plan of Dissolution. The appraisal rights provisions of Section 78.3793 of the Nevada Revised Statutes are not applicable to the matters disclosed in this proxy statement. Accordingly, there are no stockholder appraisal rights in connection with any of the matters discussed in this proxy statement.

Q.	Is the dissolution contingent upon the Asset Sale?

A.	Yes, the dissolution of the Company is contingent upon the Asset Sale. If stockholders do not approve the Asset Sale, we will not count the votes relating to the dissolution, the dissolution of the Company will not be approved and the Plan of Dissolution will not be effective or implemented. Likewise, if the Asset Sale Proposal is approved by stockholders, but the Asset Sale does not close, the dissolution pursuant to the Plan of Dissolution will not become effective or be implemented.

Q.	What is the required vote to approve the Plan of Dissolution?

A.	Like the Asset Sale, in order to liquidate and dissolve the Company, stockholders holding a majority of our outstanding common stock on the record date must vote in favor of the Plan of Dissolution. With 22,086,641 shares of the Company’s common stock outstanding, this means 11,043,321 shares must be voted in favor of the Plan of Dissolution. The Plan of Dissolution is contingent upon approval of the Asset Sale. In order to approve and adopt the Plan of Dissolution, we are asking that you first approve the sale of substantially all of the assets of the Company pursuant to the terms and conditions of the APA that we have entered into with Birch Communications, Inc. If stockholders do not approve the Asset Sale, we will not count the votes relating to the liquidation and dissolution, the Company will not be liquidated and dissolved and the Plan of Dissolution will not be effective or implemented.

The Proposal to Adjourn or Postpone the Special Meeting

Q.	Why am I being asked to vote on the Proposal to Adjourn or Postpone the Special Meeting?

A.	The U.S. Securities and Exchange Commission (the “SEC”) requires that companies give its stockholders the ability to specifically vote on any adjournment proposal.

Q.	What is the vote required to approve the Proposal to Adjourn or Postpone the Special Meeting?

A.	If a quorum is present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if the number of shares voted in favor of the proposal is greater than the number of shares voted against the proposal.

Other Commonly Asked Questions

Q.	What are the federal income tax consequences of the Asset Sale?

A.	The Asset Sale will be treated as a taxable sale of assets by the Company and will give rise to net taxable gain recognition in various jurisdictions, including the United States. The Company anticipates the gain recognized for United States federal income tax purposes will be offset entirely with net operating losses.

Q.	Where can I find more information about Lightyear Network Solutions, Inc., and Birch Communications, Inc.?

A.	Lightyear Network Solutions, Inc. files periodic reports and other information with the SEC. This information is available at the SEC's public reference facilities, and at the internet website maintained by the SEC at www.sec.gov. For a more detailed description of the information available, please see the sections entitled "Financial Information" and "Where You Can Find More Information" at the end of this proxy statement.

Birch Communications, Inc. does not file reports with the SEC, but additional information about Birch is set forth under "Proposal 1: The Asset Sale Proposal" on page 24.

Q.	Who can help answer my questions?

A.	If you have questions about the Special Meeting or the Asset Sale after reading this proxy statement, you should contact Stephen M. Lochmueller at Lightyear Network Solutions, Inc., 1901 Eastpoint Parkway, Louisville, Kentucky 40223, telephone (800) 890-7373 ext. 1124, and email ProxyQuestions@lightyear.net.

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LIGHTYEAR NETWORK SOLUTIONS, inc.

1901 Eastpoint Parkway

Louisville, KY 40223

(800) 890-7373

Proxy Statement

for the Special Meeting of the Stockholders

to be held on July [__], 2013

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lightyear Network Solutions, Inc. for use at the Special Meeting of the Stockholders to be held at [__] [a.m./p.m.] local time on July [__], 2013 at the Company’s offices at 1901 Eastpoint Parkway, Louisville, Kentucky, and at any adjournment thereof (the “Special Meeting ”), for the purpose of considering and voting on (1) a proposal (the “Asset Sale Proposal”) to approve the sale of substantially all of the operating assets of the Company (excluding the Company’s cash), as contemplated in the Asset Purchase Agreement (the “APA”) executed May 13, 2013, effective May 10, 2013, by and among the Company and Birch Communications, Inc. (the “Asset Sale”); (2) a non-binding advisory vote (the “Advisory Vote on Change of Control Compensation”) regarding certain executive compensation that is payable as a result of the Asset Sale; (3) a proposal (the “Change of Corporate Name Proposal”) to approve an amendment to the Company’s Articles of Incorporation to change its corporate name to “LYNS INC.”, contingent on and effective upon the consummation of the Asset Sale; (4) a proposal (the “Plan of Dissolution Proposal”) to approve the liquidation and dissolution of the Company upon the consummation of the Asset Sale; (5) a proposal (the “Proposal to Adjourn or Postpone the Special Meeting”) to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of Asset Sale Proposal, if there are insufficient votes to approve the Asset Sale Proposal; and (6) the transaction of any such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

This proxy statement, the Notice of Meeting, and the enclosed form of proxy are expected to be mailed to stockholders on or about June [__], 2013.

SUMMARY TERM SHEET

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. We sometimes make reference to Lightyear Network Solutions, Inc. and its subsidiaries collectively in this proxy statement by using the terms “Lightyear,” “the Company,” “we,” “our” or “us.” Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Parties to the Transaction

We are including the below key for the convenience of stockholders to assist them in their understanding of the parties to the transaction.

Party	Referred to as:	Relationship

Birch Communications, Inc.	“Birch”	Birch is a private telecommunications company that was founded in 1996 and is the buyer of the assets. Birch provides managed communications and information technology services to a target market of small and medium-sized businesses within 46 states across the U.S. Birch’s website is “www.birch.com”.

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Lightyear Network Solutions, Inc.	Collectively with its subsidiaries, the “Company” or “Lightyear” or individually as “LNSI”	The Company is the Registrant, a public telecommunications company, and the seller of the assets. The Company’s sole business is to hold equity in Lightyear Network Solutions, LLC, and SE Acquisitions, LLC d/b/a Lightyear Network Solutions of Kentucky. Lightyear’s website is “www.lightyear.net”.

Lightyear Network Solutions, LLC	"Lightyear LLC”	Lightyear, LLC is the original operating subsidiary of the Company, (formerly a wholly-owned subsidiary of LY Holdings, LLC) and has conducted a telecommunications business in substantially its present form since 2004.

SE Acquisitions, LLC d/b/a Lightyear Network Solutions of Kentucky	“ Lightyear-KY ”	The Company's wholly-owned subsidiary, organized on June 22, 2010. On October 1, 2010, Lightyear-KY purchased the business assets of Southeast Telephone, Inc. (“SETEL”), a Kentucky corporation, from SETEL’s bankruptcy estate.

Lightyear’s principal executive offices are located at 1901 Eastpoint Parkway, Louisville, Kentucky 40223 and the telephone number is (800) 890-7373, ext. 1124.

Birch’s principal executive offices are located at 4885 Riverside Drive, Suite 304, Macon, Georgia 31210 and the telephone number is (888) 275-0777.

The Asset Purchase Agreement – page 46 and ANNEX A

On May 13, 2013, effective May 10, 2013, we entered into an APA with Birch Communications, Inc. pursuant to which we have agreed, subject to specified terms and conditions, to sell substantially all of the operating assets of the Company (the “Asset Sale”).

A copy of the APA is attached as ANNEX A to this proxy statement. You should read the APA in its entirety because it, and not this proxy statement, is the legal document that governs the proposed transaction. Following is a summary of the principal terms of the APA.

Purchase Price – page 46

The consideration for the Asset Sale is $22 million, subject to certain adjustments which are more specifically described in the APA and elsewhere in this Proxy Statement. At closing, $2.2 million of the purchase price will be placed in escrow, pursuant to an escrow agreement between LNSI, Birch and the escrow agent (the “Escrow Agreement”). The balance of escrow funds which are not the subject of any claims or any objections or disputes will be released to the Company on December 15, 2013.

Maintenance of Subscriber Accounts, Carrier Access Billings (“CABS”) accounts, and Network Assets– page 47

In connection with the APA, we have agreed to continue to operate the telecommunications business in the ordinary course of business through the closing date, and to not sell, lease, license, transfer, swap or subject to any encumbrance, any of the assets to be sold under the APA.

Access of Books and Records and Migration of Data– page 48

All records and other data that is reasonably related to the assets to be sold under the APA will be made available to Birch during normal business hours and we have agreed to cooperate with Birch to migrate all data related to the sold assets into Birch’s systems.

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Regulatory Authorizations – page 48

We have agreed to use our reasonable best efforts to obtain any regulatory approvals required for the Asset Sale from the Federal Communications Commission and any other commission having regulatory authority over the subscriber accounts and CABS accounts.

Notification of Customers – page 49

LNSI and Birch will issue a joint letter to all of LNSI’s customers affected by the Asset Sale, prior to closing or as otherwise required.

Lightyear Stockholder Approval– page 46

The Asset Sale may constitute a sale of substantially all of our assets for the purposes of Nevada law, which governs our corporate matters.  Accordingly, the Asset Sale is being submitted to stockholders for approval pursuant to §78.565 of the Nevada Revised Statutes, which provides that the Asset Sale must be authorized by the affirmative vote of a majority of our stockholders.

Solicitation – page 47

LNSI and its subsidiaries have agreed not to solicit any of Birch’s customers, including those associated with the sold subscriber Accounts or CABS accounts, for one year following the closing date.

Redesignation Charges – page 49

LNSI will take all actions, and pay all vendor costs necessary to redesignate any contracts related to the assets acquired by Birch under the APA, to Birch.

Employees – page 49

Birch has the right, but not the obligation to hire any support personnel supporting assets acquired by Birch under the APA.

Access to Premises – page 49

Birch has full and unrestricted access to assets acquired by Birch under the APA, which currently exist at locations not assumed to Birch, to allow for the removal by Birch of such assets, for 90 days from the Closing Date, but no later than December 15, 2013.

Use of Lightyear Name– page 49

Immediately following the closing, the Company will cease marketing any business activity under the names “Lightyear Network Solutions, Inc.,” “Lightyear Network Solutions, LLC,” “SE Acquisitions, LLC d/b/a Lightyear Network Solutions of Kentucky” and “Southeast Telephone” (the “Acquired Names”). Further, the Company and its subsidiaries have agreed that within 9 months of the Closing Date, they will have changed their legal name and completely ceased use of the Acquired Names.

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Termination – page 50

The Company or Birch may terminate the APA if (i) the Asset Sale is not consummated by September 30, 2013; (ii) stockholder approval is not obtained; (iii) the consummation of the Asset Sale is prohibited by any governmental authority, or (iv) by mutual consent of the Company or Birch. Further, the Company may terminate the agreement upon (i) any material breach of the APA by Birch; or (ii) if the Company receives a superior, unsolicited acquisition proposal and upon payment to Birch of a break-up fee in the amount of $500,000. Likewise, Birch may terminate the agreement upon (i) any material breach of the APA by the Company; or (ii) Birch’s payment to the Company of a break-up fee in the amount of $500,000.

Use of Proceeds– page 41

Management expects to use the cash proceeds from the Asset Sale to (i) pay off debt and accrued interest due to related parties and other lenders; (ii) satisfy other liability obligations; (iii) pay severance; (iv) pay other transaction, closing, liquidation and wind-up costs. All remaining cash, if any, will be distributed to stockholders.

Solicitation of Other Offers; Exclusivity – page 47

  Upon executing the APA, we are required to end discussions with other parties with respect to other acquisition proposals. We also cannot, and we are required to cause our representatives not to, directly or indirectly, initiate, solicit, or knowingly encourage any inquiries regarding, any acquisition proposal or otherwise negotiate or provide non-public information regarding the business to be sold in connection with an acquisition proposal, including as part of a sale of the Company. Notwithstanding the foregoing, if our board of directors determines in good faith that an unsolicited acquisition proposal constitutes or is reasonably likely to lead to a superior proposal, we may participate in negotiations regarding the acquisition proposal, provided that we provide Birch with a copy of the superior proposal within 24 hours, and keep Birch reasonably informed of the current status of such negotiations. If we chose to terminate the APA to pursue a superior acquisition proposal, we would be required to pay a break-up fee to Birch in the amount of $500,000.

Conditions to Closing – page 49

  The consummation of the Asset Sale is subject to the satisfaction or waiver of certain conditions on or prior to the closing. Such conditions include, in addition to customary closing conditions, approval of the Asset Sale by our stockholders at the Special Meeting, and the receipt of approvals required for the Asset Sale from the Federal Communications Commission and any other regulatory authorities.

Expected Consummation of Asset Sale – page 43

  We expect to consummate the Asset Sale as soon as practicable after all of the closing conditions in the APA, including approval of the Asset Sale Proposal by our stockholders, have been satisfied or waived. Subject to the satisfaction or waiver of these conditions, we expect the Asset Sale to close on or before September 30, 2013. However, there can be no assurance that the Asset Sale will be consummated at all or, if consummated, when it will be consummated.

Board Approval; Fairness Opinion – pages 31, 44 and 45

The Board established a special committee (the “Special Committee”) to evaluate the APA, and to make a recommendation to the Board, with respect to the Asset Sale. The Special Committee engaged Burnham Securities (“Burnham”) to provide its opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company pursuant to the APA. On May 9, 2013, Burnham delivered an opinion to the Special Committee and the Board that, subject to the limitations set forth in its opinion, the consideration to be received by the Company in connection with the APA is fair, from a financial point of view, to the Company.

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Dissenters’ Right of Appraisal – page 41

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the approval of the Asset Sale. The appraisal rights provisions of Section 78.3793 of the Nevada Revised Statutes are not applicable to the matters disclosed in this proxy statement. Accordingly, there are no stockholder appraisal rights in connection with any of the matters discussed in this proxy statement.

Anticipated Accounting Treatment – page 43

Following the consummation of the Asset Sale, we will derecognize the sold assets from our consolidated balance sheet and will record a gain on the sale equal to the difference between the aggregate consideration received and the Company’s book value of net assets sold.

Material U.S. Federal Income Tax Consequences of the Transaction – page 43

The Asset Sale will be treated as a taxable sale of assets by the Company and will give rise to net taxable gain recognition in various jurisdictions, including the United States. The Company anticipates the gain recognized for United States federal income tax purposes will be offset entirely with net operating losses.

Effects of the Transaction – page 40

Upon consummation of the Asset Sale, the Company will have no business operations. However, the Company will need to continue its corporate existence until the escrowed portion of the purchase price is released and the liquidation of the Company is completed. Upon approval of the Asset Sale Proposal at the Special Meeting, in order to reduce costs and maximize the assets available to our common stockholders, the Company intends to terminate the registration of its common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The Company’s duty to file periodic reports with the SEC, such as quarterly and annual reports, will be suspended once the appropriate form is filed with the SEC, since the Company already has fewer than 300 stockholders of record. Deregistration does not require stockholder approval and will not be voted on at the Special Meeting of the Stockholders.

When the Company deregisters its common stock, it may be more difficult (or even impossible) for you to sell shares of Company common stock held by you.

Because the Company had no operations and only nominal assets between June 30, 1998 and February 12, 2010, LNSI is considered a “former shell company,” and the initial resale of an unregistered Company common stock that was issued after June 30, 1998 is subject to the limitations of Rule 144(i) under the Securities Act of 1933, as amended (the “Securities Act”). As a result, the registration “safe harbor” provided by Rule 144 will no longer be available for the resale of those shares.

Transaction and Agreements Related to the Asset Purchase Agreement – page 30

Escrow Agreement - page 30

At the closing, the Company, Birch and the Escrow Agent will enter into the Escrow Agreement pursuant to which $2,200,000 will be placed into escrow to serve as security for payments in satisfaction of (a) any post-closing adjustment; or (b) our indemnification obligations under the APA. The Escrow Agent will disburse any escrow amount remaining in the Escrow Account, less any pending claims, to the Company on December 15, 2013.

Voting Agreement - page 30 and ANNEX B

On May 13, 2013, effective May 10, 2013, as a condition to Birch entering into the APA, Birch and LY Holdings, LLC (“LY Holdings,” an affiliate and 45% beneficial owner of the Company) entered into a Voting Agreement, pursuant to which, among other things, LY Holdings has agreed, subject to the terms thereof, to vote all of its shares of common stock in favor of approval of the Asset Sale Proposal at the Special Meeting.

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Retention Agreements – page 30

On May 13, 2013, in connection with the Company’s entry into the APA, the Company also entered into retention agreements with each of the three named executive officers. Under the terms of the retention agreements, each of the named executive officers has agreed to remain employed in his current capacity for purposes of consummating the transactions contemplated by the APA (the “Closing”) and to complete the liquidation, winding up and dissolution of the Company pursuant to the Plan of Dissolution.

Under the retention agreements, each named executive officer is entitled to a one-time payment equal to his current base salary upon either (i) his termination by the Company without cause or (ii) the consummation of the transactions contemplated by the APA and the subsequent liquidation, winding up and dissolution of the Company. Each named executive officer is entitled to a one-time payment equal to one-half his current base salary upon his voluntary termination of employment with the Company (or his death) following the consummation of the transactions contemplated by the APA but before the liquidation, winding up and dissolution of the Company. No named executive officer will be entitled to any payments under the retention agreements if any such officer (i) voluntarily terminates his employment with the Company (or dies) before consummation of the Asset Sale, or (ii) is terminated by the Company for cause. Following any termination of employment, each named executive officer shall be entitled to (i) the monetary equivalent value of the continuation of paid health benefits through December 31, 2013, and (ii) conversion or continuation rights with respect to employee benefit plans, including but not limited to any rights under applicable law.

Amendment to LY Holdings Interest Note– page 31

On May 10, 2013, the Company and LY Holdings, an affiliate of Lightyear, agreed to amend the terms of a note receivable with a principal balance of $1,223,203.02 (the “Interest Note”). The amendment states that any potential distribution to LY Holdings in connection with a distribution to common stock holders associated with the liquidation and dissolution of the Company following the closing of the Asset Sale will first be offset against the outstanding principal and interest on the Interest Note. The maturity date for that portion of indebtedness to be set off against any distribution was amended to be the earlier of (i) the date LY Holdings will be due a monetary distribution, or (ii) November 4, 2016, the original maturity date. LY Holdings has no significant assets other than Lightyear equity. As a result, any portion of the principal or interest associated with the Interest Note that is not offset against a liquidating distribution may be uncollectible in the ordinary course of business, if at all.

Acceleration of Additional Warrants– page 31

In connection with a prior equity financing, the Company was required to periodically issue to investors and selling agents exercisable five-year warrants to purchase shares of common stock at exercise prices of $0.01 and $4.00 per share, respectively (the “Additional Warrants”). On May 9, 2013, in connection with the entry into the APA, the Board of Directors approved the acceleration of the issuance of any Additional Warrants that would be issuable if the Company did not enter into the APA and were not to subsequently dissolve. As a result, on May 15, 2013, the Company issued warrants to purchase approximately 274,201 and 27,420 shares of its common stock at an exercise price of $0.01 per share and $4.00 per share, respectively. Whether or not they are exercised, the warrants with an exercise price of $0.01 will participate in any liquidating distributions to common stockholders, if any, as if they had been exercised, after deducting the $0.01 per share exercise price.

Amendment to Articles of Incorporation – page 31

On May 9, 2013, pursuant to the terms of the APA, the Board approved, subject to stockholder approval, an amendment to the Corporation’s Articles of Incorporation to change the name of the Corporation to “LYNS INC.” following the consummation of the Asset Sale.

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Plan of Dissolution– page 54 and ANNEX D

If the stockholders approve the Asset Sale and the Plan of Dissolution, immediately upon consummation of the Asset Sale, the Plan of Dissolution will take effect. Pursuant to the Plan of Dissolution, the Company will file a Certificate of Dissolution with the Nevada Secretary of State, and proceed to collect the Company’s assets, satisfy its liabilities and obligations, and perform every other act necessary to wind up the Company’s business and affairs.

Recommendation of our Board of Directors

After careful consideration, our Board of Directors recommends that you vote:

•	“FOR” the Asset Sale Proposal;
•	“FOR” the Advisory Vote to Approve the Change of Control Compensation;
•	“FOR” the Change of Corporate Name Proposal;
•	“FOR” the Plan of Dissolution Proposal; and
•	“FOR” the Proposal to Adjourn or Postpone the Special Meeting.

Reasons for the Transaction – page 44

In making its determination to approve and to recommend the Asset Sale for approval by the Company’s stockholders, the Board of Directors consulted with the Company’s management and its accounting and legal advisers and also considered a number of factors. In particular, the Board of Directors considered the Fairness Opinion of Burnham Securities, which indicates that the consideration to be paid to the Company in exchange for substantially all of the Company’s assets is fair to the Company, from a financial point of view.

Although the Asset Sale results in the sale of substantially all of the Company’s assets with no immediate or guaranteed return to the Company’s stockholders, the Board believes it to be in the best interests of and fair to the Company and its stockholders. As described in greater detail in the section of this proxy statement titled “PROPOSAL #1 – THE ASSET SALE PROPOSAL”, the Board of Directors considered the Company’s debt obligations, and its inability to make upcoming principal payments on debt out of operating funds and the Company’s inability to increase margins sufficiently to offset price compression within the telecommunications industry. The Asset Sale will enable the Company to repay all of its lenders in full, and to repay all of the Company’s current outstanding indebtedness, including professional expenses related to the Asset Sale, and is the only option currently available which provides an opportunity to ultimately return any value to the stockholders. After taking into account all of the material factors relating to the APA and the related transactions, our Board of Directors determined that the Asset Sale Proposal is advisable and in the best interests of the Company and our stockholders.

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THE SPECIAL MEETING

Meeting, Place and Time

The Board of Directors is soliciting proxies in the accompanying form to be used at the Special Meeting to be held at the offices of Lightyear Network Solutions, Inc., at 1901 Eastpoint Parkway, Louisville, Kentucky, on July [__], 2013 at [__] [a.m./p.m.] local time, or at any adjournment or postponement thereof.

Purposes of the Meeting

The purpose of the Special Meeting is for our stockholders to consider and vote upon the following: (1) a proposal (the “Asset Sale Proposal”) to approve the sale of substantially all of the operating assets of the Company (excluding the Company’s cash), as contemplated in the APA executed May 13, 2013, effective May 10, 2013, by and among the Company and Birch Communications, Inc.; (2) a non-binding advisory proposal (the “Advisory Vote on Change of Control Compensation”) regarding certain executive compensation that is payable as a result of the Asset Sale; (3) a proposal (the “Change of Corporate Name Proposal”) to approve an amendment to the Company’s Articles of Incorporation to change its corporate name to “LYNS INC.,” contingent on and effective upon the consummation of the sale; (4) a proposal (the “Plan of Dissolution Proposal”) to approve the liquidation and dissolution of the Company upon the completion of the Asset Sale; (5) a proposal (the “Proposal to Adjourn or Postpone the Special Meeting”) to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale Proposal, if there are insufficient votes to approve the Asset Sale Proposal; and (6) the transaction of any such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

Record Date and Shares Entitled to Vote

The Company fixed the close of business on June 12, 2013, as the record date (the “Record Date”) for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Special Meeting.  Such stockholders will be entitled to one vote for each share held on each matter submitted to a vote at the Special Meeting.  On the Record Date, there were 22,086,641 shares of the Company’s common stock, issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.  Stockholders may vote in person or by proxy.

Proxy Solicitation

In addition to the solicitation of proxies by the Board of Directors through use of the mails, proxies may also be solicited by Lightyear Network Solutions, Inc. and its directors, officers, and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. Lightyear Network Solutions, Inc. will reimburse banks, brokerage houses, custodians, and other fiduciaries that hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. Lightyear Network Solutions, Inc. will bear the costs of the Special Meeting and of soliciting proxies therefor, including the cost of printing and mailing this proxy statement and related materials.

  Any questions or requests for assistance regarding Lightyear Network Solutions, Inc. proxies and related materials may be directed in writing to Stephen M. Lochmueller, President, Chief Executive Officer, Lightyear Network Solutions, Inc. at 1901 Eastpoint Parkway, Louisville, Kentucky, or by calling (800) 890-7373, ext. 1124.

Quorum and Votes Required

The presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the corporation’s common stock on the Record Date shall constitute a quorum for the transaction of business at the Special Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Special Meeting.

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The Asset Sale Proposal: The Asset Sale Proposal will be approved by the affirmative vote of stockholders holding shares of Company Common Stock entitling them to exercise at least a majority of the voting power as of the Record Date. If you abstain from voting, either in person or by proxy, or you do not instruct your broker or other nominee how to vote your shares, the resulting abstention or broker non-vote will have the same effect as a vote against the proposal.

The Advisory Vote on Change in Control Compensation: Although the Advisory Vote on Change of Control Compensation is made on an advisory basis, it will be approved if the number of shares voted in favor of the proposal is greater than the number of shares voted against the proposal.

The Change of Corporate Name Proposal: The Articles Amendment Proposal will be approved by the affirmative vote of stockholders holding shares of Company Common Stock entitling them to exercise at least a majority of the voting power as of the Record Date. If you abstain from voting, either in person or by proxy, or you do not instruct your broker or other nominee how to vote your shares, the resulting abstention or broker non-vote will have the same effect as a vote against the proposal.

The Plan of Dissolution Proposal: The Plan of Dissolution will be approved by the affirmative vote of stockholders holding shares of Company Common Stock entitling them to exercise at least a majority of the voting power as of the Record Date. If you abstain from voting, either in person or by proxy, or you do not instruct your broker or other nominee how to vote your shares, the resulting abstention or broker non-vote will have the same effect as a vote against the Plan of Dissolution.

The Proposal to Adjourn or Postpone the Special Meeting: If a quorum is present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if the number of shares voted in favor of the proposal is greater than the number of shares voted against the proposal.

Abstentions and broker non-votes will have no effect on the outcome of the vote on the Advisory Vote on Change of Control Compensation or the Proposal to Adjourn or Postpone the Special Meeting if they are submitted for stockholder approval when a quorum is present at the meeting. If a quorum is not present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will require the approval of the holders of a majority of the voting power of our Common Stock present in person or by proxy at the Special Meeting. Abstentions would have the same effect as a vote against this proposal and broker non-votes would have no effect on the outcome of the vote on this proposal if it is submitted for approval when no quorum is present at the Special Meeting.

Voting of Proxies

All proxies will be voted in accordance with the instructions of the stockholder unless revoked as described below. If no choice is specified, the proxies will be voted FOR the approval of the Asset Sale Proposal, FOR the Advisory Vote on Change of Control Compensation, FOR the Change of Corporate Name Proposal, FOR the Plan of Dissolution Proposal, and FOR the approval of the Proposal to Adjourn or Postpone the Special Meeting set forth in the accompanying Notice of Meeting and on the proxy card. In the discretion of the proxy holders, the proxies will also be voted for or against such other matters as may properly come before the Special Meeting. Management is not aware of any other matters to be presented for action at the Special Meeting.

Pursuant to Nevada law, abstentions are counted as present for purposes of determining the presence of a quorum. Because the affirmative vote of shares of common stock outstanding is required to approve the Asset Sale Proposal, the Change of Corporate Name Proposal, and the Plan of Dissolution Proposal, abstentions will have the same effect as a vote “against” those proposals; however, abstentions will not be counted as votes cast “for” or “against” any other proposal and will have no effect on the voting results for any other proposal.

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Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters, but not on non-routine matters, In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received voting instructions from the beneficial owner (“Broker Non-Votes”), whereas they may vote those shares in their discretion in the case of any routine matter. Broker Non-Votes will not be counted for purposes of calculating whether a quorum is present at the Special Meeting or for purposes of determining the numbers of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. The Asset Sale Proposal, the Advisory Vote on Change of Control Compensation, the Change of Corporate Name Proposal, the Plan of Dissolution Proposal, and the Proposal to Adjourn or Postpone the Special Meeting are non-routine matters. Thus, Broker Non-Votes will not be counted for the purpose of determining a quorum at the Special Meeting. Broker Non-Votes will have the effect of a vote “against” the Asset Sale Proposal, the Change of Corporate Name Proposal, and the Plan of Dissolution Proposal. Broker Non-Votes will not have any effect on the outcome of the vote on the other proposals. Therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

Revocability of Proxies

Execution of a proxy by a stockholder will not affect such stockholder’s right to attend the Special Meeting and to vote in person. A stockholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Special Meeting. A stockholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company at the Company’s main office address at any time before the Special Meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Special Meeting before the close of voting, or by attending the Special Meeting and voting in person. You may attend the Special Meeting even though you have executed a proxy, but your presence at the Special Meeting will not automatically revoke your proxy.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to the safe harbor created thereby. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.

Actual results could differ materially from those contained in the forward-looking statements. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: economic crises; terrorism; disruptions resulting from severe weather or other Acts of God; uncertainties surrounding the Asset Sale, including: the uncertainty as to the timing of the closing and whether our stockholders will approve the Asset Sale; the possibility that competing offers for the business to be sold will be made; the possibility that various closing conditions for the Asset Sale may not be satisfied or waived, and the possibility that Birch could terminate the APA.

These and additional factors to be considered are set forth under “RISK FACTORS” beginning on the next page of this proxy statement.

Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this proxy statement may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this proxy statement. Except as required by applicable law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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RISK FACTORS

In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors relating to the Asset Sale.

While the Asset Sale is pending, it creates uncertainty about our future, which could materially and adversely affect our business, financial condition and results of operations.

While the Asset Sale is pending, it creates uncertainty about our future. Therefore, our current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with us pending consummation of the Asset Sale or termination of the APA. In addition, while the Asset Sale is pending, we are subject to a number of risks, including:

•	the diversion of management and employee attention from our day-to-day business; the potential disruption to business partners and other service providers;

•	the loss of employees who may depart due to their concern about losing their jobs following the Asset Sale or a shift in loyalty of employees of the businesses to be sold who see Birch as their de facto employer even before the consummation of the Asset Sale; and

•	our inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations. We have also incurred substantial transaction costs in connection with the Asset Sale, and we will continue to do so until the consummation of the Asset Sale.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

The APA contains provisions that make it substantially more difficult for us to sell the Company’s assets to a party other than Birch. Specifically, we were required to end discussions with respect to other acquisition proposals when we entered into the APA. We also cannot, and we are required to cause our representatives not to, directly or indirectly, initiate, solicit, or knowingly encourage any inquiries regarding, any acquisition proposal or otherwise negotiate or provide non-public information regarding the business to be sold in connection with an acquisition proposal. However, if our Board of Directors determines in good faith that an unsolicited acquisition proposal constitutes or is reasonably likely to lead to a superior proposal, we may participate in negotiations regarding the acquisition proposal. These provisions, in addition to the requirement that we pay a $500,000 break-up fee to Birch in connection with terminating the APA to pursue an acquisition proposal, could discourage a third party that might have an interest in acquiring the Company or its assets from considering or proposing such an acquisition, even if that party was prepared to pay consideration with a higher value than the purchase price to be paid by Birch.

We may not receive all regulatory approvals and consents required in order for us to consummate the Asset Sale.

The Asset Sale cannot be consummated until all required regulatory approvals have been received. We have submitted or are in the process of submitting required filings to all relevant regulatory authorities, and although we do not expect those regulatory authorities to raise any significant objections in connection with their review of the Asset Sale, we cannot assure you that we will obtain all required regulatory approvals and consents, that certain regulatory approvals and consents may not be delayed or that any regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to us, Birch and our collective abilities to close the Asset Sale.

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The failure to consummate the Asset Sale may materially and adversely affect our business, financial condition and results of operations.

Birch’s obligation to close the Asset Sale is subject to a number of conditions, including our stockholders’ approval of the Asset Sale Proposal, and the receipt of the approvals and consents from regulatory authorities discussed above. We cannot control some of these conditions and we cannot assure you that they will be satisfied or that Birch will waive any that are not satisfied. Furthermore, Birch may terminate the Asset Sale without any reason, simply by paying a $500,000 break-up fee. If the Asset Sale is not consummated, we may be subject to a number of risks, including the following:

•	we may not be able to identify an alternate transaction, or if an alternate transaction is identified, such alternate transaction may not result in an equivalent price to what is proposed in the Asset Sale;

•	the trading price of our common stock may decline to the extent that the current market price reflects a market assumption that the Asset Sale will be consummated; and

•	our relationships with our customers, suppliers and employees may be damaged beyond repair and our business may be harmed.

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations, which could cause the market value of our common stock to decline.

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PROPOSAL #1: THE ASSET SALE PROPOSAL

Parties to the Transaction

Party	Referred to as:	Relationship

Birch Communications, Inc.	“Birch”	Birch is a private telecommunications company that was founded in 1996 and is the buyer of the assets. Birch provides managed communications and information technology services to a target market of small and medium-sized businesses within 46 states across the U.S. Birch’s website is “www.birch.com”.

Lightyear Network Solutions, Inc.	Collectively with its subsidiaries, the “Company” or “Lightyear” or individually as “LNSI”	The Company is the Registrant, a public telecommunications company, and the seller of the assets. The Company’s sole business is to hold equity in Lightyear Network Solutions, LLC, and SE Acquisitions, LLC d/b/a Lightyear Network Solutions of Kentucky. Lightyear’s website is “www.lightyear.net”.

Lightyear Network Solutions, LLC	"Lightyear LLC”	Lightyear, LLC is the original operating subsidiary of the Company, (formerly a wholly-owned subsidiary of LY Holdings, LLC) and has conducted a telecommunications business in substantially its present form since 2004.

SE Acquisitions, LLC d/b/a Lightyear Network Solutions of Kentucky	“ Lightyear-KY ”	The Company's wholly-owned subsidiary, organized on June 22, 2010. On October 1, 2010, Lightyear-KY purchased the business assets of Southeast Telephone, Inc. (“SETEL”), a Kentucky corporation, from SETEL’s bankruptcy estate.

The Company’s principal executive offices are located at 1901 Eastpoint Parkway, Louisville, Kentucky 40223. The telephone number of the Company’s principal executive offices is (800) 890-7373 ext. 1124.

Birch’s principal executive offices are located at 4885 Riverside Drive, Suite 304, Macon, Georgia 31210 and the telephone number is (888) 275-0777.

Background of the Transaction

On June 24, 2011, Lightyear executed a letter agreement with Burnham Securities, Inc. (“Burnham”) to act as a financial advisor to explore strategic and financial alternatives including acquisitions, merger transactions and/or raising capital.

On August 9, 2011, Chris Sullivan (“Sullivan”) executed a Forbearance Agreement with Lightyear LLC whereby he agreed to forbear from demanding a $1 million principal payment due to him under a settlement agreement on January 10, 2012 until January 10, 2013.

On August 25, 2011, Lightyear executed a Confidentiality Agreement with Company No.1, a telecommunications company, and began exchanging due diligence materials.

On September 13, 2011, Lightyear executed a non-disclosure agreement with Birch.

On September 14, 2011, Lightyear received a $7,000,000 non-binding cash offer from Birch for substantially all the assets of Lightyear, excluding accounts receivable, and subject to certain price adjustments.

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On September 20, 2011, Lightyear executed a mutual non-disclosure agreement with Company No. 2, a telecommunications company, and initiated discussions concerning a possible strategic combination between the two companies.

On November 4, 2011, Sullivan agreed to restructure his debt as part of an Intercompany Obligations Settlement Agreement and entered into a Note with Lightyear and Lightyear LLC for $6.25 million with an interest rate of LIBOR plus 4% and a maturity date of January 10, 2013 (the “Sullivan Note”).

In mid-November, 2011, Steve Lochmueller (“Lochmueller”) and Randy Ammon (“Ammon”) met with representatives of Company No. 2 concerning a possible transaction.

On November 30, 2011, Lightyear terminated its letter agreement with Burnham in order to terminate the Company’s obligation to pay Burnham a monthly retainer.

On December 5, 2011, Lightyear executed a Consulting Agreement with Camuti Consulting, LLC (“Camuti”) to assist Lightyear in locating acquisitions targets.

On December 12, 2011, Lightyear executed a Mutual Confidentiality Agreement with Company No. 3, a telecommunications company.

On December 16, 2011, Lightyear restructured its debt with First Savings Bank, F.S.B., (“FSB”) and entered into a $1,950,000 secured promissory note. The note bears interest at a rate of 6.0% per annum and matures on January 25, 2014. The note contains customary affirmative and negative covenants and his secured by the personal guaranties of J. Sherman Henderson, Ronald L. Carmicle, Sullivan and W. Brent Rice (the “FSB Note”).

On December 21, 2011, Lochmueller and Ammon met with representatives of Company No. 1 to conduct due diligence and explore a strategic combination.

In early January 2012, Lochmueller and Ammon met with representatives of Company No. 1 concerning a possible business combination.

On February 1, 2012, Lightyear sent a non-binding letter of intent to Company No. 3 concerning the acquisitions of all its membership interests.

On February 2, 2012, advisors to Company No. 1 conveyed to advisors for Lightyear that Company No. 1 was not interested in a combination with Lightyear due to the company’s debt and lack of revenue growth.

On February 6, 2012, Lightyear’s advisors sent an email to Company No. 1’s advisors addressing concerns they had raised.

On February 7, 2012, the Lightyear Board of Directors met telephonically and discussed potential acquisitions including Company No. 1 and Company No. 3.

On February 16, 2012, Ammon had a meeting with financial advisors for Company No. 1 about a possible transaction.

On February 24, 2012, Lightyear gave a presentation to certain investors of Company No. 1 concerning a possible combination of the two parties.

In early March 2012, Lochmueller was contacted by a representative of Company No. 4, a telecommunication and network marketing company, about initiating discussions concerning a strategic combination between the two companies.

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On March 12, 2012, advisors for Company No. 1 conveyed to advisors for Lightyear that even after reviewing additional information provided by Lightyear, Company No. 1 was not interested in a business combination with Lightyear.

On March 19, 2012, Lightyear and Company No. 4 executed a mutual non-disclosure agreement, and thereafter the parties began exchanging due diligence material.

On March 20, 2012, Lightyear’s Board of Directors met telephonically and discussed potential merger or acquisition targets and to receive an update on negotiations.

On March 20, 2012, Sullivan executed a Forbearance Agreement whereby he agreed to forbear from demanding the $6,250,000 principal payment due under the Sullivan Note on January 10, 2013, until August 30, 2013.

On April 25-27, 2012, representatives of Company No. 4 visited Lightyear’s corporate offices in Louisville, KY to tour the facilities and conduct due diligence.

On May 8, 2012, FSB agreed to waive covenants under the FSB Note for the first quarter of 2012 related to the company’s EBITDA and the Average Debt Service Coverage Ratio.

On May 9-10, 2012, representatives of Lightyear visited Company No. 4’s corporate offices to tour the facilities and conduct due diligence.

On May 22, 2012, Company No. 4 submitted a non-binding indication of interest to acquire 100% of the equity of Lightyear for $14,000,000 in cash and equity (including the conversion of Sullivan’s $6.25 note into equity).

On May 25, 2012, Lightyear‘s Board of Directors met telephonically to discuss Company No. 4’s offer and unanimously voted to reject the offer as being too low. Later that same day, Lochmueller sent a letter to Company No. 4 rejecting the offer. The Board also decided not to pursue a transaction with Company No. 3 given the amount of capital needed for the transaction. The Board also agreed that the Company should initiate discussions with Company No. 5, a telecommunications company which had filed bankruptcy, and its Unsecured Creditor’s Committee about a possible transaction.

On June 8, 2012, Lightyear’s Board of Directors met telephonically and decided the Company should explore a transaction for the assets of Company No. 5.

On June 15, 2012, Lightyear delivered an Expression of Interest Letter to counsel for Company No. 5’s Unsecured Creditor’s Committee, and to counsel for one of its carriers.

On June 19, 2012, representatives of Lightyear and outside counsel had a conference call with members of Company No. 5’s Unsecured Creditor’s Committee, and their counsel discussing the Expression of Interest Letter, and Company No. 5’s bankruptcy proceedings.

On June 21, 2012, representatives of Lightyear, Company No. 5 and its Unsecured Creditor’s Committee, and their counsel had a conference call to discuss Lightyear’s Expression of Interest Letter.

On June 25, 2012, Lightyear received a non-binding cash offer of $12,000,000 from Birch for its wireline assets.

On June 26, 2012, representatives of Lightyear and Company No. 4 had a final call to discuss if there was any interest in pursuing a transaction.

On June 27, 2012, Lightyear declined the $12,000,000 offer from Birch as being too low. Later that same day, representatives of Lightyear had a call with representatives of Birch to discuss why Lightyear was rejecting the offer. Birch sent a preliminary set of due diligence questions after the call.

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On June 27, 2012, Lightyear terminated its Consulting Agreement with Camuti since the Board had decided not to pursue a transaction with Company No. 3 and to terminate the company’s obligation to pay Camuti a monthly retainer.

On June 29, 2012, Lightyear executed a Confidentiality Agreement with Company No. 5.

On July 5, 2012, Lightyear representatives had a call with Company No. 5’s management and its investment banker to discuss a possible transaction.

On July 6, 2012, representatives of Lightyear had a call with representative of Birch to discuss a possible transaction.

On July 9, 2012, Lochmueller had conversations with certain creditors of Company No. 5.

On July 11, 2012, Lightyear received a non-binding cash offer of $18,000,000 from Birch for substantially all assets of Lightyear, subject to certain price adjustments.

On July 12, 2012, Lochmueller had a call with Company No. 5’s investment banker concerning a possible transaction with Company No. 5.

On July 17, 2012, Lochmueller and Ammon met with a representative of Company No. 5’s secured lender in Boston, MA.

On July 18, 2012, Sullivan, Lochmueller and Ammon met with representatives of Company No. 5 in Boston, MA about a possible transaction with Company No. 5.

On July 25, 2012, Lightyear received a Bid Process Letter setting forth stalking horse bid guidelines from the investment banker for Company No. 5.

On July 25, 2012, Lightyear’s Board of Directors met telephonically and discussed the Birch offer. The Board decided the offer was too low and needed to be increased by 3 to 4 million dollars. The Board also discussed negotiations with Company No. 5 and advised the Company to continue to pursue both the Birch and the Company No. 5 opportunity.

On August 6, 2012, representatives of Lightyear had a conference call with counsel for Sullivan about how to structure a transaction with Company No. 5.

On August 7, 2012, and August 10, 2012, Sullivan discussed increasing the offer from Birch with Vincent Oddo (“Oddo”), Birch’s CEO.

On August 8, 2012, Lightyear’s Board of Directors met telephonically and received an update concerning discussions with Birch and Company No. 5. The Board also designated a Special Committee consisting of Jeff Hardesty and Bruce Lunsford to evaluate and make recommendations to the Board with respect to any business combination transaction.

On August 9, 2012, representatives of Lightyear and outside counsel had a conference call with Sullivan’s counsel concerning a proposal submitted by Mr. Sullivan to Company No. 5.

On August 12, 2012, FSB agreed to waive covenants under the FSB Note for the second quarter of 2012 related to the company’s EBITDA and the Average Debt Service Coverage Ratio.

On August 13, 2012, Ammon sent a possible structure for a transaction with Company No. 5 to Sullivan.

On August 14, 2012, Lightyear received a non-binding cash offer of $20,000,000 from Birch for substantially all assets of Lightyear, subject to certain price adjustments.

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On August 16, 2012, the Special Committee met and discussed negotiations with Birch and Company No. 5. The Special Committee decided it would recommend to the Board that Lightyear send Birch a counter offer.

On August 16, 2012, Lightyear received an outline of a proposed offer from a representative of Company No. 5 concerning a merger of the two companies.

On August 17, 2012, Lightyear’s Board of Directors met and discussed negotiations with Company No. 5 and Birch. The Board decided to send a counter proposal to Birch. Later that day, Lightyear sent a counter offer to Birch excluding certain assets and addressing certain liabilities that Birch would be assuming.

On August 24, 2012, Lightyear received an Outline of Terms for a business combination from counsel for Company No. 5.

On August 27, 2012, counsel for Lightyear, Company No. 5 and Sullivan had a call to discuss the Outline of Terms.

On September 1, 2012, the Special Committee met and decided the Company should pursue a transaction with Company No. 5 based on the status of discussions with Birch about their offer.

On September 4, 2012, Lightyear’s Board of Directors met and agreed that the Company should pursue a transaction with Company No. 5, while continuing to have discussions with Birch. Later that day, Sullivan and Oddo had a telephone conversation about the terms of a possible transaction between Lightyear and Birch.

On September 5, 2012, representatives of Lightyear and Company No. 5 along with outside counsel had a call with a representative of one of Company’s No. 5’s carriers and their outside counsel concerning a possible transaction between Company No. 5 and Lightyear. After the call, Lightyear sent a proposed term sheet to Company No. 5.

On September 7, 2012, Birch sent a Purchase Analysis to Lightyear to further promote why its offer was good for Lightyear stockholders.

On September 13, 2012, the Special Committee met telephonically and discussed the status of negotiations with Company No. 5.

On September 14, 2012, Company No. 5 sent back proposed revisions to the term sheet.

On September 20, 2012, Lightyear sent a revised term sheet to counsel for Company No. 5.

On September 24, 2012, representatives of Lightyear and outside counsel had a conversation with counsel for Sullivan concerning alternatives on how to proceed towards a transaction with Company No. 5.

On September 25, 2012, Lightyear received a revised Term Sheet from Company No. 5.

On October 2, 2012, representatives of Lightyear and outside counsel and Sullivan and his counsel had a call with a vendor of Company No. 5 concerning a possible purchase of Company No. 5 out of bankruptcy.

On October 12, 2012, after discussions between representatives of Lightyear and Birch, Birch agreed to increase its offer to $22,000,000.

On October 15, 2012, the Special Committee had a meeting to discuss the possible transactions with Company No. 5 and Birch. The Special Committee decided that given the issues with obtaining financing for any transaction with Company No. 5, the Company should focus on a transaction with Birch. On October 25, 2012, Lochmueller met with Oddo and Scott Emener in Atlanta, Georgia to discuss the final terms of a sale of Lightyear’s assets to Birch, including the adjustments to the purchase price.

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On October 29, 2012, Lightyear received a non-binding cash offer of $22,000,000 from Birch for substantially all assets of Lightyear, subject to certain price adjustments. Later that day, Lochmueller, Ammon and John Greive from Lightyear had a conference call with Oddo, Emener and Chris Bunce to discuss the latest draft of the term sheet.

On October 29, 2012, Sullivan executed a Forbearance Agreement whereby he agreed to forbear from demanding the $6,250,000 principal payment due under the Sullivan Note on August 30, 2013, until November 30, 2013.

On October 30, 2012, Lightyear and Birch executed a non-binding term sheet for all assets of Lightyear for $22,000,000, subject to certain price adjustments.

On November 1, 2012, Lightyear received a due diligence list from Birch.

On November 1, 2012, Lightyear’s Board of Directors met telephonically and received an update concerning a Birch transaction.

On November 6, 2012, FSB agreed to waive covenants under the FSB Note for the third and fourth quarter of 2012 related to the company’s EBITDA and the Average Debt Service Coverage Ratio.

On November 8-9, 2012, Oddo and Emener visited Lightyear’s offices in Louisville and Lexington to conduct due diligence.

During November and December 2012 and January 2013, Lightyear responded to Birch’s due diligence requests.

On December 19, 2012, Lightyear LLC entered into a revolving $500,000 secured commercial promissory note with Central Bank of Jefferson County, Inc. The note bears interest at an annual rate of the bank’s Index Rate plus 1.75% and matures on December 19, 2013. The note is secured by the personal guaranty of Sullivan.

On January 31, 2013, Lightyear received a draft APA from Birch.

On February 7, 2013, Lightyear and Birch had conference call to discuss preliminary issues with the APA.

On February 15, 2013, Lightyear sent a red-lined draft of the APA to Birch.

On February 27, 2013, Lightyear received a revised draft of the APA from Birch.

On March 7, 2013, the Special Committee engaged Burnham to render a fairness opinion with respect to the Birch transaction.

On March 12, 2013, Lochmueller and Ammon met with Oddo and Emener in Atlanta to discuss issues with the APA.

On March 18, 2013, Lightyear received a revised draft of the APA from Birch.

On March 20, 2013, Sullivan executed a Forbearance Agreement whereby he agreed to forbear from demanding the $6,250,000 principal payment due under the Sullivan Note on November 30, 2013, until February 28, 2014.

On March 22, 2013, Lightyear sent a revised draft of the APA to Birch.

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On March 29, 2013, FSB agreed to waive covenants under the FSB Note until the maturity date of the note related to the company’s EBITDA and the Average Debt Service Coverage Ratio.

On March 29, 2013, Lochmueller, Ammon, Greive, Oddo, Bunce, Edward James and Emener had conference call to discuss outstanding issues with the APA.

On April 4, 2013, Lightyear received a revised draft of the APA from Birch.

On April 8, 2013, Lightyear and Birch business people had a call to discuss outstanding issues with the APA.

On April 9, 2013, Lightyear’s general counsel and outside counsel had a call with Birch’s general counsel and outside counsel to discuss outstanding issues with the APA.

On April 13, 2013, Lochmueller and Oddo agreed to certain revisions to the APA with respect to the calculation of revenue in the APA.

On April 22, 2013, Lightyear received a revised draft of the APA from Birch.

On April 23, 2013, Lightyear sent revisions to the draft of the APA to Birch.

On May 3, 2013, Lightyear received a revised draft of the APA with schedules from Birch.

On May 6, 2013, representatives of Lightyear and Birch discussed the revisions to the APA.

On May 8, 2013 Lightyear received a final draft of the APA.

Past Contracts, Transactions or Negotiations

The Company had no dealings with Birch prior to September 2011.

Transactions and Agreements Related to the Asset Purchase Agreement

Escrow Agreement

Upon consummating the transactions contemplated by the APA (the “Closing”), the Company, Birch and the Escrow Agent will enter into the Escrow Agreement pursuant to which $2,200,000 will be placed into escrow to serve as security for payments in satisfaction of (a) any post-closing adjustment; or (b) our indemnification obligations under the Asset Purchase Agreement. The Escrow Agent shall disburse any escrow amount remaining in the Escrow Account, less any pending claims, on December 15, 2013.

Voting Agreement

On May 13, 2013, effective May 10, 2013, as a condition to Birch entering into the APA, Birch and LY Holdings (an affiliate and 45% beneficial owner of the Company) entered into a voting agreement (see Annex B), pursuant to which, among other things, LY Holdings has agreed, subject to the terms thereof, to vote all of its shares of common stock in favor of approval of the APA at the Company’s stockholder meeting.

Retention Agreements

On May 13, 2013, in connection with the Company’s entry into the APA, the Company also entered into retention agreements with each of the three named executive officers. Under the terms of the retention agreements, each of the named executive officers has agreed to remain employed in his current capacity for purposes of completing the Closing and to complete the liquidation, winding up and dissolution of the Company pursuant to the Plan of Dissolution.

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Under the retention agreements, each named executive officer is entitled to a one-time payment equal to his current base salary upon either (i) his termination by the Company without cause or (ii) the consummation of the transactions contemplated by the APA and the subsequent liquidation, winding up and dissolution of the Company. Each named executive officer is entitled to a one-time payment equal to one-half his current base salary upon his voluntary termination of employment with the Company (or his death) following the consummation of the transactions contemplated by the APA but before the liquidation, winding up and dissolution of the Company. No named executive officer will be entitled to any payments under the retention agreements if any such officer (i) voluntarily terminates his employment with the Company (or dies) before consummation of the transactions contemplated by the APA or (ii) is terminated by the Company for cause. Following any termination of employment, each named executive officer shall be entitled to (i) the monetary equivalent value of the continuation of paid health benefits through December 31, 2013, and (ii) conversion or continuation rights with respect to employee benefit plans, including but not limited to any rights under applicable law.

Amendment to LY Holdings Interest Note

On May 10, 2013, the Company and LY Holdings, an affiliate of Lightyear, agreed to amend the terms of a note receivable with a principal balance of $1,223,203.02 (the “Interest Note”). The amendment states that any potential distribution to LY Holdings in connection with a distribution to common stock holders associated with the liquidation and dissolution of the Company following the closing of the Asset Sale will first be offset against the outstanding principal and interest on the Interest Note. The maturity date for that portion of indebtedness to be set off against any distribution was amended to be the earlier of (i) the date LY Holdings will be due a monetary distribution, or (ii) November 4, 2016, the original maturity date. LY Holdings has no significant assets other than Lightyear equity. As a result, any portion of the principal or interest associated with the Interest Note that is not offset against a liquidating distribution may be uncollectible in the ordinary course of business, if at all.

Acceleration of Additional Warrants

In connection with a prior equity financing, the Company was required to periodically issue to investors and selling agents exercisable five-year warrants to purchase shares of common stock at exercise prices of $0.01 and $4.00 per share, respectively (the “Additional Warrants”). On May 9, 2013, in connection with the APA, the Board approved the acceleration of the issuance of any Additional Warrants that would be issuable if the Company did not enter into the APA and subsequently dissolve. As a result, on May 15, 2013, the Company issued warrants to purchase approximately 274,201 and 27,420 shares of its common stock at an exercise price of $0.01 per share and $4.00 per share, respectively. Whether or not they are exercised, the warrants with an exercise price of $0.01 will participate in any liquidating distributions to common stockholders, if any, as if they had been exercised, after deducting $0.01 per share.

Amendment to Articles of Incorporation

On May 9, 2013, pursuant to the terms of the APA, the Board approved, subject to stockholder approval, an amendment to the Corporation’s Articles of Incorporation to change the name of the Corporation to “LYNS INC.” following the consummation of the Asset Sale.

Governmental and Regulatory Approvals

The Asset Sale is contingent upon obtaining all approvals required for the consummation of the Asset Sale by the Federal Communications Commission and any state public service or public utilities commission having regulatory authority over the sold accounts. We and Birch have agreed to use our respective reasonable best efforts to obtain all of the necessary governmental and regulatory authorizations required.

Fairness of the Transaction

LNSI ‘s Special Committee engaged Burnham Securities, Inc. (“Burnham”) to render an opinion as to the fairness, from a financial point of view, of the consideration of $22 million in cash to be received by the Company pursuant to the APA. Burnham delivered an opinion to the Special Committee on May 9, 2013, to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Burnham as described in Burnham’s opinion, the consideration of $22 million in cash to be received by the Company pursuant to the APA was fair to the Company from a financial point of view.

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The full text of the written opinion of Burnham, dated May 9, 2013, which sets forth the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Burnham in rendering its opinion, is attached as ANNEX C to this Proxy Statement and is incorporated herein by reference in its entirety. Lightyear encourages its stockholders to read the opinion carefully and in its entirety. Burnham’s opinion was limited to the fairness to the Company, from a financial point of view, of the consideration of $22 million in cash to be received by the Company pursuant to the APA. Burnham assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Burnham’s opinion was addressed to LNSI’s Special Committee and does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Asset Sale Proposal or any other matter. The summary of Burnham’s opinion set forth in this Proxy Statement is qualified by reference to the full text of the opinion, which is attached as ANNEX C to this Proxy Statement.

In arriving at its opinion, Burnham, among other things:

(i)	Examined:

a)	a draft of the APA dated May 7, 2013,

b)	historical financial statements of the Company for the three years ended December 31, 2012,

c)	certain internal business, operating and financial information and forecasts of the Company for fiscal years 2013 through 2015, furnished to Burnham by the management of Lightyear,

d)	information regarding publicly available financial terms of certain other business combinations that Burnham believed to be relevant,

e)	the financial position and operating results of the Company and the market prices and trading history of its stock compared with those of certain other publicly traded companies that Burnham believed to be relevant, as reported by reliable information sources;

(ii)	Held discussions with members of senior management of Lightyear to discuss the foregoing;

(iii)	Considered other matters and such accepted financial and other relevant analytical analyses and considerations which Burnham believed to be relevant to its inquiry;

(iv)	Compared the proposed transaction with other comparable and completed transactions that Burnham believed to be relevant, as reported by reliable information services;

(v)	Conducted a discounted cash flow analysis using the financial forecasts provided by the Company’s management; and

(vi)	Performed such other analyses and considered such other information and factors that Burnham deemed to be appropriate.

In preparing its opinion, at Lightyear’s direction, Burnham relied, without assuming responsibility or liability for independent verification, upon the accuracy and completeness of all financial and other information that was available from public sources and all projections and other information provided to Burnham by Lightyear or otherwise discussed with or reviewed by or for Burnham. Burnham assumed with Lightyear’s consent that (i) the financial and other forecasts prepared by Lightyear’s management would be achieved in the amounts and at the times contemplated thereby, and had been reasonably prepared in good faith on the basis of reasonable assumptions, and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to Burnham. Burnham did not express an opinion with respect to the forecasts prepared by Lightyear, or the estimates and judgments on which they were based.

Burnham did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) or the solvency of Lightyear, and did not consider the relative merits of the Asset Sale as compared to any other business plan or opportunity that might be available to Lightyear or the effect of any other arrangement in which Lightyear might engage. Further, Burnham relied on the advice of the Company’s legal counsel, accountants and tax advisors with regard to all legal, accounting and tax matters relating to the Company.

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Burnham also assumed, with Lightyear’s consent, that the final executed form of the APA would not differ in any material respects from the latest draft provided to Burnham, and that the consummation of the Asset Sale would be effected in accordance with the terms and conditions of the APA, without amendment of any material terms or conditions.

Burnham’s opinion was limited to the fairness, from a financial point of view, to the Company of the consideration of $22 million in cash to be received by the Company pursuant to the APA, and Burnham expressed no opinion as to the fairness of the Asset Sale to the holders of any class of securities, creditors or other constituencies of Lightyear or as to the underlying decision by Lightyear to engage in the Asset Sale. Burnham’s opinion did not address any other aspect or implication of the Asset Sale, the APA, or any other agreement or understanding entered into in connection with the Asset Sale or otherwise. Burnham also expressed no opinion as to the fairness of the amount or nature of the compensation paid to any of Lightyear’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the Company pursuant to the APA.

Burnham’s opinion was necessarily based upon economic, market and other conditions as they existed and could be evaluated, and the information made available to Burnham, as of the date of its opinion. Burnham expressed no opinion as to the prices or trading ranges at which LNSI’s common stock will trade at any time. Furthermore, Burnham did not express any opinion as to the impact of the Asset Sale on the solvency or viability of Lightyear, the ability of Lightyear to pay its obligations when they become due, either before or after the consummation of the Asset Sale.

Burnham’s opinion does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Asset Sale or other matter. Burnham’s opinion was approved by a fairness committee of Burnham in accordance with Burnham’s customary practice.

The consideration payable pursuant to the APA was determined through negotiations between Lightyear and Birch and was approved by LNSI’s Special Committee and Board of Directors. In addition, Burnham’s opinion and its presentation to LNSI’s Special Committee were among many factors taken into consideration by LNSI’s board of directors in deciding to approve the Asset Sale. Consequently, the analyses as described below should not be viewed as determinative of the opinion of LNSI’s board of directors with respect to the consideration to be received by the Company or of whether LNSI’s board of directors would have been willing to agree to a different consideration.

Summary of Financial Analysis

Burnham employed generally accepted valuation methods in reaching its financial opinion. The following is a summary of the material financial analyses contained in the presentation that was made by Burnham to LNSI’s Special Committee on May 9, 2013 and that were utilized by Burnham in connection with providing its opinion. The financial analyses summarized below were based on financial forecasts prepared and furnished to Burnham by the management of Lightyear for Lightyear’s standalone operating business. The following summary, however, does not purport to be a complete description of the financial analyses performed by Burnham, nor does the order of analyses described represent relative importance or weight given to those analyses by Burnham. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Burnham’s financial analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 6, 2013, and is not necessarily indicative of current or future market conditions.

In order to facilitate its analysis and based on numerous assumptions outlined therein, Burnham derived, from the consideration of $22 million in cash to be received by the Company pursuant to the APA, a range of implied enterprise values (defined as the implied equity value plus the value of the Company's debt, preferred stock and minority interests, less cash, cash equivalents and marketable securities) for the transaction of approximately $12.0 to $12.3 million.  With the exception of the Asset Sale Comparison, Burnham compared these enterprise values to the enterprise values derived from the valuation methodologies described herein.

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Lightyear Data

The following table summarizes market data related to LNSI as of May 6, 2013:

(in 000's, except per share data)
As of:	5/6/2013
Share Price	$0.08
Shares Outstanding	22,087
Equity Value	1,767
Less: Cash	(145)
Plus: Debt	9,699
Enterprise Value	$11,321

Public Comparables Analysis

Public Comparables: Methodology Burnham reviewed and compared certain financial information for Lightyear’s operating business to corresponding financial information, ratios and public market multiples for the following companies, which, in the exercise of its professional judgment, Burnham determined to be relevant to its analysis:

•	CenturyLink, Inc.
•	Windstream Corporation
•	Frontier Communications Corporation
•	Telephone & Data Systems, Inc.
•	Consolidated Communications Holdings, Inc.
•	EarthLink, Inc.
•	Shenandoah Telecommunications Co.
•	General Communication Inc.
•	IDT Corporation
•	Cbeyond, Inc.
•	Primus Telecommunications Group Inc.
•	Alaska Power & Telephone Co.

Burnham obtained financial metrics and projections for the selected companies from Capital IQ, Bloomberg, Wall Street research, and other publicly available information. Burnham observed that the selected publicly traded companies have significantly larger revenue and market capitalizations than the Company and also have more network assets than the Company and thus higher margins.

For this group, Burnham calculated enterprise value (defined as equity market value plus the value of each company’s debt, preferred stock and minority interests, less cash, cash equivalents and marketable securities) as a multiple of historical and projected (i) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) plus non-cash expenses consisting of stock-based compensation and one-time asset impairment charges (“Adjusted EBITDA”) and (ii) EBITDA less taxes and capital expenditures, plus/minus change in working capital (“Free Cash Flow”).

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Public Comparables: Operating Statistics: In its analysis, Burnham derived and compared estimated revenue growth for the years 2012 and 2013, and Adjusted EBITDA and Free Cash Flow margins (actual for 2012 and estimated amounts for 2013) for Lightyear and the selected companies. The following table sets forth the median, mean, high and low operating statistics for the selected comparable companies, plus Lightyear:

	Revenue Growth		Adjusted EBITA Margin		Free Cash Flow Margin
	2011A- 2012A	2012A - 2013E	2012A	2013E	2012A	2013E
Median:	4%	-1%	34%	34%	14%	15%
Mean:	10%	1%	31%	31%	16%	15%
High:	44%	23%	48%	47%	38%	36%
Low:	-11%	-8%	2%	16%	-4%	-2%

LNSI	-6%	1%	2%	4%	2%	3%

Public Comparables: Trading Statistics: In its analysis, Burnham derived and compared multiples for Lightyear and the selected companies, calculated as follows:

a.	Enterprise value as a multiple of Adjusted EBITDA for calendar year 2012, which is referred to below as “EV / 2012A EBITDA”.

b.	Enterprise value as a multiple of estimated Adjusted EBITDA for calendar year 2013, which is referred to below as “EV / 2013E EBITDA”.

c.	Enterprise value as a multiple of Free Cash Flow for calendar year 2012, which is referred to below as “EV / 2012A FCF”.

d.	Enterprise value as a multiple of Free Cash Flow for calendar year 2013, which is referred to below as “EV / 2013E FCF”.

The following table sets forth the median, mean, high and low trading statistics and valuation multiples for the selected comparable companies, plus Lightyear:

	5/6/13 Market Price as % of 52 wk high	EV / 2012A EBITDA		EV / 2013E EBITDA		EV / 2012A FCF		EV / 2013E FCF
Median:	87%	5.6	x	5.3	x	9.4	x	10.5	x
Mean:	85%	5.3	x	5.2	x	10.0	x	10.3	x
High:	100%	8.1	x	6.7	x	17.1	x	13.9	x
Low:	69%	2.8	x	3.5	x	2.8	x	3.1	x

LNSI	40%	10.3	x	4.6	x	10.4	x	6.9	x

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Public Comparables: Multiples Analysis:

In reviewing this analysis, Burnham also considered, among other things, the relative comparability of the selected companies to Lightyear’s operating business. Based on the foregoing and applying its professional judgment, Burnham then applied the following representative ranges to the respective financial metrics for Lightyear’s operating business, resulting in the following approximate ranges of implied value of Lightyear’s operating business.

Lightyear Network Solutions, Inc. Implied Valuation
	Lightyear Network Solutions	Multiples(1)	Implied Enterprise Value ($MM)	Implied Equity Value(2) ($MM)
Public Trading Comparables (3) (4)
EV / 2012 Adjusted EBITDA	$1.1	3.7x - 6.9x	$4.0 - $7.5	($5.5) - ($2.0)
EV / 2013E Adjusted EBITDA	$2.4	4.1x - 5.9x	$10.0 - $14.4	$0.5 - $4.9
EV / 2012 FCF	$1.1	8.5x - 14.4x	$9.2 - $15.6	($0.3) - $6.1
EV / 2013E FCF	$1.1	9.4x - 13.4x	$10.0 - $14.3	$0.5 - $4.7

Implied Enterprise Value:			$8.3 - $13.0	($1.2) - $3.4

Notes:

(1) For each year, the range excludes the maximum and minimum trading multiples of the comparable companies

(2) Calculated using net debt as of March 31, 2013

(3) Adjusted EBITDA calculated as: EBITDA plus non-cash expenses consisting of (i) stock-based compensation and (ii) one-time asset impairment charges

(4) Free Cash Flow calculated as: EBITDA - Taxes - Capital Expenditures +/- Change in Working Capital

Selected Precedent Transactions Analysis

Burnham reviewed publicly available transactions for the past three years and identified twelve transactions that involved the acquisition of companies in the telecommunications sector that were relevant and comparable to Lightyear. The following table sets forth the selected transactions used in this analysis:

Announced Date	Target	Acquiror
4/16/2012	Primus (Australia)	M2 Telecommunications
2/6/2012	SureWest	Consolidated Communications
12/6/2011	IdeaOne Telecom	Hickory Tech
9/21/2011	Alpheus Communications	The Gores Group
8/1/2011	PAETEC	Windstream
7/11/2011	XO Communications	ACF Industries (Carl. C. Icahn)
12/20/2010	One Communications	EarthLink
10/1/2010	ITC Deltacom	EarthLink
9/13/2010	Cavalier Telephone	PAETEC
8/17/2010	Q-Comm Corporation (KDL Norlight)	Windstream
7/20/2010	Mountaineer Telecommunications	NTELOS Holdings
11/3/2009	Nuvox	Windstream

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For this group, Burnham calculated the Enterprise Value/LTM EBITDA multiples and derived the enterprise value for Lightyear by applying these multiples to the Company's 2012 EBITDA adjusted to approximate the normalized EBITDA that would be achieved by an acquirer without regard for potential synergies. While it was not possible to confirm that the reported EBITDAs for all comparable transactions were adjusted similarly, due to the number and size of these transactions it was assumed that this would not have a material impact on the range of multiples implied thereby. In addition, any such impact would raise EBITDA and thus lower the transaction multiple and the resulting implied valuation for the Company.

The following table sets forth the median and mean derived enterprise value and EV / LTM EBITDA multiples for the selected comparable transactions:

	Enterprise Value ($MM)	EV / LTM EBITDA (1)
Mean:	$611.3	6.1	x
Median:	$475.7	6.0	x

(1)	Based upon LTM EBITDA as reported at the time of the announcement of the acquisition for the selected target companies.

In reviewing this analysis, Burnham also considered, among other things, the relative comparability of the precedent transactions and target companies to the Asset Sale and Lightyear’s operating business. Based on the foregoing and applying its professional judgment, Burnham applied a representative range of 4.8x to 6.9x multiplied by LTM EBITDA for Lightyear’s operating business, resulting in a range of implied enterprise values for Lightyear’s operating business of approximately $7.5 million to approximately $10.8 million, and implied equity values of ($2.1) million to $1.2 million as indicated in the table below:

Lightyear Network Solutions, Inc. Implied Valuation
	Lightyear Network Solutions, Inc. ($MM)	Multiples(1)	Implied Enterprise Value ($MM)	Implied Equity Value(2) ($MM)
Precedent Transactions

EV/ LTM Adjusted EBITDA(3) Plus Public Company Expenses(4)	$1.60	4.8x - 6.9x	$7.5 - $10.8	($2.1) - $1.2

Implied Enterprise Value:			$7.5 - $10.8	($2.1) - $1.2

Notes:

(1) Excludes the maximum and minimum acquisition multiples

(2) Calculated using net debt as of March 31, 2013

(3) 2012A Adjusted EBITDA calculated as: EBITDA plus non-cash expenses consisting of (i) stock-based compensation and (ii) one-time asset impairment charges

(4) Adds back the approximate $0.5 million of costs of being a public company.

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Asset Sale Comparison

Burnham also compared the Asset Sale to a transaction involving Company No. 5 (see “Background to the Transaction”, pages 24 to 30), which is in many ways a very similar business to Lightyear. Both companies are of similar size and offer resale network telecommunications services to small and medium-sized businesses across the United States through third party agents. Although Company No. 5 had been operating under Chapter 11 of the US bankruptcy code since October 2011, and the enterprise value implied in the transaction was impossible to discern, Burnham believed that the following data, extracted from publicly available dockets filed with the bankruptcy court, was relevant and instructive:

($ in 000's)	Lightyear(1)		Company No. 5(2)
Cash Paid / Liabilities Assumed	$22,000		$21,000

Excluded Assets
Note Receivable from Affiliate	1,269		-
Cash	145		421	(3)
Vendor Deposits & Pre-paid Expenses	2,556		993
Total Excluded Assets	3,970		1,414

Gross Value for Assets	$25,970		$22,414

Company Metrics(4)
2012 Revenue	$66,441		$73,311
2012 Adjusted EBTDA	$1,560		$2,165
2013E Revenue	$67,231		$73,616
2013E Adjusted EBITDA	$2,893		$2,531

Implied Multiples
Gross Asset Value / 2012 Revenue	0.39	x >	0.31	x
Gross Asset Value / 2012 Adjusted EBITDA	16.65	x >	10.35	x
Gross Asset Value / 2013E Revenue	0.39	x >	0.30	x
Gross Asset Value / 2013E Adjusted EBITDA	8.98	x >	8.86	x

Notes

(1)	Excluded assets as of January 31, 2013
(2)	Excluded assets as of December 31, 2012
(3)	Represents the average projected cash balance from March 2013 – May 2013
(4)	Projections based on reorganization plan dated 2/6/12; LNSI Adjusted EBITDA calculated as: EBITDA plus (i) stock-based compensation and (ii) one-time, asset impairment charges

Discounted Cash Flow Analysis

Burnham performed a discounted cash flow analysis for Lightyear’s operating business on a standalone basis. A discounted cash flow analysis is designed to estimate an implied value of an operating business by calculating the aggregate present value of the estimated unlevered future free cash flows through 2015, as well as the value of the Company at the end of 2015 (“Terminal Value”) in order to arrive at the value of the business.

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The discounted cash flow analysis performed by Burnham on Lightyear’s operating business was based on the financial forecasts prepared and furnished to Burnham by Lightyear’s management for the years ending December 31, 2013 through December 31, 2015, using projected year-over-year revenue growth of 1%, 11% and 5% in years 2013, 2014 and 2015 respectively, and projected capital expenditures of $454,000, $200,100 and $210,115 in years 2013, 2014 and 2015, respectively. The Company’s Terminal Value was calculated using a perpetual growth rate range from (-5%) to 5%.

Burnham first calculated the unlevered free cash flows of Lightyear’s operating business, calculated as earnings before interest and taxes, minus taxes, plus depreciation and amortization, plus stock-based compensation, plus one-time expenses, plus/minus changes in working capital, minus capital expenditures. The unlevered free cash flows were then discounted to present value using a range of discount rates from 12% to 20%. Burnham calculated these discount rates, or weighted average costs of capital, using the Capital Asset Pricing Model, which considers the risk free rate, equity risk premium, industry risk as implied by the betas of the companies included in the Public Comparables Analysis, Lightyear’s size, tax affected cost of debt financing and capital structure. Burnham noted that the range of values for Lightyear implied by this analysis was between approximately $9.3 million and approximately $15.2 million.

Miscellaneous

The foregoing summary of material financial analyses does not purport to be a complete description of the analyses or data presented by Burnham. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Burnham believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of it, without considering all of its analyses, could create an incomplete view of the processes underlying the analyses and its opinion. No single factor or analysis was determinative of Burnham’s fairness determination. Rather, Burnham considered the totality of the factors and analyses performed in arriving at its opinion. Burnham based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which Burnham based its analyses are set forth in the description of each analysis in the foregoing summary. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Burnham are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Burnham analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which securities may trade at the present time or at any time in the future or at which businesses actually could be bought or sold.

None of the public companies used in the Public Comparables Analysis described above are identical to Lightyear, and none of the precedent transactions used in the precedent transactions analysis described above are identical to the Asset Sale. Accordingly, an analysis of publicly traded comparable companies and precedent transactions is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and precedent transactions and other factors that could affect the value of Lightyear and the public trading values of the companies and precedent transactions to which they were compared.

As a part of its investment banking business, Burnham and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Burnham was selected to deliver an opinion with respect to the Asset Sale on the basis of Burnham’s experience and its familiarity with Lightyear and the industry in which Lightyear operates.

Pursuant to the engagement letter dated March 7, 2013, Lightyear has paid Burnham a valuation fee through the date of this Proxy Statement in the amount of $32,500, with $32,500 remaining outstanding. Pursuant to the APA, Birch will reimburse the Company in an amount not to exceed $65,000 for the cost of the fairness opinion. The compensation paid to Burnham is not contingent upon the successful completion of the Asset Sale. If the Company requests that Burnham update its opinion to reflect changes in the Asset Sale transaction or because of delays in the closing of the Asset Sale, Lightyear will be required to pay Burnham an additional fee of $25,000 for each update. In addition, Lightyear has agreed to reimburse Burnham for out-of-pocket expenses, including reasonable fees and expenses of its counsel, and to indemnify Burnham for certain liabilities arising out of the performance of such services (including the rendering of its opinion).

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Lightyear previously engaged Burnham during June, 2011 to act as a financial advisor to explore strategic and financial alternatives, including acquisitions, merger transactions and/or raising capital (see “Background to the Transaction” on page 24 of this proxy.) Burnham may seek to provide services to the Company or to Birch in the future, and would expect to receive fees for such services. In the ordinary course of Burnham’s and its affiliates’ businesses, Burnham and its affiliates may actively trade or hold the securities of LNSI or any of its respective affiliates for their own account or for others and, accordingly, may at any time hold a long or short position in such securities.

Burnham’s analyses were prepared solely as part of Burnham’s analysis of the fairness of the consideration of $22 million in cash to be received by the Company pursuant to the APA and were provided to LNSI’s Special Committee in that connection. The opinion of Burnham was only one of the factors taken into consideration by LNSI’s board of directors in making its determination to approve the APA and the Asset Sale.

Lightyear Prospective Financial Information

Lightyear is including selected prospective financial information in this Proxy Statement to provide our stockholders with access to certain non-public unaudited projected financial information that was provided to Burnham and was most relevant to them in analyzing the fairness of the Asset Sale transaction.

Lightytear Network Solutions, Inc. Projected Financial Information ($000)
		Years Ended December 31,
Metric	Methodology (4)	2012A	2013E	2014E	2015E
Adjusted EBITDA (1)	Public Comparables	$1,092	$2,446	$2,562	$3,298
Unlevered Free Cash Flow (2)	Discounted Cash Flow	$1,539	$1,642	$1,953	$1,790
Free Cash Flow (3)	Public Comparables	$1,084	$1,064	$1,475	$1,459

(1)	Adjusted EBITDA calculated as: EBITDA plus non-cash expenses consisting of (i) stock-based compensation and (ii) one-time asset impairment charges.
(2)	Unlevered Free Cash Flow calculated as Free Cash Flow + Interest Expense.
(3)	Free Cash Flow calculated as: EBITDA - Taxes - Capital Expenditures +/- Change in Working Capital.
(4)	For Precedent Transactions (M&A Comparables) analysis, Burnham added estimated public company expenses of $468,488 to 2012 adjusted EBITDA.

Effects of the Transaction

If we complete the Asset Sale and our stockholders approve the Plan of Dissolution, we will cease to do business and will not engage in any business activities except for the purpose of liquidating our remaining assets, paying any debts and obligations, distributing the remaining assets to stockholders, and doing other acts required to liquidate and wind up our business and affairs. However, the Company will need to continue its corporate existence until the escrowed portion of the purchase price is released and the liquidation of the Company is completed. Upon consummation of the Asset Sale, in order to reduce costs and maximize the assets available to our common stockholders, the Company intends to terminate the registration of its common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The Company’s duty to file periodic reports with the SEC, such as quarterly and annual reports, will be suspended once the appropriate form is filed with the SEC, since the Company already has fewer than 300 stockholders of record. Deregistration does not require stockholder approval and will not be voted on at the Special Meeting of the Stockholders.

When the Company deregisters its common stock, it may be more difficult (or even impossible) for you to sell shares of Company common stock held by you.

Because the Company had no operations and only nominal assets between June 30, 1998 and February 12, 2010, LNSI is considered a “former shell company,” and the initial resale of an unregistered Company common stock that was issued after June 30, 1998 is subject to the limitations of Rule 144(i) under the Securities Act.

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In general, Rule 144 is a “safe harbor” exemption from the registration requirements of the Securities Act. Rule 144(i)(1) states that securities “initially” issued by a shell company (or former shell company) are not available for resale in reliance on the Rule 144 safe harbor. However, Rule 144(i)(2) provides an exemption from this restriction where a former shell company, among other things, has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months, other than Form 8-K reports. Upon deregistration of its common stock, the Company will cease to file these reports and the Rule 144(i)(2) exemption will no longer apply to any shares of LNSI common stock that were issued after June 30, 1998.

The following table sets forth management’s expectations of the potential use of the proceeds from the Asset Sale.

Note	Transaction	Amount
1	Cash Purchase Price	$22,000,000
2	Payoff of Related Parties	(6,753,000)
3	Payoff of LNSI Lenders	(3,141,000)
4	Other LNSI Liabilities	(6,734,000)
5	Executive Severance	(600,000)
6	Transaction expenses	(500,000)
7	Post Closing Costs	(1,250,000)
8	Contingency	(1,000,000)
9	Net Cash Proceeds from Sale Transaction	$2,021,600

Notes to Use of Proceeds Table

The following notes represent management’s expectations of the potential use of the proceeds from the Asset Sale as represented in the Use of Proceeds Table above. The information below is based on the account balances as of March 31, 2013, with the exception of debt balances, which are September 30, 2013 projected balances.

1.	The base purchase price for the Asset Sale is $22 million, (i) minus an amount equal to the amount by which $15.9 million exceeds Total Actual Revenue (as defined in the APA) for the three calendar months of March, April and May, 2013, divided by $15.9 million and multiplied by $22 million; (ii) minus the amount by which $5,842,365 exceeds the sum of current and 30-day accounts receivable as of May 31, 2013; (iii) minus the amount of customer prepayments as of the closing date, and (iv) plus the amount of prepaid expenses as of the closing date

2.	Repayment of indebtedness to related parties includes accrued interest, plus voice over internet protocol (“VOIP”) and wireless contractual overrides.

3.	Repayment of non-related party LNSI Lenders includes accrued interest based upon the amortization schedules for each loan.

4.	This amount represents estimated non-debt liabilities, net of deposits and prepayments, due as of the transaction closing.

5.	This amount represents the estimated cost of payments pursuant to the retention agreements for the named executive officers.

6.	Includes estimated costs of legal, accounting, and other fees associated with the Asset Sale.

7.	This amount represents the cost of payroll and other operating costs for post-transaction wind down, including the payments pursuant to retention agreements for employees other than the named executive officers.

8.	Represents a contingency for unidentified costs, purchase price adjustments or additional wind-down expenses.

9.	Represents management’s best estimate of net cash available after the use of proceeds described above. This amount does not include the collection of approximately $1.3 million principal and interest owed to the Company from LY Holdings. LY Holdings has no significant assets other than Lightyear equity. Any potential distribution to LY Holdings in connection with a distribution to common stockholders associated with the liquidation and dissolution of the Company following the closing of the Asset Sale will first be offset against the outstanding principal and interest on the Interest Note.

Dissenters’ Right of Appraisal

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the approval of the Asset Sale. The appraisal rights provisions of Section 78.3793 of the Nevada Revised Statutes are not applicable to the matters disclosed in this proxy statement. Accordingly, there are no stockholder appraisal rights in connection with any of the matters discussed in this proxy statement.

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Interests of Certain Parties in the Matters to be Acted Upon

In considering the recommendation of the Board of Directors to vote to approve the Asset Sale Proposal, our stockholders should be aware that our directors and executive officers have financial interests in the consummation of the Asset Sale that may be in addition to, or different from, the interests of our stockholders generally. The Board of Directors and the Special Committee were aware of and considered these potential interests, among other matters, in evaluating and negotiating the Asset Sale and APA and in recommending to our stockholders that they approve the Asset Sale Proposal. Our stockholders should take these interests into account in deciding whether to vote “FOR” the Asset Sale Proposal. The following discussion describes the different contractual arrangements and other rights of our executive officers and directors in connection with the Asset Sale.

Repayment of Notes

Sullivan is the holder of a $6,250,000 note (the “Settlement Note”), which bears interest at the three-month LIBOR rate plus 4% per annum, which is being paid quarterly. The principal was due to be repaid at the January 10, 2013 maturity date, but Sullivan has agreed to a series of forbearances, such that repayment is now due on February 28, 2014.

The Settlement Note is secured by: (i) a Security Agreement dated as of November 4, 2011 among LNSI, Lightyear LLC and Sullivan through which LNSI and Lightyear LLC granted Sullivan a subordinated security interest in substantially all of the assets of LNSI and of Lightyear LLC; (ii) the personal guaranty of a former director; (iii) a Security Agreement between an entity affiliated with a former director and Sullivan whereby the entity grants to Sullivan a security interest in its membership interest in thirty percent (30%) of LY Holdings; and (iv) a Security Agreement between an entity affiliated with a current director and Sullivan whereby the entity grants to Sullivan a security interest in the entity’s ten percent (10%) membership interest in LY Holdings. LY Holdings owns 10,000,000 shares, or 45%, of LNSI’s outstanding common stock.

The Settlement Note and any accrued and unpaid interest will be repaid at the closing of the Asset Sale.

VOIP and Wireless Overrides

In July 2004 and July 2008, LY Holdings borrowed funds, most of the proceeds of which were ultimately provided to Lightyear LLC. The lenders were all affiliates of LY Holdings and are all associated with directors or former directors of the Company. In connection with these loans, LY Holdings and Lightyear executed agreements (the “Letter Agreements”) to pay the lenders (the “Letter Agreement Holders”), in addition to principal and interest payments on the accompanying notes, an amount each month equal to an aggregate of 3% and 4% of the gross commissionable monthly revenues from Lightyear’s sales of wireless and VoIP service offerings (the “Revenue Payments”), respectively. On February 11, 2010, LY Holdings, Lightyear and each of the Letter Agreement Holders entered into a modification (the “First Modification to Letter Agreements”), pursuant to which the Letter Agreements were modified to, among other things, release and discharge LY Holdings from all obligations under the Letter Agreements.

The Letter Agreements have a term of ten years unless terminated early due to a sale of all or substantially all of Lightyear LLC’s assets. Upon an early termination event, Lightyear LLC is obligated to pay the respective Letter Agreement Holders a termination fee in the amount of the sum of the Revenue Payments for the immediately preceding twelve full months, which is estimated to be approximately $200,000 in the aggregate.

Retention Agreements

On May 13, 2013, in connection with the Company’s entry into the APA, the Company also entered into retention agreements with each of the three named executive officers. Under the terms of the retention agreements, each of the named executive officers has agreed to remain employed in his current capacity for purposes of completing the Closing and to complete the liquidation, winding up and dissolution of the Company pursuant to the Plan of Dissolution.

Under the retention agreements, each named executive officer is entitled to a one-time payment equal to his current base salary upon either (i) his termination by the Company without cause or (ii) the consummation of the transactions contemplated by the APA and the subsequent liquidation, winding up and dissolution of the Company. Each named executive officer is entitled to a one-time payment equal to one-half his current base salary upon his voluntary termination of employment with the Company (or his death) following the consummation of the transactions contemplated by the APA but before the liquidation, winding up and dissolution of the Company. No named executive officer will be entitled to any payments under the retention agreements if any such officer (i) voluntarily terminates his employment with the Company (or dies) before consummation of the transactions contemplated by the APA, or (ii) is terminated by the Company for cause. Following any termination of employment, each named executive officer shall be entitled to (i) the monetary equivalent value of the continuation of paid health benefits through December 31, 2013, and (ii) conversion or continuation rights with respect to employee benefit plans, including but not limited to any rights under applicable law.

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Equity Ownership Interest

Certain directors and officers have direct or indirect (through LY Holdings) ownership interests in Lightyear, as detailed at Security Ownership of Certain Beneficial Owners and Management on page 60. After paying off all indebtedness and liquidating the Company, all remaining cash will be distributed to the common stockholders.

Lunsford Capital, LLC holds Fixed and Additional Warrants to purchase 37,500 and 45,000 shares of our common stock at $4.00 and $0.01 per share, respectively, including Additional Warrants to purchase 22,451 shares issued on May 15, 2013 as a result of the acceleration of the issuance of Additional Warrants in connection with the APA. Lunsford Capital has the opportunity to exercise its warrants into shares of common stock prior to the record date, and may vote these shares at the Special Meeting. Pursuant to a plan approved by the Board of Directors on May 10, 2013, in connection with the APA, any remaining issuable Additional Warrants would be accelerated and if the warrants exercisable at $0.01 per share are not exercised, the Company will make any liquidating distributions to stockholders “as if” all warrants exercisable at $0.01 had been exercised, after deducting the exercise price of $0.01 per share from such liquidating distribution. W. Bruce Lunsford, a director, is the voting manager of Lunsford Capital, LLC, and may be deemed to be the beneficial owner of the shares of our common stock held by Lunsford Capital, LLC. Mr. Lunsford disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

LY Holdings Interest Note

On May 10, 2013, the Company and LY Holdings, an affiliate of Lightyear, agreed to amend the terms of the Interest Note with a principal balance of $1,223,203. The amendment states that any potential distribution to LY Holdings in connection with a distribution to common stockholders associated with the liquidation and dissolution of the Company following the closing of the Asset Sale will first be offset against the outstanding principal and interest on the Interest Note. The maturity date for that portion of indebtedness to be set off against any distribution was amended to be the earlier of (i) the date LY Holdings will be due a monetary distribution, or (ii) November 4, 2016, the original maturity date. LY Holdings has no significant assets other than Lightyear equity. As a result, any portion of the principal or interest associated with the Interest Note that is not offset against a liquidating distribution may be uncollectible in the ordinary course of business, if at all.

Sullivan and W. Brent Rice, both directors of Lightyear, are owners of 30% and 10%, respectively, of LY Holdings. LY Holdings, in turn, owns approximately 45% of Lightyear.

Anticipated Accounting Treatment

Following the consummation of the Asset Sale, we will derecognize the sold assets from our consolidated balance sheet and will record a gain on the sale equal to the difference between the aggregate consideration received and the Company’s book value of net assets sold.

Material U.S. Federal Income Tax Consequences of the Transaction

 The Asset Sale will be treated as a taxable sale of assets by the Company and will give rise to net taxable gain recognition in various jurisdictions, including the United States. The Company anticipates the gain recognized for United States federal income tax purposes will be offset entirely with net operating losses.

Expected Consummation of the Asset Sale

We expect to consummate the Asset Sale as soon as practicable after all of the closing conditions in the APA, including approval of the Asset Sale Proposal by our stockholders, have been satisfied or waived. Subject to the satisfaction or waiver of these conditions, we expect the Asset Sale to close on or before September 30, 2013. However, there can be no assurance that the Asset Sale will be consummated at all or, if consummated, when it will be consummated.

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Reasons and Recommendation

 The Company’s board of directors has approved the Asset Sale and recommends approval thereof by the Company’s stockholders. In making its determination to approve and to recommend the Asset Sale for approval by the Company’s stockholders, the Board of Directors consulted with the Company’s management and its accounting and legal advisers and also considered a number of factors. In particular, the Board of Directors considered the Fairness Opinion of Burnham Securities.

Although the Asset Sale results in the sale of substantially all of the Company’s assets with no immediate or guaranteed return to the Company’s stockholders, the board believes it to be in the best interests of and fair to the Company and its stockholders. In particular, the Board of Directors considered the following factors in making its determinations and recommendations:

•	The Company is highly leveraged.

•	The cash required to service the Company’s debt restricts the Company’s ability to make capital investments or strategic marketing investments.

•	The Company has secured debt in excess of $8.6 million maturing within one year and has limited prospects for refinancing this debt.

•	The Company's current and historical financial conditions and results of operations and management's future projections, and the risk of uncertainties involved in achieving these projections.

•	The accounting, legal and compliance expenses from being a small public company.

•	The Company had not met its quarterly earnings-based loan covenants with First Savings Bank during 2012 and didn’t expect to meet the loan covenants during 2013, had First Savings Bank not waived the two earnings-based loan covenants for the remaining life of the loan.

•	The Company has not had the means to make a principal payment out of operating funds on its largest note in over three years.

•	Without ownership of a network, the Company is unable to increase margins sufficiently to offset price compression within the telecommunications industry.

•	The Asset Sale is expected to provide the Company sufficient capital to:

º	Immediately repay the company’s lenders in full.

º	Immediately repay all of the Company’s outstanding current indebtedness, including professional expenses related to the Asset Sale.

•	The Asset Sale is the only option currently available which provides an opportunity for the Company to ultimately return any value to its stockholders.

•	The terms of the APA, including:

º	the $22 million cash purchase price which provides certainty in value;

º	that closing the Asset Sale is not conditioned on Birch obtaining adequate financing;

º	our ability, under certain circumstances, to furnish information to and participate in discussions with third parties regarding unsolicited acquisition proposals; and

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º	The ability of our board of directors, under certain circumstances, to change its recommendation that our stockholders vote to approve the Asset Sale Proposal.

•	The view of our Board of Directors, after consulting with our legal counsel and financial advisors, that the termination fee of $500,000 that we are required to pay to Birch if the APA is terminated under certain circumstances was within the range reflected in similar transactions and not likely to preclude third parties from submitting superior acquisition proposals to acquire Lightyear.

Our Board of Directors also considered and balanced against the potential benefits of the Asset Sale a number of potentially adverse and other factors concerning the Asset Sale, including the following:

•	Given the Company’s lack of strategic alternatives, the APA contains numerous provisions favorable to Birch.

º	There is no deposit of the purchase price paid by Birch.

º	We are required to pay a $500,000 termination payment to Birch if our stockholders don’t approve the Asset Sale, or if we accept a superior competing proposal.

º	There are numerous conditions to Birch’s obligations under the APA. In fact, Birch may terminate the APA at any time concurrent with the payment of $500,000 to the Company.

•	There can be no assurance that the Company will ever receive any of the purchase price consideration placed in escrow.

•	There can be no assurance that the Company will ever receive any cash consideration if the Asset Sale does not close.

In addition to the factors stated above, our Board of Directors also considered the following factors concerning the Asset Sale:

•	The unanimous vote of the Board’s Special Committee comprised only of independent Board members for the purpose of assessing the best outcome for our common stockholders, to forward to the full Board the recommendation to accept the Birch offer.

•	The opinion of Burnham Securities dated May 9, 2013, delivered to the Special Committee to the effect that, as of the date thereof, and based on assumptions made, procedures followed, and matters considered in connection with the opinion set forth, the consideration to be paid to the Company and its stockholders in exchange for substantially all of the Company's assets is fair from a financial point of view to the Company

All of the members of the Company’s Board of Directors have indicated that they intend, and intend to direct their affiliates, including LY Holdings, to vote their shares of Company common stock in favor of the transaction.

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THE ASSET PURCHASE AGREEMENT

General

On May 13, 2013, effective May 10, 2013, we entered into an Asset Purchase Agreement (the “APA”) with Birch, pursuant to which we have agreed, subject to specified terms and conditions, including approval of the Asset Sale Proposal by our stockholders at the special meeting, to sell to Birch substantially all of the Company’s operating assets.

Assets to be Sold and Liabilities to be Assumed by Buyer

Pursuant to the APA, we have agreed to sell to Birch all of the assets used in our business of telecommunications service, including (but not limited to) our active customer accounts, and contracts for services related thereto, accounts receivable, network equipment, websites, web domains, trade names, customer service telephone numbers, customer deposits, unbilled revenues, and goodwill.

Birch will assume any liabilities arising under assigned contracts and any prorated expenses.

Assets and Liabilities to be Retained by the Company

Assets to be retained by the Company include (but are not limited to) cash or cash equivalents, certain excluded contracts, the recovery of funds associated with any pre-closing judgments, the lease associated with and the assets located at the Company’s headquarters location in Louisville, Kentucky (except for specified network equipment), any rights or records related to liabilities not assumed by Birch, or related to any excluded assets, shares of capital stock of the Company and its subsidiaries, corporate records and assets related to the Company’s employee benefits plans.

Closing

The closing of the Asset Sale will take place at 3060 Peachtree Road NW, Suite 1065, Atlanta, Georgia 30305, not later than the tenth business day after all the conditions to closing have been satisfied, and the final adjusted purchase price has been calculated.

Purchase Price

The base purchase price for the Asset Sale is $22 million, (i) minus an amount equal to the amount by which $15.9 million exceeds Total Actual Revenue (as defined in the APA) for the months of March, April and May 2013, divided by $15.9 million and multiplied by $22 million; (ii) minus the amount by which $5,842,365 exceeds the sum of current and 30-day accounts receivable as of May 31, 2013; (iii) minus the amount of customer prepayments as of the closing date, and (iv) plus the amount of prepaid expenses as of the closing date.

The Company’s stockholders are not expected to immediately receive any consideration upon the consummation of the Asset Sale. In general, at closing, proceeds from the transaction will be used to pay transaction-related expenses and to service the Company’s outstanding indebtedness.

Escrow

As explained herein, $2.2 million of the purchase price will be placed in escrow pursuant to an escrow agreement between the Company, Birch and the escrow agent. The balance of escrow funds which are not the subject of any claims or any objections or disputes will be released to the Company on December 15, 2013.  There can be no assurance that the Company will ever receive any of the purchase price consideration placed in escrow.

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Regulatory Filings

LNSI and Birch will make all filings necessary to obtain all approvals required for the Asset Sale from the Federal Communications Commission and any other state public service or public utilities commission having regulatory authority over the customer accounts and related contracts sold to Birch.

Representations and Warranties

The APA includes customary representations and warranties made by us regarding our business, including our financial condition and structure, as well as other facts pertinent to the Asset Sale. The APA also includes customary representations and warranties of Birch regarding aspects of its structure, and other facts pertinent to the Asset Sale.

We made a number of representations and warranties to Birch in the APA, including representations and warranties regarding the Company relating to the following:

•	our corporate organization;

•	our corporate authorization to enter into and carry out our obligations under the APA;

•	the absence of litigation relating to or affecting the transactions contemplated by the APA;

•	our compliance with all legal requirements of all governmental authorities applicable to us;

•	the absence of any brokerage or finders’ fees or commissions or any similar charges which we or Birch may be obligated to pay in connection with the transactions contemplated by the APA;

•	representations with regard to the completeness, accuracy and validity of all contracts related to sold customer accounts that are assigned to Birch, pursuant to the APA; and

•	the information we provided in connection with the preparation of this proxy statement.

Non Solicitation

We have agreed to enter into agreements with each of our officers and key employees, restricting them from soliciting any of Birch’s customers, including customers associated with the sold customer accounts, for a period of one year from the closing date.

Conduct of Business Prior to the Closing Date

We agreed in the APA to conduct our business in the ordinary course of business until the consummation of the Asset Sale.

Solicitation of Other Offers; Exclusivity

Until the consummation of the Asset Sale or the termination of the APA pursuant to its terms, neither we nor our representatives may:

•	initiate, solicit or knowingly encourage any inquiries, proposals or offers with respect to, or the making or completion of, an Acquisition Proposal, as defined below;

•	engage or participate in any negotiations or discussions in connection with any Acquisition Proposal or provide non-public information in connection with any potential Acquisition Proposal;

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•	approve, endorse or recommend any Acquisition Proposal; or

•	approve, endorse or recommend, or enter into an agreement relating to an Acquisition Proposal.

We also agreed to end any existing activities with respect to any Acquisition Proposal, and neither our board of directors nor any board committee will withdraw or modify in a manner adverse to Birch, or publicly propose to withdraw or modify in a manner adverse to Birch, its recommendation of the APA or the Asset Sale, or approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal. We refer to any of these actions as a “Change of Recommendation.”

Notwithstanding the restrictions described above, at any time before our stockholders approve the Asset Sale Proposal, we may furnish non-public information to, and enter into discussions with, any person in response to an Acquisition Proposal that did not result from a breach of our non-solicitation obligations under the APA, if our board of directors determines in good faith that the Acquisition Proposal constitutes or may reasonably be expected to result in a Superior Proposal, as defined below, provided that:

•	we notify Birch within 24 hours of any written Acquisition Proposal that is reasonably likely to lead to a Superior Proposal, including the identity of the person making, and the proposed material terms and conditions of, the Acquisition Proposal, and

•	we keep Birch reasonably informed on a current basis of the status of any Acquisition Proposal.

For purposes of the APA:

•	An “Acquisition Proposal” is a proposal, indication of interest, or offer to acquire or purchase 20% of more of the Company’s assets, or any similar transaction pursuant to which any person would beneficially own 20% or more of any class of equity securities of LNSI.

The Company Board Recommendation

Our Board of Directors has recommended to our stockholders that they vote for the Asset Sale Proposal. Until our stockholders approve the Asset Sale Proposal, our board of directors can make a Change of Recommendation and terminate the APA only if it receives an unsolicited acquisition proposal, that would likely result in a Superior Proposal and:

•	we give Birch seven days written notice of our board of directors’ intention to make a Change of Recommendation and terminate the APA, with the notice stating that we have received an Acquisition Proposal that is a Superior Proposal, identifying the person who made the Superior Proposal and describing the material terms and conditions of the Superior Proposal;

•	during the seven day notice period, we negotiate with Birch in good faith to make such adjustments to the terms of the APA, so that the acquisition proposal no longer constitutes a Superior Proposal.

•	after giving due consideration to all adjustments to the terms of the APA offered by Birch, our board of directors determines in good faith, after consulting with outside legal counsel and financial advisors that a Change of Recommendation is required by its fiduciary duties to the stockholders.

Access to Information

Through the Closing Date, we have agreed to give Birch access during normal business hours any and all books and records and other data that is reasonably related to the assets to be transferred in connection with the Asset Sale, including billing data, pricing data, product descriptions, payment data, customer service data, regulatory data, network data and repair records data.

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Preparation of the Proxy Statement

We have agreed to prepare and file this proxy statement with the SEC to be sent to our stockholders in connection with the Special Meeting to approve the Asset Sale and that such Proxy Statement should comply as to form in all material respects with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

 We have agreed to use our reasonable best efforts to respond as promptly as practicable to any comments of the SEC relating to this Proxy Statement and to cause this Proxy Statement to be mailed as promptly as practicable within ten days after this Proxy Statement is cleared by the SEC.

Employees and Employee Benefits

Birch has the right (but not the obligation) to hire in its discretion any support personnel currently supporting the assets to be transferred in connection with the Asset Sale.

Additional Covenants

The APA contains additional agreements between us and Birch, related to, among other things:

•	the apportionment of tax liability, if any, incurred from the transfer of assets;

•	our obligation to refrain from the solicitation of Birch’s customers, including those transferred to Birch in connection with the Asset Sale;

•	the redesignation of contracts associated with the assets to be transferred to Birch in connection with the Asset Sale;

•	notification of all customers affected by the Asset Sale;

•	Birch’s right, but not obligation, to hire any support personnel currently supporting assets to be transferred in connection with the Asset Sale;

•	our agreement to cease to market any business activity under the acquired trade names immediately after the closing, and to deliver consents to use such names to Birch, and to have changed our legal entity names within nine months of the closing date;

•	our obligation to have quarterly reviews conducted in accordance with Statement of Accounting Standards Bulletin 100 – Interim Financial Reporting (“SAS 100”) for all periods through the fiscal quarter ending September 30, 2013, or December 31, 2013 if the closing occurs after September 30, 2013, and to provide all financial statements, and supporting schedules prepared in connection with these reviews to Birch;

•	our obligation to prepare and file this proxy statement with the SEC; and

•	the parties’ access to information, records, personnel and network assets transferred in the Asset Sale following the consummation of the Asset Sale.

Conditions to Closing

Birch’s obligation to close the Asset Sale is subject to the satisfaction or waiver of the following conditions:

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•	all of the Company’s representations and warranties being true and correct as of the closing date;

•	our performance of each covenant and agreement required pursuant to the APA;

•	receipt by Birch of all regulatory authorizations required under the APA;

•	the delivery of bills of sale, endorsements, and other instruments of conveyance which vest in Birch the right, title and interest in all of the assets transferred in connection with the Asset Sale;

•	the transfer of physical possession of the tangible assets sold to Birch; and

•	approval by our stockholders of the Asset Sale Proposal.

 Our obligation to close the Asset Sale is subject to the satisfaction or waiver of the following conditions on or prior to the closing:

•	Birch’s representations and warranties in the APA are true and correct in all material respects as of the closing date, and our receipt of a certificate to this effect from Birch;

•	Birch’ has performed or complied in all material respects with all of its covenants and obligations to be performed or complied with through the closing, and have received a certificate to this effect from Birch;

•	no governmental authority has prohibited the consummation of the Asset Sale; and

•	our stockholders have approved the Asset Sale Proposal.

 Termination

The APA may be terminated by either the Company or by Birch prior to the closing if:

•	the Asset Sale has not been consummated by September 30, 2013; or

•	any governmental authority has prohibited the consummation of the Asset Sale.

The APA may be terminated by Birch prior to the closing in the event of our material breach of any agreements, covenants, representations or warranties contained in the APA, if our stockholders have not approved the Asset Sale proposal, or concurrent with Birch’s payment to us of a termination fee described below

We may terminate the APA prior to the closing in the event of Birch’s material uncured breach of any agreements, covenants, representations or warranties contained in the APA, or if our stockholders have not approved the Asset Sale proposal or we received a superior proposal and we pay Birch the termination fee described below.

Termination Fee

A termination fee of $500,000 is payable to Birch by us upon the termination APA by either party if our stockholders have not approved the Asset Sale proposal or if we terminate the APA as a result of receiving a Superior Proposal.

A termination fee of $500,000 is payable to us by Birch upon the termination of the APA for no reason.

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Indemnification

We and Birch have agreed to indemnify each other for damages as a result of certain breaches of representations, warranties or covenants contained in the APA. The representations and warranties made in the APA expire on December 15, 2013. No claims can be made for the breach of a representation of warranty made in the APA, unless notice of the claim was delivered to the breaching party prior to the expiration date. The Company’s maximum indemnification liability is the escrow amount of $2.2 million.

Succession and Assignment

No party to the APA may assign either the APA or any of its rights, interests, or obligations under the APA without the prior written consent of the other parties to the APA, (which consent may be granted or withheld in the sole discretion of such other Party); provided, however, that Birch is permitted, upon prior notice to the Company, to assign all or part of their rights or obligations under the APA to one or more of its Affiliates, or to Tempo Telecom LLC. However, no such assignment will relieve Birch of its obligations under the APA.

Amendments and Waivers

We and Birch have each waived our right to a trial by jury with respect to any litigation based upon, or in connection with the APA. This waiver will survive the closing of the Asset Sale, or any termination of the APA. Neither the failure nor any delay by any party to exercise their rights under the APA will constitute a waiver of such right. The APA may not be amended except by a written agreement executed by all of the Parties.

Governing Law

The APA is governed by, and construed in accordance with the laws of the State of Georgia without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of Georgia applicable hereto.

The Board recommends a vote “FOR” the Asset Sale Proposal.

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PROPOSAL #2: ADVISORY VOTE ON CHANGE OF CONTROL COMPENSATION

Section 14A(b)(1) of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that the Company provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation payable under existing arrangements with the Company that certain of the Company’s executive officers will or may be entitled to receive as a result of the Asset Sale (the “Change of Control Compensation”).

In connection with the Company’s entry into the APA, on May 13, 2013, the Company also entered into retention agreements with each of the named executive officers. Under the terms of the retention agreements, each of the named executive officers has agreed to remain employed in his current capacity for purposes of completing the Closing and to complete the dissolution and winding up of the Company pursuant to the Plan of Dissolution.

Under the retention agreements, each named executive officer is entitled to a one-time payment equal to his current base salary upon either (i) his termination by the Company without cause or (ii) the consummation of the transactions contemplated by the APA and the subsequent winding up and dissolution of the Company. Each named executive officer is entitled to a one-time payment equal to one-half his current base salary upon his voluntary termination of employment with the Company (or his death) following the consummation of the transactions contemplated by the APA but before the winding up and dissolution of the Company. No named executive officer will be entitled to any payments under the retention agreements if any such officer (i) voluntarily terminates his employment with the Company (or dies) before consummation of the transactions contemplated by the APA, or (ii) is terminated by the Company for cause. Following any termination of employment, each named executive officer shall be entitled to (i) the monetary equivalent value of the continuation of paid health benefits through December 31, 2013, and (ii) conversion or continuation rights with respect to employee benefit plans, including but not limited to any rights under applicable law.

The table below sets forth the criteria and amounts payable to each named executive officer under the retention agreements:

	Amount Payable Under Retention Agreement
Named Executive Officer (Title)	Remain until complete wind up and dissolution	Involuntary Termination without cause	Voluntary Termination (or death) after Closing	Voluntary Termination before Closing
Stephen M. Lochmueller, CEO	$240,000	$240,000	$120,000	$0
Randy Ammon, President, Interim CFO, COO	$180,000	$180,000	$90,000	$0
John J. Greive, VP Regulatory Affairs, General Counsel	$135,000	$135,000	$67,500	$0

The Board recommends a vote “FOR” the Advisory Vote on Change of Control Compensation

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PROPOSAL #3: CHANGE OF CORPORATE NAME PROPOSAL

At the Meeting, the stockholders will be asked to vote upon a proposal to approve an amendment to the Company’s Certificate of Incorporation to change the Company’s corporate name to “LYNS INC.” (the “Name Change”), if the stockholders also approve the Asset Sale. The reason for the Name Change is that the Company’s corporate name is one of the assets being sold to Birch pursuant to the Asset Sale.

If the Asset Sale does not occur, an amendment to the Company’s Certificate of Incorporation to effect the Name Change will not be filed with the Nevada Secretary of State, and the Company’s name will not change.

If the amendment to the Company’s Certificate of Incorporation to effect the Name Change is approved by the stockholders, and if the Asset Sale is consummated, the First Article of the Company’s Certificate of Incorporation will be amended to read as follows:

“The name of the Corporation is “LYNS INC.” (the “Corporation”).

The Name Change will become effective upon filing a Certificate of Amendment to the Company’s Certificate of Incorporation, which filing will be made within nine (9) months following the closing date of the Asset Sale.

Following implementation of the Name Change, stockholders should continue to hold their existing stock certificates representing Common Stock. Stockholders will not be required to tender their stock certificates in exchange for new certificates with the new name. Stockholders should not destroy any stock certificates and should not deliver any stock certificates to the Company’s transfer agent.

Approval of the amendment to the Company’s Certificate of Incorporation to effect the Name Change requires the affirmative vote of the holders of a majority of all the issued and outstanding shares of common stock.

The Board recommends a vote “FOR” the Change of Corporate Name Proposal.

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PROPOSAL #4: PLAN OF DISSOLUTION PROPOSAL

Reasons for the Dissolution Proposal

At the Special Meeting, we are asking our stockholders to consider and vote on a proposal to dissolve the Company (the “Dissolution”) pursuant to the Plan of Dissolution. After the Asset Sale, our operating assets will consist principally of cash and our interest in the escrow account. We believe these assets would be insufficient to launch or acquire a new business as a going concern. Therefore, our board of directors believes that it is in the best interests of the Company and our stockholders to dissolve and liquidate Lightyear Network Solutions, Inc. and distribute any remaining assets in accordance with the terms of the Plan of Dissolution.

Attached as ANNEX D to this Proxy Statement is the Plan of Dissolution.  The material features of the Plan of Dissolution, and other information regarding the winding up of the Company, are summarized below.  The following summary of the Plan of Dissolution is not a complete summary and is subject in all respects to the provisions of, and is qualified by reference to, the Plan of Dissolution.  Stockholders are urged to read the Plan of Dissolution in its entirety.

 The Board views the Asset Sale, the Name Change and the Plan of Dissolution as part of one transaction. The Dissolution and the Plan of Dissolution have been approved by our board of directors, subject to stockholder approval.

Summary of Plan of Dissolution

Background

The Plan of Dissolution is conditioned on the consummation of the Asset Sale and obtaining approval of the Plan of Dissolution from the holders of a majority of all the issued and outstanding shares of Common Stock.  Pursuant to the Plan of Dissolution, if the Dissolution is approved but (i) the Asset Sale is not authorized by our stockholders or (ii) the Asset Sale is not consummated, then the Dissolution will not occur. In that event, our Board of Directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our stockholders as the Asset Sale and the Dissolution together. This may include remaining an operating company, which may reduce amounts available to stockholders in the event of a later dissolution. Any future sale of substantially all of the assets of the Company or other transactions may be subject to further stockholder approval.

If our stockholders do not approve the Plan of Dissolution, we will still complete the Asset Sale if it is authorized by our stockholders and the other conditions to closing of the Asset Sale are satisfied or waived. In that case, we will have transferred all of our operating assets to Birch and expect to have no operations to generate revenue. We would likely continue to ask the stockholders to approve the Plan of Dissolution, in a separate special meeting of stockholders called for that purpose. In any event, with no assets with which to generate revenues and no Plan of Dissolution approved, we would use the cash received from the Asset Sale, as well as our other cash, to pay off our indebtedness, and pay ongoing operating expenses instead of having the potential to make distributions to our stockholders. We would have no material business or operations after the Asset Sale and will have retained only those employees required to maintain our corporate existence, satisfy our public company reporting obligations and wind down the Company. Our board of directors would have to evaluate our alternatives, including the possibility of investing the cash received from the Asset Sale in another operating business. These alternatives may not be as favorable to our stockholders as the Plan of Dissolution.

In connection with the Plan of Dissolution, we intend to file a certificate of dissolution with the Nevada Secretary of State, wind up our affairs, attempt to convert all of our remaining assets into cash or cash equivalents, pay or attempt to adequately provide for the payment of all of our known obligations and liabilities and distribute pro rata in one or more liquidating distributions, if any, to or for the benefit of our stockholders, as of the applicable record date(s), all of our remaining assets, if any.

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Cessation of Business Activities

Upon filing a Certificate of Dissolution with the Nevada Secretary of State, we will cease business activities and withdraw from any jurisdiction in which we are qualified to do business, unless any such qualification to do business is necessary, appropriate or desirable for the Asset Sale and any other liquidation of our assets, and for the proper winding up of the Company.

Deregistration

Upon approval of the Asset Sale Proposal at the Special Meeting, in order to reduce costs and maximize the assets available to our common stockholders, the Company intends to terminate the registration of its common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The Company’s duty to file periodic reports with the SEC, such as quarterly and annual reports, will be suspended once the appropriate form is filed with the SEC, since the Company already has fewer than 300 stockholders of record. Deregistration does not require stockholder approval and will not be voted on at the Special Meeting of the Stockholders.

When the Company deregisters its common stock, it may be more difficult (or even impossible) for you to sell shares of Company common stock held by you.

Because the Company had no operations and only nominal assets between June 30, 1998 and February 12, 2010, LNSI is considered a “former shell company,” and the initial resale of an unregistered Company common stock that was issued after June 30, 1998 is subject to the limitations of Rule 144(i) under the Securities Act of 1933, as amended (the “Securities Act”).

In general, Rule 144 is a “safe harbor” exemption from the registration requirements of the Securities Act. Rule 144(i)(1) states that securities “initially” issued by a shell company (or former shell company) are not available for resale in reliance on the Rule 144 safe harbor. However, Rule 144(i)(2) provides an exemption from this restriction where a former shell company, among other things, has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months, other than Form 8-K reports. Upon the deregistration of its common stock, the Company will cease to file these reports and the Rule 144(i)(2) exemption will no longer apply to any shares of LNSI common stock that were issued after June 30, 1998.

Distributions to Stockholders

Our board of directors will determine, in its sole discretion and in accordance with the Plan of Dissolution and applicable law, the timing of, the amount of, the kind of and the record dates for all distributions to be made to stockholders, if any. Our board of directors may declare one or more additional cash distributions to our stockholders prior to the filing of the Certificate of Dissolution. However, our board of directors has not established a firm timetable for distributions to stockholders or for the amount of any distributions. No assurances can be made as to the ultimate amounts to be distributed, if any, or the timing of any distributions. We expect that our board of directors will, subject to uncertainties inherent in the winding up of our business, make a final liquidating distribution as promptly as practicable after payment of outstanding claims. However, no assurances can be given either as to the ultimate amounts available for distribution to our stockholders, if any, or as to the timing of any distributions.

Government Approvals

No U. S. federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and dissolution of the Company, except for filing the Certificate of Dissolution and compliance with applicable (a) Nevada law; (b) rules and regulations of the SEC; (c) Internal Revenue Code (the “Code”) and (d) federal or state rules or regulations concerning public utility companies.

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Absence of Appraisal Rights

Stockholders who do not approve of the Plan of Dissolution may vote against the Plan of Dissolution Proposal, but under Nevada law, appraisal rights are not provided to stockholders in connection with the Plan of Dissolution.

Tax Consequences

See “Certain U.S. Federal Income Tax Considerations” below.

The Board recommends a vote “FOR” the Plan of Dissolution Proposal.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income tax consequences of the winding up to the Seller Parties and the stockholders who hold their shares of Common Stock as a capital asset, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and foreign entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

The discussion below is based upon the Code, Treasury Regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. The following discussion has no binding effect on the IRS or the courts, and assumes that any distributions to stockholders will be in accordance with the Plan of Dissolution.  No ruling has been requested from the IRS with respect to the anticipated tax treatment of the winding up, and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein.  There is no assurance that the distributions made pursuant to the Plan of Dissolution, if any, will be treated as liquidating distributions.  If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the Company and/or the stockholder level, thus reducing the benefit to the stockholders and the Company from the winding up.

Certain U.S. Federal Income Tax Consequences of the Winding Up

U.S. Federal Income Tax Consequences to the Company

It is anticipated that the Company will not incur any material U.S. tax liability from the winding up as the Company’s primary asset will be cash.  Further, distribution of the Asset Sale proceeds by the Company’s subsidiaries to the Company will not be taxable to the subsidiaries for U.S. federal income tax purposes.

Certain U.S. Federal Income Tax Consequences to Stockholders

If the Company consummates the winding up and liquidates, a stockholder will recognize gain or loss with respect to distributions made pursuant to the Plan of Dissolution equal to the difference between: (i) the sum of the amount of money and the fair market value of property (other than money) distributed to such stockholder; and (ii) such stockholder’s tax basis in the Common Stock.  A stockholder’s tax basis in his shares generally will equal the stockholder’s cost for the Common Stock. The gain or loss will be a capital gain or loss, assuming the shares of Common Stock are held as capital assets.  Long-term capital gain recognized by a stockholder that is an individual, estate or trust generally is taxed at a maximum current U.S. federal income tax rate of 20%. Additionally, legislation enacted in 2010 requires certain U.S. stockholders who are individuals, trusts or estates to pay a Medicare tax of 3.8% (in addition to taxes they would otherwise be subject to) on investment income for taxable years beginning after December 31, 2012.  In the case of a stockholder that is a corporation, capital gains are currently taxed at the same rate as ordinary income. The deductibility of capital losses is subject to certain limitations.  U.S. corporations generally may carry back capital losses up to three taxable years and generally may carry forward capital losses up to five taxable years.  Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income; however, U.S. individuals are allowed to offset a limited amount of net capital loss against ordinary income.  The tax basis of any property other than cash received by each stockholder upon winding up will be the fair market value of the property at the time of the distribution.

If the Company effects the winding up and liquidates, stockholders may receive one (1) or more liquidating distributions, if any, including a deemed distribution of cash.  A stockholder’s gain or loss will be computed on a “per share” basis so that gain or loss is calculated separately for blocks of shares of Common Stock acquired at different dates and different prices. Each liquidating distribution will be allocated proportionately to each Common Share owned by a stockholder.  Gain will be recognized in connection with a liquidating distribution only to the extent that the aggregate value of all liquidating distributions received by a stockholder with respect to a share exceeds such stockholder’s tax basis for that share. If the amount of the distributions is less than the stockholder’s basis in the Common Stock, the stockholder will generally recognize a loss in the year the final distribution is received by the stockholder.

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If the Company effects the winding up and liquidates, the Company will, at the close of the taxable year, provide stockholders and the IRS with a statement of the amount of cash and the Company’s best estimates of the fair market value of any property distributed to the stockholders during that year as determined by the Company, at such time and in such manner as required by the Treasury Regulations.

If the Plan of Dissolution Proposal is not approved (or if it is approved, but one or more distributions are made to stockholders prior to the Plan of Dissolution becoming effective or the distribution otherwise is not characterized as a distribution in complete liquidation of the Company for U.S. federal income tax purposes), the discussion above does not apply to such distributions by the Company to stockholders.  Rather, such distributions, if any, are characterized as dividends to the stockholders to the extent of the Company’s earnings and profits (as calculated for tax purposes), and distributions in excess of the Company’s earnings and profits are tax free to stockholders to the extent of their tax basis in their shares, and thereafter taxable as capital gains.  Non-corporate stockholders currently are taxed on the amount of distributions characterized as dividends at a maximum federal income tax rate of 39.6%.  Also, the Medicare tax of 3.8% will apply to dividend income for certain high income individuals, estates and most trusts.  Dividends received by corporate stockholders are taxed at ordinary income tax rates, but may be eligible for a dividend received deduction.

U.S. Income Tax Consequences of Backup Withholding

Unless a stockholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, the stockholder may be subject to back-up withholding tax with respect to any payments received under the winding up. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s U.S. federal income tax liability.

U.S. Federal Income Taxation of Non-U.S. Stockholders

In general, a winding up or complete liquidation of a U.S. domestic corporation is treated as a sale or exchange of its shares by its non-corporate stockholders and by its corporate stockholders owning less than eighty percent (80%) of the shares of the liquidating corporation.  This sale or exchange is generally taxable as a capital gain.  However, if the individual stockholder is a non-resident alien of the United States and such gain is not effectively connected with the conduct of a trade or business by such person, the capital gain is not subject to U.S. tax under the Code unless the individual is present in the United States for over 183 days during the taxable year and one (1) of the following occurs: (i) the non-resident alien has a tax home in the United States; or (ii) the property is sold through an office or other fixed place of business of the non-resident alien in the United States. Such taxpayer may be exempt under an applicable income tax treaty.

FOREIGN CORPORATIONS, PERSONS OR ENTITIES WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. AND NON-U.S. TAX CONSEQUENCES OF THE WINDING UP.

The foregoing summary of certain U.S. federal income tax consequences is included for general information only and does not constitute legal advice to any stockholder.  The tax consequences of the winding up may vary depending upon the particular circumstances of the stockholder.  Each stockholder is recommended to consult his or her own tax advisor regarding the tax consequences of the winding up.

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS UNDER TREASURY CIRCULAR 230, THE COMPANY INFORMS STOCKHOLDERS THAT (1) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES CONTAINED IN THIS PROXY STATEMENT (INCLUDING ANY ATTACHMENTS), UNLESS OTHERWISE SPECIFICALLY STATED, WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE, (2) SUCH DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE MATTERS ADDRESSED BY THIS PROXY STATEMENT AND (3) EACH STOCKHOLDER SHOULD SEEK ADVICE BASED UPON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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PROPOSAL #5: PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING

If approved, this proposal would permit us to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies in the event that, at the Special Meeting, the affirmative vote in favor of the Asset Sale Proposal is less than a majority of our outstanding shares of Common Stock entitled to vote at the Special Meeting. If this proposal is approved and the Asset Sale Proposal is not approved at the Special Meeting, we will be able to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies to approve the Asset Sale Proposal. If you have previously submitted a proxy on the proposals discussed in this proxy statement and wish to revoke it upon adjournment or postponement of the Special Meeting, you may do so.

 If a quorum is present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if the number of shares voted in favor of that proposal are greater than those voted against that proposal. Abstentions and Broker Non-Votes will have no effect on the outcome of the vote on the Proposal to Adjourn or Postpone the Special Meeting if it is submitted for stockholder approval when a quorum is present at the meeting. If a quorum is not present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will only be approved if the holders of a majority of the voting power of our Common Stock present in person or by proxy at the Special Meeting vote to approve the proposal. Under these circumstances, abstentions would have the same effect as a vote against this proposal and Broker Non-Votes would have no effect on the outcome of the vote on this proposal.

The Board recommends a vote “FOR” the Proposal to Adjourn or Postpone the Special Meeting.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of June 12, 2013 regarding beneficial ownership of Lightyear and of LY Holdings by the following groups: (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and named executive officers as a group, and (iv) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, the business address of each of the persons listed below is 1901 Eastpoint Parkway, Louisville, KY 40223.

LY Holdings may be deemed to be a "parent" of Lightyear as such term is defined in the rules promulgated under the Exchange Act. LY Holdings’ sole business currently is to hold shares of Lightyear.

	LNSI		LY Holdings
	Common Stock		Membership Units
Name of Beneficial Owner	Beneficially Owned		Beneficially Owned
	Shares	% (1)	Shares	% (2)
5% or Greater Stockholders
LY Holdings, LLC(3)	10,000,000	45%	N/A	N/A
Birch Communications, Inc.(4)	10,000,000	45%	N/A	N/A

Directors and Named Executive Officers
Stephen M. Lochmueller(5)	200,000	*	-	*
Randy Ammon(5)	200,000	*	-	*
John Grieve(5)	62,500	*	-	*
Chris T. Sullivan(6)	-	*	3,733,750	30%
W. Brent Rice(7)	-	*	1,250,000	10%
Ronald L. Carmicle	39,247	*	-	*
W. Bruce Lunsford(8)	261,472	1%	-	*
Jeffrey T. Hardesty	5,411	*	-	*

All executive officers and directors as a group (8 persons)(9)	768,630	3%	4,983,750	40%

*Represents holdings of less than 1% of shares outstanding.

(1)	Based upon 22,086,641 shares of our common stock, and with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of June 12, 2013.

(2)	Based upon 12,500,000 membership units of LY Holdings outstanding at June 12, 2013.

(3)	LY Holdings owns 10,000,000 shares of our common stock.

(4)	Includes 10,000,000 shares of common stock held of record by LY Holdings, as described in footnote (3) above, over which Birch Communications, Inc. has voting power pursuant to a Voting Agreement, dated May 10, 2013. The address for Birch Communications, Inc. is 4885 Riverside Drive, Suite 304, Macon GA, 31210

(5)	Consists of shares of our common stock issuable upon the exercise of stock options.

(6)	The membership units of LY Holdings beneficially owned by Mr. Sullivan include 3,733,750 units held by Sullivan LY, LLC (a limited liability company managed by Mr. Sullivan). Mr. Sullivan may be deemed to be the beneficial owner of the membership units held by Sullivan LY, LLC.

(7)	The membership units of LY Holdings beneficially owned by Mr. Rice include 1,250,000 units held by Rice-LY Ventures, LLC (a limited liability company managed by Mr. Rice). Mr. Rice may be deemed to be the beneficial owner of the membership units held by Rice-LY Ventures.

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(8)	Consists of 178,972 shares of our common stock and 37,500 and 45,000 shares of our common stock issuable upon the payment of the $4.00 and $0.01 exercise price, respectively, of warrants owned by Lunsford Capital, LLC. Pursuant to a May 10, 2013 Board action, the warrants with the $0.01 exercise price will participate in any liquidating distribution “as if” the warrant had been exercised (less $0.01 per share). Mr. Lunsford is the voting manager of Lunsford Capital, LLC, and may be deemed to be the beneficial owner of the shares of our common stock held by Lunsford Capital, LLC. Mr. Lunsford disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(9)	Consists of 223,630 shares of our common stock, 462,500 shares of our common stock issuable upon the exercise of stock options, and 82,500 shares of our common stock issuable upon the exercise of warrants.

Pledged Securities

LY Holdings has pledged 2,000,000 shares of LNSI common stock as a security interest against its obligations under the $1,223,203 Interest Note. LY Holdings has also pledged 2,000,000 shares of LNSI common stock as a security interest for Lightyear’s $2,000,000 secured promissory note with First Savings Bank, F.S.B.

Rice-LY Ventures, LLC, a Kentucky limited liability company managed by W. Brent Rice, a director of Lightyear, has pledged 1,250,000 shares, a 10% beneficial interest, of LY Holdings to Chris Sullivan, a director of Lightyear, as collateral on his $6,250,000 Settlement Note.

LANJK, LLC, a Kentucky limited liability company managed by a former director and wholly owned by his wife, has pledged 3,750,000 shares, a 30% beneficial interest, of LY Holdings, to Chris Sullivan, a director of Lightyear, as collateral on his $6,250,000 Settlement Note.

STOCKHOLDERS WHO SHARE AN ADDRESS

Only one proxy statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will promptly deliver a separate copy of the proxy statement to a stockholder at a shared address to which only a single copy of the proxy statement was delivered. A separate copy of the proxy statement can be obtained without charge by writing to Stephen M. Lochmueller, Chief Executive Officer, Lightyear Network Solutions Inc., at 1901 Eastpoint Parkway, Louisville, Kentucky 40223, or by calling (800) 890-7373, ext 1124. A stockholder may notify the Company that he or she wishes to receive a separate proxy statement in the future or, if stockholders are receiving multiple copies of proxy statements at a shared address, request delivery of a single copy of the proxy statement by writing to Stephen M. Lochmueller, Chief Executive Officer, Lightyear Network Solutions Inc., at 1901 Eastpoint Parkway, Louisville, Kentucky 40223, or by calling (800) 890-7373, ext 1124..

FINANCIAL INFORMATION

Certain financial information regarding the Company has been filed with the SEC and is available on their website “www.sec.gov”:

•	Annual Reports on Form 10-K for the Years Ended December 31, 2012, 2011 and 2010.

•	Quarterly Report on Form 10-Q for the Three Months Ended March 31, 2013 and 2012.

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FUTURE STOCKHOLDER PROPOSALS

 We have not held an Annual Meeting of Stockholders since July 19, 2011. However, if the Asset Sale is not approved by our stockholders or is otherwise abandoned, we will consider whether to hold an Annual Meeting of Stockholders.

 Upon consummation of the Asset Sale, management will consider whether we will hold an Annual Meeting of Stockholders in 2013, taking into consideration our lack of operations and the expense involved. If we do hold an Annual Meeting of Stockholders, to be considered for inclusion in our proxy card and proxy statement relating to the Annual Meeting of Stockholders, proposals subject to SEC Rule 14a-8 must be received at our principal office within a reasonable time before the Company begins to print and send its proxy materials.

 In addition, if you desire to bring other business, including director nominations, at any such Annual Meeting of Stockholders that will not be included in our proxy card and proxy statement, your notice must be delivered to us no earlier than the close of business on the 90th day prior to such Annual Meeting, and no later than the close of business on the later of the 60th day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by us.

 For additional requirements, a stockholder should refer to our bylaws, a current copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our bylaws, any proposal may be excluded from consideration at the Annual Meeting.

 All stockholder proposals should be addressed to the attention of the Secretary at our principal office.

WHERE YOU CAN FIND MORE INFORMATION

The Company files with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended. The public may obtain information on the operation of the SEC public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding the Company and other companies that file materials with the SEC electronically. The Company’s headquarters are located at 1901 Eastpoint Parkway in Louisville, Kentucky 40223. The Company’s phone number at that address is (800) 890-7373 ext. 1124, and the e-mail address is ProxyQuestions@Lightyear.net.

By Order of the Board of Directors,

Stephen M. Lochmueller

Chief Executive Officer

June [__], 2013

62

ANNEX A

Execution Copy

ASSET PURCHASE AGREEMENT

DATED May 10, 2013

BY AND AMONG

LIGHTYEAR NETWORK SOLUTIONS, INC.,

LIGHTYEAR NETWORK SOLUTIONS, LLC,

SE ACQUISITIONS, LLC,

AND

Birch Communications, Inc.

A-1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated May 10, 2013 (the “Effective Date”), is made by and among Birch Communications, Inc., a Georgia corporation (“Buyer”), Lightyear Network Solutions, Inc., a Nevada corporation (“Parent”), Lightyear Network Solutions, LLC, a Kentucky limited liability company (“Lightyear LLC”), and SE Acquisitions, LLC d/b/a Lightyear Network Solutions of Kentucky, a Kentucky limited liability company (“Lightyear-KY”) (Lightyear-KY” and together with, Lightyear LLC, the “Subsidiaries”, each of which may be referred to as a “Subsidiary” or a “Seller,” and together with Parent, the “Sellers”). Capitalized terms used herein have the meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Sellers are engaged in the business of providing telecommunications services to certain business and residential, retail, wholesale and CABS customers;

WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell, assign, transfer, convey and deliver to Buyer, free and clear of any Encumbrances, all of the Acquired Assets upon the terms and conditions hereinafter set forth;

WHEREAS, the Parties intend to effectuate the transactions contemplated by this Agreement through a sale of the Acquired Assets as hereinafter provided (the “Sale”);

WHEREAS, a Special Committee (the “Special Committee”) of the Board of Directors of Parent (the “Parent Board”) has reviewed: (i) the terms of this Agreement and the Sale; and (ii) an opinion of the Valuation Firm concerning the fairness of the Sale to Parent and to Parent’s shareholders;

WHEREAS, the Special Committee has recommended approval by the Parent Board of both this Agreement and the Sale upon the terms and subject to the conditions set forth herein;

WHEREAS, the Parent Board has unanimously (i) determined that this Agreement and the Sale, are fair to and in the best interests of Parent and its shareholders, (ii) adopted this Agreement and approved the Sale, and (iii) recommended that Parent’s shareholders approve this Agreement and the Sale (the “Parent Board Recommendation”); and

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to willingness of Buyer to enter into this Agreement, LY Holdings, LLC (“LY Holdings”) is entering into a voting agreement with Buyer with respect to the shares of the common stock of Parent owned by LY Holdings pursuant to which, among other things, LY Holdings has agreed, subject to the terms thereof, to vote all of its shares of common stock of Parent in favor of approval of this Agreement and of the Sale at the Parent Shareholders Meeting.

A-2

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1           Definitions.

For purposes of this Agreement, the following terms have the meanings specified or referenced below.

“Access Period” has the meaning set forth in Section 8.6.

“Acquired Assets” has the meaning set forth in Section 2.1.

“Acquired Names” has the meaning set forth in Section 8.7.

“Acquisition Proposal” means any proposal, indication of interest or offer (whether in writing or otherwise) from any Person (other than Buyer or any Affiliate or assignee thereof) to acquire or purchase, directly or indirectly, in one transaction or a series of transaction, any assets or businesses that constitute 20% or more of the assets of Sellers, taken as a whole, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving Parent or any of the Subsidiaries pursuant to which any Person or the shareholders of any Person would beneficially own 20% or more of any class of equity security of Parent or any of the Subsidiaries or of any resulting parent company of Parent.

“Action” means any legal action, suit or arbitration, or any inquiry, proceeding or investigation, by or before any Governmental Authority.

“Active” means all lines that are service activated.

“Active Services” has the meaning set forth in Section 2.1(a).

“Advance Vendor Payments” means the sum of all amounts paid by Sellers to any vendors for services rendered prior to Closing, but not yet reconciled against the vendor’s statement.

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled” and “common control”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

A-3

“Assigned Contracts” has the meaning set forth in Section 2.1(n).

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement, in a form to be mutually agreed upon by the Parties.

“Base Purchase Price” has the meaning set forth in Section 3.1.

“Benchmark Date” means the date that is fifty (50) days following the Effective Date.

“Bill of Sale” means the Bill of Sale, in a form to be mutually agreed upon by the Parties.

“Books and Records” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, ledgers, journals, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), and other similar materials in each case to the extent related to the Business and in the possession or control of the Sellers as of the Closing.

“BSS” means Sellers’ billing support systems.

“Business” means the business of operating the Acquired Assets.

“Business Day” means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

“Buyer” has the meaning set forth in the introductory paragraph.

“Buyer Adjustments” has the meaning set forth in Section 3.4(b).

“CABS” means Carrier Access Billings.

“CABS Accounts” has the meaning set forth in Section 2.1(b).

“CABS A/R” has the meaning set forth in Section 2.1(d).

“Change of Recommendation” has the meaning set forth in Section 7.6(e).

“Closing” has the meaning set forth in Section 4.1(a).

“Closing Date” has the meaning set forth in Section 4.1(b).

“Closing Date Payment” has the meaning set forth in Section 3.3(b).

“Closing Statement” has the meaning set forth in Section 3.3(a).

“Confidentiality Agreement” has the meaning set forth in Section 14.2(a).

A-4

“Customer Deposits” has the meaning set forth in Section 2.1(i).

“Customer Prepayments” means the sum of any payments received by the Sellers with respect to services to be provided following the Closing, solely with respect to the Acquired Assets.

“Damages” has the meaning set forth in Section 12.2.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Encumbrance” means any charge, lien, claim, mortgage, lease, sublease, hypothecation, deed of trust, pledge, security interest, option, right of use or possession, right of first offer or first refusal, easement, servitude, restrictive covenant, encroachment, encumbrance, third party interest or other restriction or limitation of any kind.

“Escrow Account” means the account maintained by the Escrow Agent in which the Escrow Amount shall be deposited at Closing.

“Escrow Agent” means U.S. Bank N.A.

“Escrow Agreement” means the Escrow Agreement by and among Buyer, Sellers and the Escrow Agent, in a form mutually agreeable to the Parties, which shall provide for release of the balance of the escrow funds which are not the subject of any claims or any objections or disputes pursuant to Article 3 or Article 12 to a designee of Sellers six (6) months following the Closing Date.

“Escrow Amount” means $2,200,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Contracts” has the meaning set forth in Section 2.2(c).

“Fairness Opinion Cost” means the reasonable, actual cost of a fairness opinion, not to exceed $65,000, with respect to the transactions contemplated by this Agreement which has been completed and provided to Parent by the Valuation Firm.

“Fairness Opinion Payment” means a non-refundable payment in the amount of the Fairness Opinion Cost, payable from Buyer to Sellers within 30 days of the Effective Date provided that Seller has provided Buyer with a copy of the invoice from the Valuation Firm.

A-5

“Final Order” means an action taken or order issued by the applicable Governmental Authority as to which: (i) no request for stay of the action or order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it is passed, including any extensions thereof; (ii) no petition for rehearing or reconsideration of the action or order, or protest of any kind, is pending before the Governmental Authority and the time for filing any such petition or protest is passed; (iii) the Governmental Authority does not have the action or order under reconsideration or review on its own motion and the time for such reconsideration or review has passed; and (iv) the action or order is not then under judicial review, there is no notice of appeal or other application for judicial review pending, and the deadline for filing such notice of appeal or other application for judicial review has passed, including any extensions thereof, or if an appeal has been commenced, no stay is in effect.

“Future Revenue” means three (3) times the expected monthly revenue from customers for Telecommunications Services who, as of the month-end immediately preceding the Closing, have signed a contract for a minimum term of twelve (12) months, but which were not Subscriber Accounts included in Revenue in the full amount for the three full calendar months immediately preceding the Benchmark Date, less unpaid associated non-recurring provisioning and commissioning expenses; provided that (i) the pricings and gross margin for such customers is consistent with all like Subscriber Accounts, (ii) Buyer is provided the opportunity to verify the expected monthly revenue of such customers to its satisfaction, (iii) such customers have not been disconnected or become more than forty-five days past due from the invoice date as of Closing, and (iv) notwithstanding the foregoing, Future Revenue shall be capped at $600,000.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental authority or regulatory or administrative authority or any court, tribunal or judicial body.

“Indemnification Cap” has the meaning set forth in Section 12.2.

“Indemnified Persons” has the meaning set forth in Section 12.2.

“Key Employees” has the meaning set forth in Section 9.6.

“Legal Requirement” means any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

“License Agreement” means that certain License Agreement, dated as of the Closing Date, whereby (a) Sellers shall provide Buyer with an unlimited, perpetual, royalty-free and transferable license to all BSS data and OSS data related to the Acquired Assets and (b) Sellers agree to provide Buyer with associated data definition and migration assistance, including copies of invoices for each Active Account for a minimum of six (6) months prior to execution of this Agreement (which may be provided electronically).

“Lightyear-KY” has the meaning set forth in the introductory paragraph.

“Lightyear-PR” has the meaning set forth in the introductory paragraph.

“Lightyear LLC” has the meaning set forth in the introductory paragraph.

A-6

“Listed Excluded Assets” has the meaning set forth in Section 2.2(h).

“LY Holdings” has the meaning set forth in the recitals.

“Material Adverse Effect” means an event, occurrence, fact, condition or change that would be materially adverse to the results of operation, business or assets of Parent and its Subsidiaries, taken as a whole, or to the ability of Sellers to consummate timely the transactions contemplated hereby; provided that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (a) changes or conditions affecting the telecommunications industry generally that do not disproportionately affect Parent or the Subsidiaries; (b) changes in economic, regulatory or political conditions generally that do not disproportionately affect Parent or the Subsidiaries; (c) the effect of any changes in applicable laws or accounting rules; and (d) any change, effect or circumstance resulting from the announcement of this Agreement.

“Network Assets” has the meaning set forth in Section 2.1(e).

“Non-Assumed Locations” has the meaning set forth in Section 8.6.

“Non-Solicitation Agreements” has the meaning set forth in Section 9.6.

“Notice Period” has the meaning set forth in Section 7.6(g).

“Order” means any award, writ, injunction, judgment, order or decree entered, issued, made, or rendered by any Governmental Authority.

“OSS” means Sellers’ operations support systems.

“Outside Closing Date” means September 30, 2013.

“Parent” has the meaning set forth in the introductory paragraph.

“Party” or “Parties” means, individually or collectively, Buyer and the Sellers.

“Parent Board” has the meaning set forth in the recitals.

“Parent Board Recommendation” has the meaning set forth in the recitals.

“Parent Shareholder Approval” has the meaning set forth in Section 5.2(c).

“Parent Shareholders Meeting” has the meaning set forth in Section 7.6(j).

“Pass-Through Charges” means all charges collected for the purposes of being remitted to a regulatory, governmental, or quasi-governmental body, including Universal Service Fund charges remitted to the Universal Service Administrative Company.

“Person” means any individual, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or Governmental Authority.

A-7

“Pre-Paid Expenses” means the sum of all amounts paid by Sellers to any vendors for services to be rendered following the Closing, solely to the extent related to the Acquired Assets.

“Post-Closing Period” shall mean any taxable period beginning after the close of business on the Closing Date or, in the case of any tax period which includes, but does not begin after the close of business on, the Closing Date, the portion of such period beginning after the close of business on the Closing Date.

“Post-Closing Statement” has the meaning set forth in Section 3.4(a).

“Pre-Closing Period” means any taxable period ending on or before the close of business on the Closing Date or, in the case of any taxable period which includes, but does not end on, the Closing Date, the portion of such period up to and including the Closing Date.

“Proceedings” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative, and whether one or more) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

“Proxy Statement” has the meaning set forth in Section 5.7.

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchase Price Adjustment” has the meaning set forth in Section 3.1.

“Redesignation Agreements” has the meaning set forth in Section 8.4.

“Regulatory Authorizations” has the meaning set forth in Section 7.4.

“Remaining Escrow Amount” has the meaning set forth in Section 3.5.

“Representative” means, with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Revenue” means “Total Revenue” as identified on the consolidated income statement of Sellers prepared in a manner consistent with Sellers’ financial statements for the quarter ended September 30, 2012 filed on Form 10-Q with the SEC on November 14, 2012, but excluding all Pass-Through Charges.

“Sale” has the meaning set forth in the Recitals.

“SEC” means the Securities and Exchange Commission.

“Seller(s)” has the meaning set forth in the introductory paragraph.

“Special Committee” has the meaning set forth in the recitals.

A-8

“Subscriber Accounts” has the meaning set forth in Section 2.1(b).

“Subscriber A/R” has the meaning set forth in Section 2.1(c).

“Subsidiary” or “Subsidiaries” has the meaning set forth in the introductory paragraph.

“Superior Proposal” means a proposal or offer constituting an Acquisition Proposal that the Parent Board determines in good faith (after consultation with its financial advisor and outside counsel) to be (i) more favorable to the shareholders of the Parent than the Sale, taking into account all relevant factors (including the Person making such proposal and all terms and conditions of such proposal and this Agreement (including any changes to the terms and conditions of this Agreement proposed by Buyer in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects and conditions of such proposal, except that the reference to “20%” in the definition of “Acquisition Proposal” will be deemed to be a reference to “50%”.

“Tax” or “Taxes” (and with correlative meaning, “Taxable” and “Taxing”) means (i) any federal, state, provincial, local, foreign or other income, alternative, minimum, add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, intangibles, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the “Code”)), natural resources, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, duty, levy or other governmental charge or assessment or deficiency thereof (including all interest and penalties thereon and additions thereto whether disputed or not) and (ii) any transferee liability in respect of any items described in clause (i) above.

“Telecommunications Services” means any and all of Sellers’ voice services, local services, VoIP, wireless services, data services, regulatory revenues, representative fees, CABS and other services.

“Termination Notice” has the meaning set forth in Section 11.3.

“Total Actual Revenue” means the actual Revenue for the three full calendar months immediately preceding the Benchmark Date, plus Future Revenue.

“Transaction Documents” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the License Agreement, the Escrow Agreement, and any other agreements, instruments or documents entered into pursuant to this Agreement.

“Transfer Taxes” has the meaning set forth in Section 8.1.

“Valuation Firm” means Burnham Securities.

A-9

“Vendor Deposits” means all deposits on file with any third party vendor providing Telecommunications Services directly related to the Acquired Assets and Active Services.

1.2           Other Definitions and Interpretive Matters.

(a)          Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a day other than a Business Day, the period in question shall end on the next succeeding Business Day.

Dollars. Any reference in this Agreement to $ means U.S. dollars.

Exhibits. All Exhibits attached or annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender includes all genders, and words imparting the singular number only include the plural and vice versa.

Headings. The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement. All references in this Agreement to any “Section” or “Article” are to the corresponding Section or Article of this Agreement unless otherwise specified.

Herein. Words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires.

Including. The word “including” or any variation thereof means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b)          No Strict Construction. Buyer, on the one hand, and the Sellers, on the other hand, participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by Buyer, on the one hand, and the Sellers, on the other hand, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Without limitation as to the foregoing, no rule of strict construction construing ambiguities against the draftsperson shall be applied against any Person with respect to this Agreement.

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ARTICLE 2

PURCHASE AND SALE

2.1           Purchase and Sale.

Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Sellers shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Buyer, and Buyer shall purchase, free and clear of all Encumbrances, all right, title and interest of Sellers in the assets used in the Sellers’ business of Telecommunications Services, including the assets specifically set forth below (herein collectively referred to as the “Acquired Assets”):

(a)          All voice services, local services, VoIP services, wireless services, data services, regulatory revenues, representative fees, CABS services, and other services that for the three months ended June 30, 2012 had revenue on consolidated income statement of Sellers of $16,820,000 (“Active Services”);

(b)          (i) The Active accounts of Sellers’ customers for the Telecommunications Services, other than the CABS Accounts (“Subscriber Accounts”), (ii) the Active accounts associated with Sellers’ CABS assets (the “CABS Accounts”) and (iii) all Sellers’ customer contracts and other rights to provide service associated with the Subscriber Accounts and CABS Accounts including all of the CABS contracts set forth on Schedule 2.1(b)(iii) (the “CABS Contracts”), together with all Books and Records related thereto (provided that Sellers shall have the right to retain a copy of all Books and Records);

(c)          The non-credit balance accounts receivable of Sellers with respect to their direct Active and non-Active subscribers (the “Subscriber A/R”);

(d)          The accounts receivable of Sellers with respect to CABS services (the “CABS A/R”);

(e)          All of Sellers’ network equipment that supports the Active Services, including all network equipment (including Metaswitch switch, collo equipment, VoIP switch, and fiber network), network spare parts, diagnostic tools, maintenance contracts, vehicles used to support the network and all other property, plant and equipment that are being used to operate, manage or maintain the Active Services, whether or not yet deployed, and whether or not specifically listed on Schedule 2.1(e) (collectively, the “Network Assets”).

(f)          A list of all cancelled and non-activated customer accounts of Sellers that have been terminated within the twelve (12) months immediately preceding the Closing Date and any and all rights to the customer accounts and relationships associated therewith;

(g)          All checks and other forms of customer payments received by Sellers following the Closing with respect to any of the Acquired Assets;

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(h)          All websites, web domains, trade names, customer service telephone numbers (toll free and local numbers) blocks of telephone numbers assigned to Sellers and all intellectual property rights and proprietary systems and software used to support the Acquired Assets, including those specifically listed on Schedule 2.1(h);

(i)          All customer deposits with respect to the Subscriber Accounts and CABS Accounts (the “Customer Deposits”);

(j)          All revenue associated with goods and services provided by Sellers with respect to Subscriber Accounts and CABS Accounts as of the Closing Date that has not been invoiced or billed as of the Closing Date;

(k)          An unlimited, perpetual, and transferable license to the BSS and OSS data and systems related to the Acquired Assets along with associated data definition and migration assistance, including copies of invoices for each Subscriber Account and CABS Account for a minimum of six (6) months prior to the Effective Date;

(l)          Any other assets listed on Schedule 2.1(l);

(m)          Copies of all tax, accounting and financial records related to the Acquired Assets or otherwise necessary for the operation of the Business from and after Closing; and

(n)          All of the contracts set forth on Schedule 2.1(n) (together with the contracts referred to in Sections 2.1(b) and 2.1(e) above, the “Assigned Contracts”), together with all Books and Records related thereto (provided that Sellers shall have the right to retain a copy of all Books and Records).

2.2           Excluded Assets. For the avoidance of doubt, the Acquired Assets shall not include any of the following (herein collectively referred to as the “Excluded Assets”):

(a)          Any of Sellers’ cash or cash equivalents, including but not limited to Vendor Deposits and Advance Vendor Payments;

(b)          Any of Sellers’ rights under this Agreement;

(c)          Any Contracts listed on Schedule 2.2(c) (“Excluded Contracts”);

(d)          All tax refunds, rebates, overpayments and other rights (including, without limitation, rights to indemnification) and claims of the Sellers in respect of or relating to Tax or other liabilities not assumed by the Buyer or in respect of or relating to any other Excluded Assets;

(e)          All books, records, files or other documentation and written materials exclusively relating to the Excluded Assets.

(f)          All shares of capital stock of the Sellers, all capital stock or equity of any other Person including the Parent’s membership interests in the Subsidiaries, and all corporate seals, corporate records, minute books, charter documents, record books, stock transfer books, original tax, accounting and financial records, and such other files, books and records as pertain to the organization, existence or capitalization of the Sellers or of any other Person;

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(g)          All assets, if any, in the Sellers’ executive or incentive compensation, bonus, deferred compensation, pension, profit sharing, savings, retirement, stock option, stock purchase, group life, health or accident insurance or other employee benefit plans, as listed on Schedule 2.2(g), and all contracts and other agreements and documents relating to all such plans;

(h)          Any items listed on Schedule 2.2(h) (“Listed Excluded Assets”).

2.3           Liabilities. Buyer shall assume and become responsible for (i) all the liabilities of any Seller arising under the Assigned Contracts after the Closing Date, and not out of any breach or default thereunder arising on or prior to the Closing Date, and (ii) any prorated expenses listed on Schedule 2.3(a) (individually an “Assumed Liability” and collectively, the “Assumed Liabilities”). Buyer shall not assume or become responsible for any obligation or liability of any Seller which is not an Assumed Liability including for the avoidance of doubt those listed on Schedule 2.3(b) (individually an “Excluded Liability” and collectively, the “Excluded Liabilities”), all of which shall be retained and discharged by Sellers. For the avoidance of doubt, liabilities solely arising from the operation of the Acquired Assets by Buyer after the Closing Date, and not out of any event, occurrence, fact, condition, action or inaction on or prior to the Closing Date shall not constitute Excluded Liabilities and shall be the responsibility of Buyer.

2.4           Further Assurance. At the Closing, and at all times thereafter as may be necessary, the Sellers shall execute and deliver to Buyer such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Buyer good and indefeasible title to the Acquired Assets free and clear of all Encumbrances and to comply with the purposes and intent of this Agreement, including the written confirmations required pursuant to Section 9.5 and the assignment and transfer of all intellectual property as contemplated by Section 2.1(h), and the Sellers, on the one hand, and Buyer, on the other hand, shall use their reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE 3

PURCHASE PRICE

3.1           Purchase Price.

 The purchase price (the “Purchase Price”) for the purchase, sale, assignment and conveyance of Sellers’ right, title and interest in, to and under the Acquired Assets shall consist of cash in an amount equal to $22,000,000 (the “Base Purchase Price”), as adjusted pursuant to this Article 3 (the “Purchase Price Adjustment”).

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3.2           Purchase Price Adjustment Calculation.

 The Purchase Price Adjustment shall be calculated utilizing certain financial information described in Section 3.3, as soon as such information is available. Such calculation shall occur in the following order:

(i)          First, the Parties shall begin preparing the Closing Statement (as defined below) upon receipt of the necessary information listed in Section 3.3(a)(i) and Section 3.3(a)(ii);

(ii)         Second, the Parties shall finalize and complete the Closing Statement utilizing the information contained in Section 3.3(a)(iii) and Section 3.3(a)(iv) below; and

(iii)        Third, the Parties shall agree upon and calculate the Closing Date Payment as set forth in Section 3.3(b) below.

3.3           The Closing Statement.

(a)          The Closing Statement shall consist of a written statement delivered from Seller to Buyer (the “Closing Statement”) no later than five (5) Business Days prior to the Closing Date, setting forth Sellers’ good faith estimate of:

(i)          the Total Actual Revenue;

(ii)         the amount of Total Actual Revenue that is related to Subscriber Accounts and CABS Accounts (excluding the Subscriber Accounts and CABS Accounts listed on Exhibit A hereto) that are more than forty-five (45) days past due from the invoice due date;

(iii)        the outstanding amounts of the current, 30-day, 60-day, 90-day and 120-day+ CABS A/R and the current, 30-day, 60-day, 90-day and 120-day+ Subscriber A/R, as of the last day of the calendar month ending immediately prior to the Benchmark Date;

(iv)         Pre-Paid Expenses as of the Closing Date; and

(v)          Customer Prepayments as of the Closing Date.

Should Buyer object to any of the amounts or calculations in the Closing Statement, Buyer and Sellers shall cooperate in a diligent good faith manner to resolve such objections prior to the Closing, and the Closing Statement shall be adjusted prior to the Closing to reflect any changes agreed to by Buyer and Sellers prior to the Closing.

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(b)          The “Closing Date Payment” shall be an amount equal to the Base Purchase Price:

(i)          minus an amount equal to (A) (I) the amount by which $15,900,000 exceeds the Total Actual Revenue set forth on the Closing Statement, divided by (II) $15,900,000, multiplied by (B) the Base Purchase Price;

(ii)         for purposes of Section 3.3(b)(i) above, the Total Actual Revenue used for such adjustment as set forth on the Closing Statement shall not include any Revenue related to Subscriber Accounts that are more than forty-five (45) days past due from the invoice due date (unless related to the accounts listed in Exhibit A);

(iii)        minus the amount by which $5,842,365 (which is the current and 30-day Subscriber A/R and the current and 30-day CABS A/R balance of as September 30, 2012) exceeds the sum of the current and 30-day Subscriber A/R and the current and 30-day CABS A/R, as of the last day of the calendar month ending immediately prior to the Benchmark Date set forth on the Closing Statement, if any;

(iv)         plus the amount of the Pre-Paid Expenses as of the Closing Date set forth on the Closing Statement;

(v)          minus the amount of the Customer Prepayments as of the Closing Date set forth on the Closing Statement; and

(vi)         minus the Escrow Amount.

(c)          At the Closing, Buyer shall (i) pay to Sellers in cash by wire transfer of immediately available funds to the account or accounts designated by Sellers in the Closing Statement an amount equal to the Closing Date Payment and (ii) deposit by wire transfer or otherwise, the Escrow Amount into the Escrow Account.

3.4         Post-Closing Adjustment.

(a)          No later than ninety (90) days following the Closing Date, Buyer shall deliver to Sellers a written statement (the “Post-Closing Statement”) setting forth Buyer’s good faith determination of (i) the Total Actual Revenue and (ii) the outstanding amounts of CABS A/R and Subscriber A/R as of the last day of the calendar month ending immediately prior to the Benchmark Date. Within fifteen (15) days of Sellers’ receipt of the Post-Closing Statement, Sellers must notify Buyer in writing if they object to any of the amounts or calculations in the Post-Closing Statement and identify the objectionable amounts or calculations in their written notice to Buyer. Buyer and Sellers shall cooperate in a diligent good faith manner to resolve such objections as soon as possible after Buyer’s receipt of Sellers’ objections, but not later than the earlier of (iii) December 15, 2013, or (iv) one hundred twenty (120) days from the Closing Date, and the Post-Closing Statement shall be adjusted to reflect any changes agreed to by Buyer and Sellers.

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(b)          The “Buyer Adjustments” shall be an amount equal to (i) the product of (A) the Base Purchase Price and (B) (1) the amount by which the sum of the Total Actual Revenue set forth on the Closing Statement exceeds the Total Actual Revenue set forth on the Post-Closing Statement, if any, divided by (2) $15,900,000, plus (ii) the amount by which the sum of the current and 30-day CABS A/R and Subscriber A/R set forth on the Closing Statement exceeds the sum of the current and 30-day CABS A/R and Subscriber A/R set forth on the Post-Closing Statement, if any. In the event of any Buyer Adjustments, Sellers and Buyer shall jointly direct the Escrow Agent to release such amount to Buyer from the Escrow Account. In no event shall the Buyer Adjustments exceed the Escrow Amount. In addition, there shall be no Buyer Adjustments unless the Total Actual Revenue set forth on the Post-Closing Statement is less than $15,900,000.

(c)          To the extent that Sellers receive any credit or refund relating to Pre-Paid Expenses or payments under any of the Acquired Assets (relating to the time period subsequent to Closing), Sellers shall refund to Buyer such amounts and these shall be reflected as an additional credit to Buyer.

(d)          For purposes of this Section 3.4, references to Total Actual Revenue shall not include any Revenue related to Subscriber Accounts that are more than forty-five (45) days past due from the invoice due date (unless related to the accounts listed in Exhibit A).

(e)          Buyer and Sellers agree that the Post-Closing Adjustments provided in this Section 3.4 will be handled contemporaneously with the Closing, and the provisions of Section 3.4(a) and (b) will have no application in the event that at least forty-five (45) days prior to the Closing Date, Sellers have provided to Buyer all financial and customer data for the three full calendar months immediately preceding the Benchmark Date. Buyer and Seller agree that Future Revenue shall be delivered by Seller with the Closing Statement.

(f)          Within 30 days of the agreement between Buyer and Seller on the Post Closing adjustments as outlined in Section 3.4(e), Buyer will provide an allocation of the Purchase Price based on an independent valuation of the acquired assets. Buyer and Seller agree to use the results of the independent valuation as the basis for any reporting that may be required under the Code or applicable Treasury regulations.

3.5         Post-Closing Escrow Release.

The Parties agree that any of the Escrow Amount still remaining in the Escrow Account (the “Remaining Escrow Amount”), as of the earlier of December 15, 2013 or the day six (6) months from the Closing Date, shall be released and the Escrow Account closed, subject to (a) the terms and conditions set forth in the Escrow Agreement and (b) any pending and/or unsatisfied claims for indemnification by Buyer pursuant to Article 12 of this Agreement.

ARTICLE 4

CLOSING

4.1         Closing Location and Date.

(a)          Upon the terms and subject to the conditions hereof, the closing of the sale of the Acquired Assets (the “Closing”) shall take place at 3060 Peachtree Road NW, Suite 1065, Atlanta, Georgia 30305.

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(b)          The date of Closing (the “Closing Date”) shall be no later than the tenth (10th) Business Day after completion of all of the following:

(i)          all of the conditions to closing set forth in Article 9 and Article 10 are satisfied or waived (other than conditions that are intended to be satisfied at the Closing); and

(ii)         the Closing Statement (as defined and set forth in Article 3) shall be completed and agreed upon by the Parties, and the Closing Date Payment (as defined and set forth in Article 3) shall be calculated.

4.2         Buyer’s Deliveries.

At the Closing, Buyer shall deliver or cause to be delivered

(a)          to Sellers:

(i)          the Closing Date Payment in immediately available funds to the account designated by Sellers in the Closing Statement;

(ii)         the Bill of Sale, the Assignment and Assumption Agreement, the License Agreement, the Escrow Agreement, and each other Transaction Document to which Buyer is a party, duly executed by Buyer;

(iii)        the certificates of Buyer to be received by Sellers pursuant to Sections 10.1 and 10.2; and

(b)          to the Escrow Agent, the Escrow Amount.

4.3         Sellers’ Deliveries.

At the Closing, Sellers shall deliver or cause to be delivered to Buyer:

(a)          the Bill of Sale, an Assignment and Assumption Agreement, the License Agreement, the Escrow Agreement, and each other Transaction Document to which any Seller is a party, duly executed by each applicable Seller;

(b)          the certificates of each Seller to be received by Buyer pursuant to Sections 9.1 and 9.2;

(c)          such other bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and redesignation, in a form reasonably satisfactory to Buyer, as Buyer may reasonably request to vest in Buyer all the right, title and interest of Sellers in, to or under any or all of the Acquired Assets, including any redesignation agreements or other documentation in the form required by the incumbent local exchange carrier(s) and any other vendor(s) to enable the expedited transfer of the Acquired Assets;

(d)          physical possession of all tangible Acquired Assets;

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(e)          consents for transfer of any third party contracts executed by Sellers and all transferees;

(f)          a copy of each non-solicitation agreement described in Section 9.6 and set forth on Schedule 4.3(f);

(g)          a certificate signed by an officer of the applicable Seller(s) certifying that all Active Services on the Cilantro Network Platform have been successfully migrated to the Free Switch Network Platform;

(h)          a certificate signed by an officer of the applicable Seller(s) certifying that the redundant Free Switch Network Platform shall have been successfully installed in Sellers’ Lexington, KY, location (or some other means mutually agreeable to the Parties);

(i)          a certified copy of Sellers’ 2012 audited financial report, to include the report from Sellers’ independent auditors, which shall contain neither a qualified opinion nor a going concern opinion; and

(j)          payoff letters and releases of all Encumbrances on the Acquired Assets in form and substance reasonably satisfactory to Buyer.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller jointly and severally represents and warrants to Buyer as follows:

5.1         Organization and Good Standing.

Each Seller is a legal entity validly existing and in good standing under the laws of its jurisdiction of incorporation or creation. No Seller is in violation of its governing documents in any material respect.

5.2         Authority; Validity; Consent.

(a)          The execution and delivery by each Subsidiary of this Agreement and the other Transaction Documents to which it is a party, and the performance by each Subsidiary of its obligations hereunder and thereunder, have been duly and validly authorized, no other action on the part of any Subsidiary being necessary. This Agreement has been duly and validly executed and delivered by the Subsidiaries and constitutes, and upon the execution and delivery by the Subsidiaries of the other Transaction Documents to which each is a party, such Transaction Documents will constitute, legal, valid and binding obligations of each Subsidiary enforceable against each in accordance with their terms, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.

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(b)          The execution and delivery by Parent of this Agreement and the other Transaction Documents to which it is a party, and the performance by Parent of its obligations hereunder and thereunder, including without limitation, the Sale, have been duly and validly authorized by the Parent Board, and except for the Parent Shareholder Approval, no other action on the part of Parent or its shareholders is necessary. This Agreement has been duly and validly executed and delivered by Parent and constitutes, and upon the execution and delivery by Parent of the other Transaction Documents to which it is a party, such Transaction Documents will constitute, legal, valid and binding obligations of Parent enforceable against Parent in accordance with their terms, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.

(c)          The affirmative vote or consent of the holders of a majority of the outstanding shares of Parent’s common stock, par value $0.001 per share, with respect to which votes are entitled to be cast in connection with the approval of this Agreement and the Sale (the “Parent Shareholder Approval”), is the only vote or consent of the holders of any class or series of capital stock or other equity interests of Parent necessary to approve this Agreement or the Sale.

5.3         Litigation.

Except as set forth on Schedule 5.3, there are no Proceedings pending or, to the knowledge of the Sellers, threatened against any Seller, that would adversely affect the Business or any Seller’s ability to perform its obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

5.4         Compliance with Legal Requirements.

Each of the Sellers have complied in all material respects with all Legal Requirements and Sellers have not received written notice or been charged with a violation of any Legal Requirements. There are no outstanding Orders against Sellers or the Business.

5.5         Assigned Contracts.

(a)          Except as set forth on Schedule 5.5 (the “Required Consents”), the Assigned Contracts do not require the consent of any third party in order for their assignment hereunder to Buyer to be valid and binding on the Customer or vendor party to such Assigned Contract.

(b)          (i) Each Assigned Contract (A) is valid and binding on Seller or Sellers and, to the knowledge of Sellers, the other party thereto, and (B) is in full force and effect; (ii) to the knowledge of each Seller, each Seller is not, and no other party thereto is, in breach of, or in default under, any Assigned Contract, and (iii) except as set forth on Schedule 5.5(b)(iii) each Seller is fully paid and current on all payment terms under each Assigned Contract, as of the Closing Date.

(c)          Sellers have delivered to Buyer accurate, correct and complete copies of all Assigned Contracts, including all amendments, supplements, modifications and waivers thereof. All Assigned Contracts are in writing.

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(d)          No party to any of the Assigned Contracts has exercised any termination rights with respect thereto, and no such party has given written notice of any significant dispute with respect to any Assigned Contract which has not been resolved as of the date hereof.

5.6         Brokers or Finders.

Neither Seller, nor any Person acting on behalf of either Seller, has paid or become obligated to pay any fee or commission to any broker, finder, investment banker, agent or intermediary for or on account of the transactions contemplated by this Agreement for which Buyer is or will become liable, and Sellers shall hold harmless and indemnify Buyer from any claims with respect to any such fees or commissions.

5.7         Proxy Statement.

The proxy statement of Parent to be filed with the SEC in connection with the Sale (such proxy statement, as amended or supplemented from time to time, the “Proxy Statement”) and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The information relating to the Sellers that is or will be provided by Parent or its Representatives for inclusion in the Proxy Statement, and in any other document filed with any other Governmental Authority in connection with the Sale, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

5.8         Disclaimer of Other Representations and Warranties.

EXCEPT as expressly set forth in this AGREEMENT, Sellers make no representation or warranty, express or implied, at law or in equity, in respect of any assets (including without limitation the Acquired Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in this AGREEMENT, Buyer is purchasing the Acquired Assets, INCLUDING BUT NOT LIMITED TO THE FUNCTIONALITY OF SOFTWARE ON SELLERS’ SYSTEM, on an “as-is, where-is” basis.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

6.1         Organization and Good Standing.

Buyer is a corporation validly existing and in good standing under the laws of the state of Georgia. Buyer is not in violation of its governing documents in any material respect.

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6.2           Authority; Validity.

Buyer has the requisite corporate power and authority necessary to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated herein have been duly and validly authorized by all requisite corporate authority in respect thereof. This Agreement has been duly and validly executed and delivered by Buyer and each other Transaction Document to which Buyer is a party will be duly and validly executed and delivered by Buyer, as applicable, at Closing. This Agreement and the other Transaction Documents to which Buyer is a party constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.

6.3           Litigation.

There are no Proceedings pending or, to the knowledge of Buyer, threatened against Buyer, that would adversely affect Buyer’s ability to perform its obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

6.4           Brokers or Finders.

Neither Buyer, nor any Person acting on behalf of Buyer, has paid or become obligated to pay any fee or commission to any broker, finder, investment banker, agent or intermediary for or on account of the transactions contemplated by this Agreement for which any Seller is or will become liable, and Buyer shall hold harmless and indemnify Sellers from any claims with respect to any such fees or commissions.

6.5           Financial Capacity.

At the Closing, Buyer will have sufficient unrestricted funds on hand or committed lines of credit to consummate the transactions contemplated by this Agreement.

ARTICLE 7

ACTION PRIOR TO CLOSING

7.1           Maintenance of Subscriber Accounts, CABS Accounts and Network Assets.

From the date hereof until the Closing Date, Sellers shall operate the Business, including the Subscriber Accounts, CABS Accounts and Network Assets, in the ordinary course of business, and, except as required by Legal Requirements, shall not change recurring or non-recurring rates, promotions, sales incentives, commission plans, credit policy or collection procedures for the Active Services without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Except pursuant to this Agreement, from the date hereof until the Closing Date, Sellers shall not sell, lease, license, transfer, swap or subject to any Encumbrance, any of the Acquired Assets.

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7.2         Access.

From the date hereof until the Closing Date, Sellers shall make available to Buyer during normal business hours any and all Books and Records and other data that is reasonably related to the Acquired Assets including billing data, pricing data, product descriptions, payment data, customer service data, regulatory data, network data and repair records data.

7.3         Migration of Data.

Sellers shall cooperate with Buyer to migrate all data related to the Acquired Assets from the BSS and the OSS into Buyer’s systems to Buyer’s reasonable satisfaction. Cooperation beyond five (5) days after the Closing Date shall not be required of Sellers in the event Sellers provide the financial and customer data specified in Section 3.4(e) at least forty-five (45) days prior to the Closing Date.

7.4         Regulatory Authorizations.

Promptly following the execution of this Agreement, each of Sellers and Buyer and its designated wholly-owned subsidiaries will, on their own behalf and at their own expense, make all such filings as Buyer deems necessary in order to obtain all approvals required for the consummation of the transactions contemplated hereby from the Federal Communications Commission and any state public service or public utilities commission having regulatory authority over the Subscriber Accounts and CABS Accounts (collectively, the “Regulatory Authorizations”). Each of Sellers and Buyer shall use their respective reasonable best efforts to obtain the Regulatory Authorizations.

7.5         Notification of Customers.

Sellers and Buyer shall issue a required joint letter to all customers of Sellers affected by the transactions contemplated by this Agreement prior to the Closing or as otherwise required by the Regulatory Authorizations. Buyer shall bear the reasonable costs of such letters.

7.6         Parent Shareholder Approval.

(a)          Parent will prepare as soon as reasonably practicable following the date hereof, and file with the SEC, a preliminary Proxy Statement that includes the Parent Board Recommendation that Parent’s stockholders vote in favor of the Sale, and Buyer will cooperate with Parent in such preparation and filing. Notwithstanding anything contained in this Agreement to the contrary, Parent will use its best efforts to (i) have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and (ii) cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable and, in any event, within ten (10) Business Days after the Proxy Statement is cleared by the SEC. Parent or Buyer, as the case may be, will furnish all information concerning itself as the other may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Buyer will be given a reasonable opportunity to review and comment on the Proxy Statement before it (or any amendment or supplement thereto) is filed with the SEC, and Parent will, in its reasonable discretion, include in the Proxy Statement any comments reasonably proposed by Buyer.

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(b)          Parent will (i) provide Buyer with copies of any written comments, and advise Buyer of any oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (ii) provide Buyer a reasonable opportunity to review Parent’s proposed response to such comments, (iii) in its reasonable judgment include in Parent’s written response to such comments any comments reasonably proposed by Buyer, and (iv) provide Buyer a reasonable opportunity to participate in any discussions or meetings with the SEC.

(c)          If at any time before the Closing any information relating to Parent or Buyer, or any of their respective affiliates, directors or officers, should be discovered by Parent or Buyer which should have been included in the Proxy Statement or should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information will promptly notify the other parties hereto and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of Parent.

(d)          Subject to the provisions of this Section 7.6, Parent will not, nor will it authorize or permit any of the Subsidiaries to, and will cause the Subsidiaries and its and their Representatives not to, (i) initiate, solicit or knowingly encourage the submission of, or, other than informing Persons of the provisions contained in this Section 7.6(d), participate or engage in any negotiations or discussions with respect to, any Acquisition Proposal, (ii) in connection with any potential Acquisition Proposal, disclose or furnish any nonpublic information or data to any Person concerning the Sellers or afford any Person other than Buyer or its Representatives access to the properties, books or records of Parent and the Subsidiaries, except as required by Legal Requirements, pursuant to a request for information of any Governmental Authority or in accordance with, and pursuant to Section 7.6(f), or (iii) enter into or execute, or propose to enter into or execute any agreement in respect of an Acquisition Proposal. Parent will, and will cause the Subsidiaries and Representatives of the Parent and the Subsidiaries to, cease immediately and cause to be terminated all discussions and negotiations with any Person (other than Buyer or its Representatives) that commenced prior to the date of this Agreement regarding any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, and request from each Person that has executed a confidentiality agreement with Parent the prompt return or destruction of all confidential information previously furnished to such Person or its Representatives and terminate access by each such Person and its Representatives to any online or other data rooms containing any information in respect of Parent or any of the Subsidiaries.

(e)          Neither the Parent Board nor any committee thereof will directly or indirectly (i) withdraw (or modify or qualify in a manner adverse to Buyer), or publicly propose to withdraw (or modify or qualify in a manner adverse to Buyer), the Parent Board Recommendation, (ii) recommend, adopt or approve or publicly propose to recommend, adopt or approve an Acquisition Proposal, (iii) take any action or make any statement inconsistent with the Parent Board Recommendation (it being understood that taking a neutral position or no position with respect to any Acquisition Proposal shall be considered an adverse modification), or (iv) take any other action or make any other public statement inconsistent with such Parent Board Recommendation (any action described in this Section 7.6(e) being referred to as a “Change of Recommendation”).

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(f)          Notwithstanding anything to the contrary contained in Section 7.6(d) or Section 7.6(e), if at any time following the Effective Date and before Parent’s receipt of the Parent Shareholder Approval (i) Parent has received a bona fide written Acquisition Proposal from a Person other than Buyer that was not solicited by Parent, the Subsidiaries or their Representatives and that did not otherwise result from a breach of Section 7.6(d) and (ii) the Special Committee determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or would be likely to result in a Superior Proposal, then Parent may (A) furnish information with respect to Parent and the Subsidiaries to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided that the Sellers will not, and Parent will not allow any Subsidiary to, and will instruct the Sellers’ Representatives not to, disclose any information to such Person without first entering into an confidentiality agreement reasonably acceptable to Buyer and containing provisions no less favorable to Parent than the Confidentiality Agreement and will promptly provide to Buyer prior to or on a substantially concurrent basis any information concerning Parent and the Subsidiaries provided to such other Person which was not previously provided to Buyer.

(g)          Sellers shall as promptly as reasonably practicable (and in any event within 24 hours of receipt) notify Buyer in the event that Parent, any Subsidiary or any of the Seller’s Representatives receives (i) any Acquisition Proposal, (ii) any request for information relating to Parent or any Subsidiary other than requests for information in the ordinary course of business and unrelated to an Acquisition Proposal, (iii) any inquiry or request for discussions or negotiations regarding or which could reasonably be expected to result in an Acquisition Proposal; or (iv) any information, written or oral, that could be reasonably be expected to adversely affect the consummation of the Sale. Sellers will as promptly as reasonably practicable (and in any event within 24 hours of receipt) provide to Buyer a copy of such Acquisition Proposal, request or inquiry. Sellers will keep Buyer reasonably informed on a current basis of the status of any Acquisition Proposal, request or inquiry, and any material developments, discussions and negotiations. Without limiting the foregoing, Sellers will promptly notify Buyer if Parent determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 7.6(f) and will give advance written notice of at least seven (7) Business Days (the “Notice Period”) to Buyer before effecting a Change of Recommendation relating to a Superior Proposal or terminating this Agreement pursuant to Section 7.6(h).

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(h)          Notwithstanding anything to the contrary contained herein, in response to an Acquisition Proposal not solicited by Parent, the Subsidiaries or their Representatives and that did not otherwise result from a breach of Section 7.6(d), which the Special Committee concludes in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, the Parent Board may, at any time prior to Parent’s receipt of the Parent Shareholder Approval (i) effect a Change of Recommendation with respect to such Superior Proposal, or (ii) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, in each case so long as it has determined in good faith after consultation with outside counsel and after giving due consideration to all adjustments to the terms of this Agreement which may be offered by Buyer, that such action would be required by its fiduciary duties to the shareholders of Parent under applicable Legal Requirements; provided, however, that the Parent Board may not effect a Change of Recommendation relating to a Superior Proposal pursuant to the foregoing clause (i) or terminate this Agreement pursuant to the foregoing clause (ii) unless Parent shall have negotiated, and shall have caused its Representatives (including members of the Special Committee and its advisors) to negotiate during the Notice Period with Buyer in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

(i)          Nothing contained in this Section 7.6 shall prohibit the Parent Board from (i) taking and disclosing to the shareholders of Parent a position contemplated by Rule 14e-2(a) or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to its shareholders if the Parent Board has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to the shareholders of Parent under applicable Legal Requirement; provided, however, that the Parent Board may not effect a Change of Recommendation except to the extent permitted by Section 7.6(h). Any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any applicable Acquisition Proposal or an express reaffirmation of its recommendation to its shareholders in favor of approval of this Agreement shall be deemed to be a Change of Recommendation.

(j)          Parent will establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders (the “Parent Shareholders Meeting”) for the purpose of obtaining the Parent Shareholder Approval, regardless of whether the Parent Board determines at any time that this Agreement is no longer advisable or recommends that the shareholders of Parent reject it or any other Change of Recommendation has occurred at any time; provided, however, that (i) if Parent is unable to obtain a quorum of its shareholders at such time, Parent may adjourn the Parent Shareholders Meeting for no more than five (5) Business Days if necessary in order to obtain a quorum of its shareholders and Parent will use its reasonable best efforts during such five (5) Business Day period to obtain a quorum as promptly as practicable, (ii) Parent may adjourn or postpone the Parent Shareholders Meeting to the extent Parent reasonably determines that such adjournment or postponement is required by applicable Legal Requirement and (iii) if Parent receives an Acquisition Proposal, or the price or material terms of a previously received Acquisition Proposal are modified or amended, in any such case during the seven (7) Business Day period immediately before the day of the Parent Shareholders Meeting, Parent may delay the Parent Shareholders Meeting until the date that is the seventh (7th) Business Day after the date on which the Parent Shareholders Meeting would have been held but for such extension. Unless the Parent Board shall have effected a Change of Recommendation in accordance with Section 7.6(h), the Parent Board will make the Parent Board Recommendation and Parent will use its reasonable best efforts to obtain the Parent Shareholder Approval, and Parent will otherwise comply with all Legal Requirements applicable to the Parent Shareholders Meeting.

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ARTICLE 8

ADDITIONAL AGREEMENTS

8.1           Transfer Taxes.

Any sales Tax, use Tax, personal property Tax or similar Tax attributable to the sale or transfer of the Acquired Assets (“Transfer Taxes”), if any, shall be apportioned 50% to the Buyer and 50% to the Seller. Both Parties, after reasonable investigation, believe that no Transfer Taxes apply to the Sale transaction contemplated herein.

8.2           Solicitation.

Each Seller hereby agrees that from and after the Closing Date and continuing for a period of one (1) year from the Closing Date such Seller shall not, directly or indirectly, solicit the Buyer’s customers, including those customers associated with the Subscriber Accounts and CABS Accounts for the purpose of any telephony business or any business represented by the Acquired Assets. Each Seller agrees and acknowledges that in order to assure Buyer that the Acquired Assets will retain their value, it is necessary that each Seller undertakes the foregoing restriction.

8.3           Taxes.

Sellers shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the ownership of the Acquired Assets attributable to the Pre-Closing Period. Sellers shall be entitled to any refund stemming from or relating to any payment of such Taxes arising or resulting from or in connection with the ownership of the Acquired Assets attributable to the Pre-Closing Period. Buyer shall be responsible for and shall pay any Taxes arising or resulting from or in connection with the ownership of the Acquired Assets attributable to the Post-Closing Period. Buyer shall be entitled to any refund stemming from or relating to any payment of such Taxes arising or resulting from or in connection with the ownership of the Acquired assets attributable to the Post-Closing Period. All Taxes (not including income Taxes) levied with respect to the Acquired Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Buyer and Sellers based on the number of days included in such period through and including the Closing Date and the number of days included in such period after the Closing Date.

8.4           Redesignation Charges.

Each Seller shall take all actions, pay all vendor costs, and execute all agreements provided by any vendors (the “Redesignation Agreements”), including AT&T, CenturyLink, Level 3, MetaSwitch, Paetec, Sprint, Telispire, Time Warner Cable, TW Telecom, Verizon and Windstream, necessary to redesignate, in a manner reasonably acceptable to Buyer, the Acquired Assets to Buyer under the applicable contracts between Buyer and such vendors. Without limiting the foregoing Seller shall pay any outstanding indebtedness incurred in the ordinary course of business relating to vendors from whom Buyer might seek Redesignation Agreements and be paid current with all such vendors as of the Closing Date.

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8.5           Employees.

Buyer shall have the right (but not the obligation) to hire in its discretion any support personnel currently supporting the Acquired Assets.

8.6           Access to Premises.

With respect to any of Sellers’ locations not assumed by Buyer (“Non-Assumed Locations”), each Seller hereby agrees that from and after the Closing Date and continuing for ninety (90) days from the Closing Date but no later than December 15, 2013 (the “Access Period”), it shall allow Buyer full and unrestricted access to the Network Assets at such Non-Assumed Locations listed on Schedule 8.6, to allow for the coordinated and customary removal by Buyer of such Network Assets. Sellers shall take no action to terminate the leases or sublet or encumber the space housing the Network Assets at the Non-Assumed Locations prior to Buyer removing the Network Assets, and Sellers shall maintain security at such Non Assumed Locations at or better than the level provided prior to the Closing Date until Buyer has removed all Network Assets.

8.7           Use of Seller Names.

Immediately following the Closing, Sellers shall cease marketing any business activity under any names identified on Schedule 8.7 (“Acquired Names”), and each Seller further agrees that on or before the date nine (9) months immediately following the Closing Date it will have changed its legal name and completely ceased use of such Acquired Names. At Closing, Sellers shall deliver to Buyer consents to use such names in form and substance satisfactory to Buyer.

8.8           Audited 2013 Financials of Sellers.

Seller agrees to continue to have its quarterly financial statements reviewed in accordance with Statement of Accounting Standards Bulletin 100 – Interim Financial Reporting (“SAS 100”) for all periods through the fiscal quarter ending September 30, 2013, or December 31, 2013 if the Closing occurs after September 30, 2013. Seller will provide Buyer with its quarterly reviewed financial statements and associated internally generated schedules, notes and work papers for each SAS 100 review performed in fiscal year 2013 through the nine months ended September 30, 2013, or December 31, 2013 if the Closing occurs after September 30, 2013, regardless of whether or not such reports are ultimately publicly filed with the SEC.

8.9           Fairness Opinion Payment.

Buyer agrees to pay the Fairness Opinion Payment on or prior to 30 days from the Effective Date of this Agreement provided Seller has provided Buyer with a copy of the invoice from the Valuation Firm.

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ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER TO CLOSE

The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

9.1           Accuracy of Representations.

The representations and warranties of the Sellers set forth in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are qualified as to materiality shall be true and correct in all respects) as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties that are confined to a specified date shall speak only as of such date). Buyer shall have received a certificate signed by each Seller to such effect.

9.2           Sellers’ Performance.

Each covenant and agreement that any Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects and Buyer shall have received a certificate signed by such Seller to such effect.

9.3           Regulatory Authorizations; No Order.

Buyer or its designated wholly-owned subsidiaries shall have received the Regulatory Authorizations with respect to Subscriber Accounts and CABS Accounts representing ninety-five percent (95%) of Total Actual Revenue, and no Governmental Authority shall have enacted, issued, promulgated or entered any Order that is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or could reasonably be expected to cause any of such transactions to be rescinded following the Closing, provided that Buyer has requested such authorizations within ten days of notice to Buyer of receipt of the Parent Shareholder Approval. Upon receipt of Regulatory Authorizations with respect to Subscriber Accounts and CABS Accounts representing ninety-five percent (95%) of Total Actual Revenue, Buyer will agree (a) to carve out from the Acquired Assets those Subscriber Accounts and CABS Accounts in states where Regulatory Authorizations have not yet been received with an appropriate reduction to the Purchase Price and Closing Date Payment to be negotiated between Buyer and Sellers, or (b) to enter into a management agreement with Sellers for such remaining states, to include all appropriate terms and conditions that would allow Buyer to manage for Sellers services provided to customers in the remaining states on behalf of Sellers, in a form to be negotiated by Buyer and Sellers.

9.4           Sellers’ Deliveries.

Each of the deliveries required to be made to Buyer pursuant to Section 4.3 shall have been so delivered.

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9.5           Redesignation.

Each Seller shall have taken all actions to execute a Redesignation Agreement with each party listed on Schedule 9.5 (which reflects certain Excluded Contracts not assumed by Buyer pursuant to Section 2.1(n)), to redesignate, in a manner reasonably acceptable to Buyer, the Acquired Assets to Buyer under the applicable contracts between Buyer and such vendors, and shall have complied with all obligations set forth in Section 8.4 hereof. To the extent any vendors have not executed Redesignation Agreements, Buyer and Sellers shall have agreed on a management agreement with respect to the affected customers as described in Section 9.3(b) above. Buyer may update Schedule 2.1(n) in its sole discretion prior to the Closing Date.

9.6           Non-Solicitation Agreements.

Each Seller shall have entered into fully assignable and enforceable agreements with each of its officers and each of the key employees of such Seller listed on Schedule 9.6 (the “Key Employees”) in a form to be mutually agreed upon by Buyer and Sellers that restrict such Persons, directly or indirectly from soliciting (“soliciting” shall mean any contact initiated by such Persons for the purpose of selling services competitive to Buyer’s services) the Buyer’s customers, including those customers associated with the Subscriber Accounts and CABS Accounts for the purpose of any telephony business or any business represented by the Acquired Assets for a period of one (1) year for officers and other Key Employees, from Closing, and such agreements shall be assigned to Buyer at Closing (the “Non-Solicitation Agreements”).

9.7           Parent Shareholder Approval.

The Parent Shareholder Approval shall have been obtained.

9.8           No Material Adverse Effect.

There shall not have occurred at any time after the date of this Agreement a Material Adverse Effect which has not been cured by Sellers within five (5) days from receipt of a written notice provided by Buyer to Sellers.

ARTICLE 10

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLERS TO CLOSE

Sellers’ obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

10.1         Accuracy of Representations.

The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are qualified as to materiality or similar expressions shall be true and correct in all respects) as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties that are confined to a specified date shall speak only as of such date), and Sellers shall have received a certificate of Buyer to such effect.

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10.2         Buyer’s Performance.

The covenants and agreements that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects (except that those covenants and agreements that are qualified as to materiality or similar expressions shall have been duly performed and complied with in all respects), and Sellers shall have received a certificate of Buyer to such effect.

10.3         No Order.

No Governmental Authority shall have enacted, issued, promulgated or entered any Order that is in effect and that has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

10.4         Buyer’s Deliveries.

Each of the deliveries required to be made to Sellers pursuant to Section 4.2 shall have been so delivered.

10.5         Parent Shareholder Approval.

The Parent Shareholder Approval shall have been obtained.

ARTICLE 11

TERMINATION

11.1         Termination Events.

Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing:

(a)          by either Sellers or Buyer:

(i)          after the Outside Closing Date, if the Sale has not been consummated on or before the Outside Closing Date. Notwithstanding the foregoing, the right to terminate this Agreement under this Section 11.1(a)(i) will not be available to any Party to this Agreement whose breach of any covenant or agreement of this Agreement has been the primary cause of, or the primary factor that resulted in, the failure to consummate the Sale by the Outside Closing Date;

(ii)         if the Sale and this Agreement have been submitted to the shareholders of Parent for approval at a duly convened Parent Shareholders Meeting and the Parent Shareholder Approval is not obtained upon a vote taken at the Parent Shareholder Meeting;

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(iii)        if any Governmental Authority will have enacted or issued a Final Order or Legal Requirement enjoining or otherwise prohibiting consummation of the Sale; or

(iv)         by mutual written consent of Sellers and Buyer;

(b)          by Buyer, in the event of any material breach by any Seller of any of such Seller’s agreements, covenants, representations or warranties contained herein (provided such breach would result in the failure of a condition set forth in Section 9.1 or Section 9.2 to be satisfied), and the failure of such Seller to cure such breach within five (5) days after receipt of a Termination Notice; provided, however, that Buyer is not in material breach of any of its representations, warranties, covenants or agreements contained herein;

(c)          by Sellers, in the event of any material breach by Buyer of any of Buyer’s agreements, covenants, representations or warranties contained herein (provided such breach would result in the failure of a condition set forth in Section 10.1 or Section 10.2 to be satisfied), and the failure of Buyer to cure such breach (other than the failure of Buyer to pay the Purchase Price) within five (5) days after receipt of a Termination Notice; provided, however, that no Seller is in material breach of any of its representations, warranties, covenants or agreements, contained herein;

(d)          by Sellers, subject to and in accordance with the provisions of Section 7.6(h) concurrent with the payment of the break-up fee described in Section 11.2(c); or

(e)          by Buyer at any time concurrent with the payment of the break-up fee described in Section 11.2(b).

11.2       Effect of Termination.

(a)          In the event of termination of this Agreement pursuant to Section 11.1, all rights and obligations of the Parties under this Agreement shall terminate without any liability of any Party to any other Party; provided, however, that nothing herein shall relieve any Party from any liability for (i) breach of any provision of this Agreement, (ii) fraud or willful misconduct, or (iii) any provisions set forth in this Section 11.2.

(b)          In the event of any termination of this Agreement by Buyer pursuant to Section 11.1(e), Buyer shall pay, or cause to be paid to Parent by wire transfer of immediately available funds an amount equal to a break-up fee in the amount of $500,000.

(c)          In the event of any termination of this Agreement by Buyer or Sellers pursuant to Section 11.1(a)(ii), or by Sellers pursuant to Section 11.1(d), Sellers shall pay, or cause to be paid to Buyer by wire transfer of immediately available funds an amount equal to a break-up fee in the amount of $500,000.

(d)          The Parties acknowledge and agree that (i) the amounts payable pursuant to Section 11.2(b) and Section 11.2(c) are an integral part of the transactions contemplated by this Agreement, (ii) without the provisions contained in Section 11.2(b) and Section 11.2(c) the Parties would not enter into this Agreement, and (iii) any amount payable pursuant to Section 11.2(b) and Section 11.2(c) is not a penalty.

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(e)          The provisions of this Section 11.2 (and, to the extent applicable to the interpretation or enforcement of such provisions, Article 1 and Article 12), shall expressly survive the termination of this Agreement.

11.3       Notice of Termination.

Any notice of Termination pursuant to Section 11.1 due to a breach shall be delivered in a writing (the “Termination Notice”) expressing intention to exercise a right under Section 11.1(b) or 11.1(c), as applicable, and specifying the representations, warranties, covenants or agreements contained herein of which the other party is allegedly in breach.

ARTICLE 12

INDEMNIFICATION

12.1       Survival.

The representations and warranties made in this Agreement shall survive until the earlier of (i) a period of six (6) months following the Closing Date or (ii) December 15, 2013. No claim may be made for the breach of a representation or warranty made in this Agreement unless notice of such claim has been delivered to the breaching party prior to the expiration of the representation or warranty.

12.2       Indemnification and Payment of Damages by Sellers.

Sellers will indemnify and hold harmless Buyer and its representatives, stockholders, controlling persons and Affiliates (collectively, the “Indemnified Persons”) for, and will pay to such Indemnified Persons the amount of, any loss, liability, claim, damage expense (including out-of-pocket costs of investigation and defense and reasonable attorneys’ fees), whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with (a) any breach of a representation or warranty made by Sellers in this Agreement, (b) any breach of any covenant or obligation of Sellers in this Agreement or (c) any demand (for payment or otherwise) from any third party resulting from Sellers’ actions or any services provided or debt incurred prior to the Closing Date. The maximum liability of Sellers for any Damages shall not exceed the Escrow Amount (the “Indemnification Cap”). Any indemnification obligations of Sellers to Buyer or its Indemnified Persons shall be first paid from the Escrow Account.

12.3       Indemnification and Payment of Damages by Buyer.

Buyer will indemnify and hold harmless Sellers and its Indemnified Persons for, and will pay to such Indemnified Persons the amount of, any Damages (up to the Indemnification Cap) arising, directly or indirectly, from or in connection with (a) any breach of a representation or warranty made by Buyer in this Agreement; or (b) any breach of any covenant or obligation of Buyer in this Agreement.

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12.4       Procedure for Indemnification – Third Party Claims.

(a)          Promptly after receipt by an Indemnified Person under Section 12.2 or 12.3 of notice of the commencement of any claim (a “Proceeding”) against it, such Indemnified Person shall, if a claim is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person’s failure to give such notice.

(b)          If any proceedings referred to in Section 12.4(a) is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party shall be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate) to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 12 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person’s consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without the consent of such Indemnified Person. In no event will the Indemnified Person consent to the entry of any judgment or enter into any settlement with respect to a Proceeding without the prior written consent of the Indemnifying Person, which consent shall not be unreasonably withheld.

12.5       Procedure for Indemnification – Other Claim.

A claim for the indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

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ARTICLE 13

WAIVER OF TRIAL BY JURY

13.1       Waiver of Trial by Jury. SELLERS AND BUYER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ANY ACTION OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER TO THIS AGREEMENT, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLERS AND BUYER TO ENTER INTO THIS AGREEMENT AND SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

ARTICLE 14

GENERAL PROVISIONS

14.1       Survival.

All covenants and agreements contained herein that by their terms are to be performed in whole or in part, or that prohibit actions, subsequent to the Closing shall, solely to the extent such covenants and agreements are to be performed, or prohibit actions, subsequent to the Closing, survive the Closing in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate, including any Actions for damages in respect of any breach thereof.

14.2       Confidentiality.

(a)          The Parties agree that the confidentiality agreement entered into by Buyer and Parent, on behalf of itself and Sellers, dated September 13, 2011 (“Confidentiality Agreement”) shall continue in full force and effect notwithstanding the execution and delivery by the Parties of this Agreement or the termination of this Agreement for any reason; provided, however, that disclosures permitted under this Agreement, including disclosures required to obtain the Regulatory Approvals or other public reporting requirements, shall not constitute a breach of the Confidentiality Agreement. The Confidentiality Agreement shall automatically terminate and be of no further force and effect immediately upon the Closing.

(b)          For a period of one (1) year after the Closing Date, none of the Sellers nor any of their Key Employees shall, directly or indirectly, without the prior written consent of Buyer, disclose to any third party (other than each other and their respective Representatives) any confidential or proprietary information included in the Acquired Assets; provided that the foregoing restriction shall not (a) apply to any information generally available to, or known by, the public (other than as a result of disclosure in violation of this Section 14.2(b)), or (b) prohibit any disclosure (i) required by applicable Legal Requirements so long as, to the extent legally permissible and feasible, such Seller provides Buyer with reasonable prior notice of such disclosure and a reasonable opportunity to contest such disclosure or (ii) made in connection with the enforcement of any right or remedy relating to any of the Transaction Documents or the transactions contemplated thereby.

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(c)          To the extent that, as a result of the transactions contemplated by this Agreement or in the negotiations leading hereto, Buyer or its representatives receive any confidential or proprietary information of Sellers that is not part of the Acquired Assets (including any information as to any of Sellers’ shareholders, officers or directors), for a period of three (3) years after the Closing Date, neither Buyer nor any of its representatives, shall, directly or indirectly, without the prior written consent of Sellers, disclose to any third party (other than each other and their respective Representatives) any such confidential or proprietary information of Sellers; provided that the foregoing restriction shall not (a) apply to any information generally available to, or known by, the public (other than as a result of disclosure in violation of this Section 14.2(b)), or (b) prohibit any disclosure (i) required by applicable Legal Requirements so long as, to the extent legally permissible and feasible, Buyer provides the Sellers with reasonable prior notice of such disclosure and a reasonable opportunity to contest such disclosure or (ii) made in connection with the enforcement of any right or remedy relating to any of the Transaction Documents or the transactions contemplated thereby.

14.3       Public Announcements.

Unless otherwise required by applicable Legal Requirement, Buyer, on the one hand, and Sellers, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the transactions contemplated hereby or the activities and operations of the other and shall not issue any such release or make any such statement without the prior written consent of the other (such consent not to be unreasonably withheld or delayed). Parent and Buyer will work together to issue any required disclosures on Form 8-K pursuant to the Exchange Act.

14.4       Notices.

All notices, consents, waivers and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail transmission, (c) received by the addressee, if sent by a delivery service (prepaid, receipt requested) or (d) received by the addressee, if sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the appropriate addresses, representatives (if applicable) and email addresses set forth below (or to such other addresses, representatives and facsimile numbers as a Party may designate by notice to the other Parties):

(i)          If to Sellers, then to:

Lightyear Network Solutions, Inc. 1901 Eastpoint Parkway Louisville, KY 40223 Attention: John Greive, General Counsel Email: John.Greive@lightyear.net

With a copies to:

Frost Brown Todd 150 3rd Avenue South, Suite 1900 Nashville, TN 37201 Attention: Robert Sartin Email: RSartin@fbtlaw.com

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(ii)         If to Buyer:

Birch Communications, Inc. 4885 Riverside Drive Suite 304 Macon, GA 31210 Attention: Vincent M. Oddo, CEO and President Email: Vincent.Oddo@birch.com

With a copy to:

Birch Communications, Inc. 2300 Main Street, Suite 340 Kansas City, Missouri 64018 Attention: Chris Bunce, SVP & General Counsel Email: Chris.Bunce@birch.com

14.5         Waiver.

Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given, and (b) no notice to or demand on one Party shall be deemed to be a waiver of any right of the Party giving such notice or demand to take further action without notice or demand.

14.6         Entire Agreement; Amendment.

This Agreement (including the Exhibits), the other Transaction Documents and the Confidentiality Agreement supersede all prior agreements between Buyer, on the one hand, and Sellers, on the other hand, with respect to its subject matter and constitute a complete and exclusive statement of the terms of the agreements between Buyer, on the one hand, and Sellers, on the other hand, with respect to their subject matter. This Agreement may not be amended except by a written agreement executed by all of the Parties.

14.7         Assignment.

This Agreement, and the rights, interests and obligations hereunder, shall not be assigned by any Party by operation of law or otherwise without the express written consent of the other Parties (which consent may be granted or withheld in the sole discretion of such other Party); provided, however, that Buyer shall be permitted, upon prior notice to Sellers, to assign all or part of its rights or obligations hereunder to one or more of its Affiliates, or to Tempo Telecom LLC, but no such assignment shall relieve Buyer of its obligations under this Agreement.

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14.8       Severability.

The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability.

14.9       Expenses.

Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the Parties shall bear their own respective expenses (including all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

14.10     Governing Law; Consent to Jurisdiction and Venue.

(a)          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia applicable to contracts made to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of Georgia applicable hereto.

(b)          The Parties consent to service of process by mail (in accordance with Section 14.4) or any other manner permitted by law.

14.11     Counterparts.

This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original of this Agreement or such amendment and all of which, when taken together, shall be deemed to constitute one and the same instrument. Notwithstanding anything to the contrary in Section 14.4, delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by telecopier, facsimile or email attachment shall be effective as delivery of a manually executed counterpart of this Agreement or such amendment, as applicable.

14.12     Parties in Interest; No Third Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable benefit, claim, cause of action, remedy or right of any kind.

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14.13         Specific Performance for Post-Closing Covenants.

Solely with respect to the Parties’ respective covenants under this Agreement that survive the Closing, and solely to the extent to be performed after the Closing, (a) each Party recognizes that if such Party breaches or refuses to perform any such covenant, monetary damages alone would not be adequate to compensate the non-breaching Party or Parties for their injuries, (b) the non-breaching Party or Parties shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of such covenants (c) if any Action or Proceeding is brought by the non-breaching Party or Parties to enforce such covenants, the Party in breach shall waive the defense that there is an adequate remedy at law, (d) each Party agrees to waive any requirement for the security or posting of any bond in connection with any Action or Proceeding seeking specific performance of such covenants and (e) each Party agrees that the only permitted objection that it may raise in response to any action for specific performance of such covenants is that it contests the existence of a breach or threatened breach of such covenants. Notwithstanding any other provision of this Agreement to the contrary, no Party shall be entitled to any equitable remedy, including an injunction or order for specific performance, to enforce any provision of this Agreement prior to the Closing.

14.14         Debt Financing Party Arrangements.

Notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto: (i) agrees that it will not bring or support any Person, or permit any of its Affiliates to bring or support any Person, in any action, suit, proceeding, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Person that has committed or subsequently commits to provide or otherwise enters into agreements in connection with providing debt financing to Buyer or any of its Affiliates (the “Financing Sources,” which defined term for the purposes of this provision shall include the Lenders (defined below) and their respective former, current and future Affiliates, equityholders, members, partners, controlling persons, officers, directors, employees, agents, advisors and representatives involved in such debt financing) in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including, but not limited to, any dispute arising out of or relating in any way to that certain Commitment Letter dated May 10, 2013 among the Buyer, as borrower, Bank of America, N.A., PNC Bank National Association, Wells Fargo Bank, National Association and CoBank, ACB (collectively, the “Lenders”) and any fee letter related thereto (the “Debt Commitment Letter”) or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York State courts located in the Borough of Manhattan within the City of New York; (ii) agrees that, except as specifically set forth in the Debt Commitment Letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction; and (iii) hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation (whether at law or in equity, in contract, in tort or otherwise) directly or indirectly arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby. Notwithstanding anything to the contrary contained in this Agreement, (a) the Sellers and their respective subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall not have any rights or claims against any Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or in equity, in contract, in tort or otherwise and (b) no Financing Source shall have any liability (whether in contract, in tort or otherwise) to any of the Sellers, any equityholders of the Sellers and their respective subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or in equity, in contract, in tort or otherwise. Notwithstanding anything to the contrary contained in this Agreement, the Financing Sources are intended third-party beneficiaries of, and shall be entitled to the protections of this provision to the same extent as if the Financing Sources were parties to this Agreement. This Section 14.14 may not be amended, modified or supplemented, or any of its provisions waived, without the written consent of the Financing Sources, which consent may be granted or withheld in the sole discretion of the Financing Sources.

 * * * * *

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IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be executed and delivered by their duly authorized representatives, all as of the Effective Date.

LIGHTYEAR NETWORK SOLUTIONS, INC.

By:	/s/ Stephen M. Lochmueller
Name:	Stephen M. Lochmueller
Title:	CEO

LIGHTYEAR NETWORK SOLUTIONS, LLC

By:	/s/ Stephen M. Lochmueller
Name:	Stephen M. Lochmueller
Title:	CEO

SE ACQUISITIONS, LLC

By:	/s/ Stephen M. Lochmueller
Name:	Stephen M. Lochmueller
Title:	CEO

BIRCH COMMUNICATIONS, INC.

By:	/s/ Vincent M. Oddo
Name:	Vincent M. Oddo
Title:	President & CEO

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ANNEX B

Execution Copy

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of May 10, 2013 (this “Agreement”), by and between Birch Communications, Inc., a Georgia corporation (“Birch”), and LY Holdings, LLC, a Kentucky limited liability company (“Shareholder”).

RECITALS

A.         Birch and Lightyear Network Solutions, Inc., a Nevada corporation (the “Company”) have entered into an Asset Purchase Agreement of even date herewith (the “APA”) providing for sale of substantially all of the assets of the Company and its Subsidiaries to Birch (the “Acquisition”).

B.         As of the date hereof, Shareholder’s Existing Shares are Beneficially Owned and owned of record by Shareholder;

C.         The Board of Directors of the Company (the “Company Board”) by resolution adopted in accordance with applicable Legal Requirements, has appointed a special committee of independent members of the Company Board (the “Special Committee”), which has determined that the Acquisition and the APA are fair to, and in the best interests of, the holders of Company Common Stock, and has recommended that the Company Board approve the APA and the Acquisition;

D.         The Company Board, having received the recommendation of the Special Committee, has approved the APA and determined that the terms of the APA are advisable and in the best interest of the Company’s shareholders; and

E.         As a condition and inducement to willingness of Birch to enter into the APA, Shareholder is entering into this Agreement with Birch with respect to the shares of Company Common Stock owned by Shareholder.

NOW, THEREFORE, the parties hereto agree as follows:

Article 1

GENERAL

1.1          Defined Terms. The following capitalized terms, as used in this Agreement, will have the meanings set forth below. Capitalized and other defined terms used but not otherwise defined herein will have the meanings ascribed thereto in the APA.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” will each have a correlative meaning.

“Company Common Stock” means the common stock, $0.001 par value per share, of the Company.

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“Covered Shares” of Shareholder (and Shareholder’s “Covered Shares”) means Shareholder’s Existing Shares, together with any other shares of capital stock of the Company as to which Shareholder has or acquires Beneficial Ownership on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” will have a correlative meaning.

“Existing Shares” of Shareholder (and Shareholder’s “Existing Shares”) means the shares of Company Common Stock that are Beneficially Owned by Shareholder as of the date hereof, as set forth on Schedule 1 hereto.

“Expiration Date” means any date upon which the APA is terminated in accordance with its terms.

“Representatives” means the officers, directors, employees, agents, advisors and Affiliates of a Person.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, Encumber, hypothecate or similarly dispose of (including by conversion into securities or other consideration) by tendering into any tender or exchange offer, by operation of law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

Article 2

VOTING

2.1          Agreement to Vote.

(a)          Shareholder hereby agrees that from and after the date hereof until the Expiration Date, at the Parent Shareholders Meeting and any other meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Company, Shareholder will, in each case to the fullest extent that the Covered Shares of Shareholder are entitled to vote thereon or consent thereto:

(i)          appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

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(ii)         vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of such Covered Shares (a) in favor of the adoption and approval of the APA and approval of the Acquisition and other transactions contemplated by the APA and any action reasonably requested by Birch in furtherance of the foregoing, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone any meeting of the shareholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the shareholders of the Company to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; and (b) against any Acquisition Proposal and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone or prevent the consummation of the Acquisition or the other transactions contemplated by the APA.

(b)          The obligations of Shareholder specified in Section 2.1(a) will apply prior to the Expiration Date whether or not the Acquisition or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).

(c)          Nothing in this Agreement, including in this Section 2.1 or in Section 4.1, will limit or restrict any Affiliate or designee of Shareholder who serves as a member of the Board of Directors of the Company in acting in his or her capacity as a director of the Company and exercising his or her fiduciary duties and responsibilities including, without limitation, taking any action in compliance with Section 7.6(f) of the APA.

2.2          No Inconsistent Agreements. Shareholder hereby covenants and agrees that, except for this Agreement, Shareholder (a) has not entered into, and will not enter into at any time prior to the Expiration Date, any voting agreement or voting trust with respect to the Covered Shares of Shareholder with respect to the matters covered by Section 2.1(a)(ii), (b) has not granted, and will not grant at any time prior to the Expiration Date, a proxy (except pursuant to Section 2.3), consent or power of attorney with respect to the Covered Shares of Shareholder with respect to the matters covered by Section 2.1(a)(ii), and (c) has not taken and will not knowingly take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Shareholder from performing any of its material obligations under this Agreement. Shareholder hereby represents that all proxies or powers of attorney given by Shareholder prior to the execution of this Agreement in respect of the voting of Shareholder’s Covered Shares with respect to the matters covered by Section 2.1(a)(ii), if any, are not irrevocable and Shareholder hereby revokes (and will cause to be revoked) any and all previous proxies or powers of attorney with respect to Shareholder’s Covered Shares with respect to the matters covered by Section 2.1(a)(ii).

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2.3         Proxy. Shareholder hereby irrevocably appoints as its proxy and attorney- in-fact, Chris Bunce, Senior Vice President and General Counsel of Birch, and any other Person designated in writing by Birch, each of them individually, with full power of substitution and resubstitution, to vote or execute written consents with respect to the Covered Shares of Shareholder in accordance with Section 2.1(a) prior to the Expiration Date at any annual or special meetings of shareholders of the Company (or adjournments thereof) at which any of the matters described in Section 2.1(a) is to be considered; provided however, in the exercise of any such vote or other action pursuant to the grant of such proxy contemplated by this Section 2.3, no holder of such proxy shall in any event have the right (and such proxy shall not confer the right) to vote against the Acquisition, to modify or amend the APA to reduce the rights or benefits of the shareholders of the Company under the APA or to reduce the obligations of Birch thereunder; provided further, that Shareholder’s grant of the proxy contemplated by this Section 2.3 will be effective if, and only if, Shareholder has not delivered to the Secretary of the Company, at least two Business Days prior to the meeting at which any of the matters described in Section 2.1(a) is to be considered, a duly executed irrevocable proxy card directing that the Covered Shares of Shareholder be voted in accordance with Section 2.1(a). This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Birch to enter into the APA and will be irrevocable prior to the termination of this Agreement as provided in Section 5.1, at which time any such proxy will automatically terminate without any further action by the parties hereto. Shareholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

Article 3

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Birch as follows:

(a)          Authorization; Validity of Agreement; Necessary Action. Shareholder is a limited liability company, duly formed, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of formation. Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Birch, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)          Ownership. Shareholder’s Existing Shares are, and any additional Covered Shares acquired by Shareholder from the date hereof through and on the Expiration Date will be, Beneficially Owned and owned of record by Shareholder. Shareholder has good and valid title to Shareholder’s Existing Shares, free and clear of any Encumbrances other than pursuant to this Agreement, the APA, as may be disclosed in public filings made by Shareholder with the Securities and Exchange Commission with respect to such Existing Shares, under applicable federal or state securities laws or pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws. As of the date hereof, Shareholder’s Existing Shares constitute all of the shares of the Company’s capital stock Beneficially Owned and owned of record by Shareholder. Shareholder has and (except as contemplated by this Agreement) will have at all times through the Expiration Date the sole power to control the vote and consent as contemplated herein, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Shareholder’s Existing Shares and with respect to any additional Covered Shares acquired by Shareholder from the date hereof through the Expiration Date.

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(c)          No Violation. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations under this Agreement will not, (i) conflict with or violate any Legal Requirement applicable to Shareholder or by which any of its assets or properties is bound or any organizational documents of Shareholder, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder and/or any of its assets or properties is bound, except for any of the foregoing as would not impair the ability of Shareholder to perform its material obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)          Consents and Approvals. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than filings with the SEC under the Securities Exchange Act of 1934.

(e)          Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)          Reliance by Birch. Shareholder understands and acknowledges that Birch is entering into the APA in reliance upon the execution and delivery of this Agreement by Shareholder and the representations and warranties of Shareholder contained herein.

3.2         Representations and Warranties of Birch.

(a)          Authorization; Validity of Agreement. Birch hereby represents and warrants to Shareholder that it has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Birch, constitutes a legal, valid and binding obligation of Birch, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(b)          No Violation. The execution and delivery of this Agreement by Birch will not, and the performance by Birch of its obligations under this Agreement will not, (i) conflict with or violate any Legal Requirement applicable to Birch or by which any of its assets or properties is bound or any organizational documents of Birch, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of Birch pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Birch is a party or by which Birch and/or any of its assets or properties is bound, except for any of the foregoing as would not impair the ability of Birch to perform its material obligations under the APA or to consummate the transactions contemplated thereby on a timely basis.

Article 4

OTHER COVENANTS

4.1         Prohibition on Transfers; Other Actions. Until the Expiration Date, Shareholder agrees that it will not (a) Transfer any of Shareholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein; or (b) enter into any agreement, arrangement or understanding with any Person with respect to any Transfer of Shareholder’s Covered Shares. Any Transfer in violation of this provision will be void ab initio. Shareholder agrees that it will not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of Shareholder’s Covered Shares and hereby consents to the entry of stop transfer instructions by the Company of any transfer of Shareholder’s Covered Shares (and any other shares that are Beneficially Owned by Shareholder).

4.2         Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” will be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3         No Solicitation; Support of Acquisition Proposals.

(a)          Except as set forth in this Section 4.3, Shareholder will, and will direct its respective Affiliates and Representatives to comply with the obligations applicable to the Company under Section 7.6(d) of the APA.

(b)          Notwithstanding anything to the contrary in this Agreement, at any time the Company is permitted to take the actions set forth in Section 7.6(f) of the APA with respect to an Acquisition Proposal, Shareholder and its Affiliates and Representatives will be free to participate in any discussions or negotiations regarding such Acquisition Proposal with the Person making such Acquisition Proposal, provided that Shareholder has not breached this Section 4.3.

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4.4         Notice of Acquisitions. Shareholder agrees to notify Birch as promptly as practicable (and in any event within 24 hours after receipt) orally and in writing of the number of any additional shares of Company Common Stock or other securities of the Company of which such Shareholder acquires Beneficial Ownership on or after the date hereof.

4.5         Disclosure. Subject to reasonable prior notice and approval (not to be unreasonably withheld or delayed) of Shareholder, Shareholder hereby authorizes the Company and Birch to publish and disclose in any announcement or disclosure required by the SEC Shareholder’s identity and ownership of such Shareholder’s Covered Shares and the nature of Shareholder’s obligations under this Agreement.

Article 5

MISCELLANEOUS

5.1          Termination. This Agreement will terminate upon the earliest to occur of (a) the closing of the transactions contemplated by the APA, (b) the Expiration Date or (c) at the option of Shareholder, the execution of an amendment, or the granting by the Company of a waiver, with respect to the APA that (i) results in a reduction in the consideration to be paid to the Company or the failure of Birch to assume the two lease agreements listed on Schedule 2.1(n) to the APA, or (ii) is otherwise materially adverse to the Company, Shareholder or any of its owners. Notwithstanding the foregoing, the provisions of this Section 5.1 and of Section 5.2 and Sections 5.4 through 5.11 will survive any termination of this Agreement without regard to any temporal limitation. Neither the provisions of this Section 5.1 nor the termination of this Agreement will relieve any party hereto from any liability to any other party hereto arising out of or in connection with a breach of this Agreement by such party incurred prior to such termination.

5.2          No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Birch any direct or indirect ownership or incidence of ownership of or with respect to Shareholder’s Covered Shares. All rights and all ownership and economic benefits of and relating to Shareholder’s Covered Shares will remain vested in and belong to Shareholder, and nothing herein will, or will be construed to, grant Birch any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Without limiting the generality of the previous sentence, Shareholder will be entitled to receive any cash dividend paid by the Company with respect to such Shareholder’s Covered Shares during the term of this Agreement. Nothing in this Agreement will be interpreted as obligating Shareholder to exercise or convert any warrants, options or convertible securities or otherwise to acquire Company Common Stock.

5.3          Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as will be specified by like notice):

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If to Birch, to:

Birch Communications, Inc.
4885 Riverside Drive
Suite 304
Macon, GA 31210
Attention: Vincent M. Oddo, CEO and President
Email: Vincent.Oddo@birch.com

with a copy (which will not constitute notice) to:

Jones Day
1420 Peachtree Street, N.E.
Atlanta, GA 30309-3053
Attn: William B. Rowland
Email: wbrowland@jonesday.com
If to Shareholder, to:

LY Holdings, LLC
704 West Bay Street
Tampa, FL 33606
Attention: Chris Sullivan

with a copy (which will not constitute notice) to:

McBrayer, McGinnis, Leslie & Kirkland, PLLC
201 East Main Street, Suite 900
Lexington, KY 40507
Attention: Thomas D. Flanigan
Email: tflanigan@mmlk.com

5.4         Interpretation. When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Each party hereto has participated in the drafting of this Agreement, which each party acknowledges and agrees is the result of extensive negotiations among the parties.

5.5         Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

B- 8

5.6          Entire Agreement. This Agreement and, to the extent referenced herein, the APA, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated hereby.

5.7          Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Nevada applicable to agreements made and to be performed wholly within such state.

5.8         Specific Performance; Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Georgia state court or any federal court located in the State of Georgia, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Georgia state court or any federal court located in the State of Georgia in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement in any court other than any Georgia state court or any federal court sitting in the State of Georgia, and (d) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT.

5.9         Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Birch and Shareholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties.

5.10        Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Legal Requirement, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.11         Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

[Remainder of this page intentionally left blank]

B- 9

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

SHAREHOLDER:

LY Holdings, LLC

By:	/s/ Chris T. Sullivan
Name:	Chris T. Sullivan
Title:

BIRCH:

Birch Communications, Inc.

By:	/s/ Vincent M. Oddo
Name:	Vincent M. Oddo
Title:	President and CEO

B-10

SCHEDULE 1

OWNERSHIP OF EXISTING SHARES

Beneficial Owner	Shares of Common Stock
LY Holdings, LLC	10,000,000

B-11

ANNEX C

May 9, 2013

Special Committee of the Board of Directors

Lightyear Network Solutions, Inc.

1901 Eastpoint Parkway

Louisville, KY 40223

Attn:	Jeff Hardesty
Chairman of the Special Committee

Ladies and Gentlemen:

We understand that Lightyear Network Solutions, Inc. (“Lightyear” or “LYNS” or the “Company”) contemplates entering into a transaction (the “Proposed Transaction”) whereby Birch Communications, Inc. (“Birch”) will purchase all right, title and interest of certain subsidiaries of the Company (the "Sellers") in the assets used in the Sellers' business of telecommunication services (the "Acquired Assets").

The Company and the Sellers propose entering into an Agreement (the “Asset Purchase Agreement”) with Birch. The Asset Purchase Agreement will provide for the purchase, sale, assignment and conveyance of the Acquired Assets in exchange for cash consideration of $22,000,000, subject to adjustment as provided for in the Asset Purchase Agreement.

The Special Committee of the Board of Directors of LYNS has requested the opinion of Burnham Securities Inc. (“Burnham” or "BSI") (the “Opinion”) as investment bankers as to the fairness, from a financial point of view, of the consideration received by the Sellers pursuant to the Asset Purchase Agreement (the “Engagement”). We have been retained solely for the purpose specified in the preceding sentence and we have not acted as the Company's financial advisor in connection with the Proposed Transaction.

In the course of this Engagement, we have, among other things:

(i)	Examined:

a)	A draft of the Asset Purchase Agreement dated May 7, 2013,

Burnham Securities Inc.		phone: 212-333-9601
1325 Avenue of the Americas		fax: 212-603-7566
26th Floor	C-1	email: tgarvin@bsibam.com
New York, NY 10019		www.burnhamfinancial.com

May 9, 2013

b)	Historical financial statements of the Company for the three years ended December 31, 2012,

c)	Certain internal business, operating and financial information and forecasts of the Company for fiscal years 2013 through 2015 (the “Forecasts”), furnished by the senior management of the Company,

d)	Information regarding publicly available financial terms of certain other business combinations BSI deemed relevant, and

e)	The financial position and operating results of the Company and the market prices and trading history of its stock compared with those of certain other publicly traded companies BSI deemed relevant (as reported by reliable information sources);

(ii)	Held discussions with members of the senior management of the Company to discuss the foregoing;

(iii)	Considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and other relevant analytical analyses and considerations as deemed relevant;

(iv)	Relied, without independent verification but with the Company’s approval and agreement, upon the accuracy, completeness and fair presentation of all the information examined by or otherwise reviewed or discussed with us for purposes of this Opinion including, without limitation, the Forecasts provided by senior management;

(v)	Assumed with the Company’s consent that:

a)	the Forecasts will be achieved in the amounts and at the times contemplated thereby,

b)	all Forecasts have been reasonably prepared in good faith on the basis of reasonable assumptions, and

c)	all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us; We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based;

(vi)	Neither made nor obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company;

Burnham Securities Inc.		phone: 212-333-9601
1325 Avenue of the Americas		fax: 212-603-7566
26th Floor	C-2	email: tgarvin@bsibam.com
New York, NY 10019		www.burnhamfinancial.com

May 9, 2013

(vii)	Not addressed the relative merits of the Proposed Transaction as compared to any alternative business strategies that might exist for the Company or any other transaction in which the Company might engage;

(viii)	Relied as to all legal, accounting and tax matters relating to the Company on the advice of the Company’s legal counsel, accountants and tax advisors;

(ix)	Assumed that the executed Asset Purchase Agreement will conform in all material respects to the last draft thereof, dated May 7, 2013, reviewed by us and that the Proposed Transaction will be consummated on the terms described in the draft Asset Purchase Agreement, without any amendment of any material terms or conditions;

(x)	Compared the Proposed Transaction with other comparable and completed transactions that Burnham deemed relevant, as reported by reliable information services;

(xi)	Conducted a discounted cash flow analysis using the Forecasts provided by the Company; and

(xii)	Performed such other analyses and considered such other information and factors as Burnham deemed appropriate.

Our Opinion is necessarily based on economic, market and other conditions as they exist and as they can be evaluated as of the date of this Opinion. Subsequent developments may affect, and may in the future affect, our Opinion. We will be compensated by the Company for our services in relation to the preparation of this Opinion. Our compensation is not contingent upon the successful completion of the Proposed Transaction. In the past, we have provided investment banking and other financial services to the Company and have received compensation for the rendering of such services. We may seek to provide services to the Company and Birch in the future and would expect to receive fees for such services.

If the Company requests that we update our Opinion to reflect material changes in the Proposed Transaction or because of delays in the closing of the Proposed Transaction, the Company is obligated to pay to us an additional fee for each update. We have not been requested to express any opinion with respect to, and we do not in any manner express any opinion with respect to, LYNS’s underlying business decision to proceed with the Proposed Transaction. Our Opinion is limited to the fairness of the consideration to be received by the Sellers in connection with the Proposed Transaction, from a financial point of view.

The Company has agreed to reimburse us for all reasonable out-of-pocket expenses incurred by us in connection with this Engagement and to indemnify us from certain liabilities arising out of this Engagement. In the ordinary course of our business, we and our affiliates may actively trade the securities of the Company for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We recognize our responsibility for compliance with federal laws in connection with any such activities.

Burnham Securities Inc.		phone: 212-333-9601
1325 Avenue of the Americas		fax: 212-603-7566
26th Floor	C-3	email: tgarvin@bsibam.com
New York, NY 10019		www.burnhamfinancial.com

May 9, 2013

It is understood that our Opinion is for the use of the Special Committee of the Company’s Board of Directors in connection with its consideration of the Proposed Transaction. Our Opinion is directed to the Special Committee of the Board of Directors and does not constitute a recommendation as to how any director of the Company, or any stockholder of the Company, should vote regarding the Proposed Transaction. Although this Opinion is for the information of the Special Committee of the Board of Directors for its use when considering the Proposed Transaction, the Company may reproduce this Opinion, in whole but not in part, in any materials filed with the Securities and Exchange Commission (“SEC”) concerning the Proposed Transaction. In addition, the Company may include in its SEC filings the information concerning this Opinion required by applicable securities laws; provided, however, that such disclosure must meet with Burnham’s reasonable approval.

This opinion has been approved by the Burnham fairness committee in accordance with our customary practice.

Subject to the foregoing, on the basis of our review and analyses and such other factors as we deemed relevant, it is our opinion that as of the date hereof the consideration to be received by the Sellers in connection with the Proposed Transaction is fair, from a financial point of view.

Very truly yours,

Burnham Securities Inc.

By:

/s/ Anthony F. Garvin
Anthony F. Garvin
Senior Managing Director

Burnham Securities Inc.		phone: 212-333-9601
1325 Avenue of the Americas		fax: 212-603-7566
26th Floor	C-4	email: tgarvin@bsibam.com
New York, NY 10019		www.burnhamfinancial.com

ANNEX D

PLAN OF DISSOLUTION OF

LIGHTYEAR NETWORK SOLUTIONS, INC.

1.           The purpose of this Plan of Dissolution (the “Plan”) is to provide for the dissolution of Lightyear Network Solutions, Inc. (the "Corporation").

2.           The dissolution of the Corporation shall be carried out in the manner set forth in this Plan and in accordance with the Nevada Revised Statutes ("NRS Section 78.580"), as amended.

3.           When this Plan has been adopted by the Corporation's stockholders, the Corporation's Board of Directors shall cause the Corporation, acting by its proper officers, to proceed to,

(a)          collect its assets;

(b)          pay, satisfy, and discharge its liabilities and obligations, or make adequate provision therefor; and

(c)          do every other act necessary to wind up the Corporation's business and affairs.

4.           After the consummation of any business combination transaction concurrently contemplated by the Board of Directors at the time of adoption of this Plan, the Board of Directors, acting by its proper officers, shall distribute to the Corporation's stockholders all properties and assets, tangible and intangible, of the Corporation in accordance with this Plan.

5.           The proper officers of the Corporation shall execute and deliver for filing to the Nevada Secretary of State an original Certificate of Dissolution, along with the name and addresses of the Corporation’s President, Secretary, Treasurer and each member of the Corporation’s Board of Directors, all in accordance with the dissolution provisions of NRS Section 78.580. In addition, the Corporation's Board of Directors hereby authorizes and directs the proper officers of the Corporation,

(a)          to execute and file such other papers as the Board of Directors may deem necessary or desirable to effect the dissolution of the Corporation; and

(b)          to perform such other actions as the Board of Directors may deem necessary or desirable to effect dissolution of the Corporation and to carry out the purposes and intentions of this Plan.

** * * *

Adopted by Board of Directors on May 9, 2013	____ JGG
Adopted by Stockholders on ____ __, 2013	____ JGG

D-1

LIGHTYEAR NETWORK SOLUTIONS, INC. 1901 EASTPOINT PARKWAY LOUISVILLE, KY 40223

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 through 5:		For	Against	Abstain			For	Against	Abstain

1.	The sale of substantially all of the operating assets of Lightyear Network Solutions, Inc. (the "Company") pursuant to, and the other transactions contemplated by, the Asset Purchase Agreement attached as ANNEX A to the accompanying Proxy Statement (the "APA"):	☐	☐	☐	4.

Approval of the Plan of

Dissolution, pursuant to which the Company will be liquidated, wound up and dissolved, contingent upon the consummation of the Asset Sale, in the form attached as ANNEX D to the accompanying Proxy Statement (the "Plan of Dissolution"):

							☐	☐	☐

2.	A non-binding, advisory proposal to approve certain change of control compensation payable as a result of the Asset Sale, as disclosed in the accompanying Proxy Statement:	☐	☐	☐	5.	Approval of adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale Proposal:	☐	☐	☐

3.	An amendment to the Company's Certificate of Incorporation to change its corporate name to “LYNS INC.”, contingent on and effective upon the consummation of the Asset Sale:	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)				☐

			Yes	No

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is/are available at www.proxyvote.com.

LIGHTYEAR NETWORK SOLUTIONS, INC

Special Meeting of Stockholders

July [__], 2013, [__] [A.M./P.M.] Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Randy Ammon and John J. Greive, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lightyear Network Solutions, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held July [__], 2013 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side